   As filed with the Securities and Exchange Commission on December 22, 1995
                                                    Registration No. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        ------------------------------

                           TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                        4841                    84-1260157
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation or        Industrial Classification    Identification No.)
        organization)                  Code Number)

                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000
                                 (303) 267-5500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                        ------------------------------

                             Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                                Terrace Tower II
                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000
                                 (303) 267-5500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ------------------------------
                                  Copies to:

         Elizabeth M. Markowski                Francis R. Wheeler
          Baker & Botts, L.L.P.             Holme Roberts & Owen, LLC
            885 Third Avenue              1700 Lincoln St., Suite 4100
      New York, New York  10022-4834         Denver, Colorado  80203
             (212) 705-5000                       (303) 861-7000

                        ------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the Merger as described herein.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                            Proposed          Proposed
                Title of Each Class of                                       Maximum           Maximum          Amount of
                   Securities To Be                      Amount To Be    Offering Price       Aggregate        Registration
                      Registered                         Registered(1)      Per Share     Offering Price(2)     Fee(2)(3)
---------------------------------------------------------------------------------------------------------------------------
Redeemable Convertible TCI Group Preferred Stock,
 Series G, par value $.01 per share                        9,175,459
------------------------------------------------------
Redeemable Convertible Liberty Media Group
 Preferred Stock, Series H, par value $.01 per share       9,175,459                 (2)    $271,822,973          $72,791
------------------------------------------------------
Tele-Communications, Inc. Series A TCI Group                     ---
 Common Stock, par value $1.00 per share
------------------------------------------------------
Tele-Communications, Inc. Series A Liberty Media                 ---
 Group Common Stock, par value $1.00 per share
===========================================================================================================================

(1) Upon the effectiveness of the Merger between United Video Satellite Group, Inc. ("UVSG") and TCI Merger Sub, Inc. described herein, up to 2,988,812 shares of Class A Common Stock, par value $.01 per share ("UVSG Class A Common Stock") of UVSG, and 6,186,647 shares of Class B Common Stock, par value $.01 per share ("UVSG Class B Common Stock") of UVSG may be exchanged for an equal number of shares of Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share, and Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share (collectively, the "TCI/LMG Preferred Stock"), of Tele-Communications, Inc. ("TCI"). The number of shares of TCI/LMG Preferred Stock being registered is based on the maximum number of such shares issuable by TCI in connection with the Merger. This Registration Statement also relates to such indeterminable number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share ("TCI Group Common Stock"), and Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share ("Liberty Media Group Common Stock"), as may be issued upon the conversion after the effective time of the Merger of the shares of TCI/LMG Preferred Stock issued in the Merger, and such additional shares as may be issued as a result of the anti-dilution provisions of such shares of TCI/LMG Preferred Stock. This Registration Statement also relates to the resale of shares of TCI/LMG Preferred Stock and TCI Group Common Stock and Liberty Media Group Common Stock pursuant to General Instruction A.1(4).
(2) Estimated in accordance with Rule 457(f)(1) solely for the purpose of calculating the registration fee on the basis of the aggregate market value of the shares of UVSG Class A Common Stock and UVSG Class B Common Stock to be canceled in the Merger described herein. The aggregate market value of such common stock has been calculated on the basis of $29.625 per share, the average of the high and low prices of the UVSG Class A Common Stock on the Nasdaq National Market on December 19, 1995. For purposes of this calculation it is assumed that the UVSG Class B Common Stock had been converted into an equal number of shares of UVSG Class A Common Stock.
(3) In accordance with Rule 457(b), the total registration fee of $93,732 has been reduced by $20,941 which was previously paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, in connection with filings by UVSG on October 16, 1995 and November 30, 1995 of preliminary proxy materials in connection with the Merger.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

[LOGO UNITED VIDEO
SATELLITE GROUP APPEARS HERE]
                                                              December 21, 1995

Dear Stockholder:

  On behalf of the Board of Directors and management, I cordially invite you to attend a special meeting of stockholders (the "Special Meeting") of United Video Satellite Group, Inc. ("UVSG"), which will be held at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, on January 25, 1996, at 9:00 a.m. local time. At the meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of July 10, 1995, as amended (together with the exhibits and schedules thereto, the "Merger Agreement"), among UVSG, Tele-Communications, Inc. ("TCI") and TCI Merger Sub, Inc. ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged into UVSG, with UVSG as the surviving corporation (the "Merger"). As a result of the Merger, TCI will own at least 33% of the issued and outstanding common stock of UVSG ("UVSG Common Stock") representing at least 83% of the total voting power of UVSG Common Stock.

  Pursuant to the terms of the Merger Agreement, holders of UVSG's Class A Common Stock (other than UVSG and its subsidiaries, TCI and its wholly owned subsidiaries and the undersigned) have the right to elect to have up to 50% of their shares of Class A Common Stock converted into "Merger Consideration" consisting of one share of TCI's Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share ("TCI Group Preferred Stock"), and one share of TCI's Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share ("Liberty Media Group Preferred Stock" and, together with the TCI Group Preferred Stock, "TCI/LMG Preferred Stock"). Prior to the Merger, 50% of the currently outstanding shares of UVSG's Class B Common Stock, all of which are presently owned by the undersigned, will be converted into UVSG Class A Common Stock and the remaining shares of UVSG's Class B Common Stock, upon consummation of the Merger, will be converted into Merger Consideration consisting of one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock. All shares of UVSG's Class A Common Stock for which a valid election to receive Merger Consideration has not been made shall continue to remain outstanding as shares of Class A Common Stock of UVSG as the surviving corporation upon consummation of the Merger. See "TERMS OF THE MERGER--Consideration to be Received in the Merger" in the accompanying Proxy Statement/Prospectus.

  The initial liquidation value for the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock is $21.60 per share and $5.40 per share, respectively, subject in both cases to increase in an amount equal to aggregate accrued but unpaid dividends, if any. No dividends will be payable on the TCI/LMG Preferred Stock if the sum of the last reported sale price of the Tele-Communications, Inc. Series A TCI Group Common Stock ("TCI Group Series A Common Stock") plus one-fourth of the last reported sale price of the Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("LMG Series A Common Stock") equals or exceeds $27 for any ten consecutive trading days during the 65 trading days immediately prior to the first anniversary of issuance of the TCI/LMG Preferred Stock. If the sum of the amounts specified in the preceding sentence does not equal or exceed $27 for the specified period, dividends will begin to accrue on the TCI/LMG Preferred Stock on the first anniversary of issuance, and will thereafter be payable semi-annually commencing August 1, 1997, at the rate of 4% per annum on the liquidation value. Any dividends paid on the TCI/LMG Preferred Stock may be paid, at TCI's election, in cash or shares of TCI Group Series A Common Stock. The amount of TCI Group Series A Common Stock to be issued as payment for dividends shall be based upon the average market price for the ten consecutive day trading period ending on the tenth trading day prior to the regular record date. Additional dividends will accrue on unpaid dividends initially at a rate of 4% per annum. The dividend rate on dividends that remain unpaid for six months will increase to 8.625% per annum. Each share of TCI Group Preferred Stock is convertible at the option of the holder at any time prior to the close of business on the last business day prior to redemption into 1.05 shares of TCI Group Series A Common Stock and each share of Liberty Media Group Preferred Stock is convertible at any time prior to the close of business on the last business day prior to redemption into .2625 of one share of LMG Series A Common Stock. The TCI/LMG Preferred Stock is redeemable at TCI's option, in whole or in part, at any time on or after February 1, 2001. The TCI/LMG Preferred Stock will be redeemable in full on February 1, 2016, to the extent then outstanding. In all cases, the redemption price per share will be the liquidation value thereof, including the amount of any accrued but unpaid dividends thereon, to and including the redemption date. The TCI/LMG Preferred Stock will rank prior to TCI's common stock and TCI's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "TCI Class B Preferred Stock") and pari passu with all other currently outstanding classes and series of preferred stock of TCI with respect to the declaration and payment of dividends and in liquidation. The TCI/LMG Preferred Stock will vote in any general election of directors of TCI and will have one vote per share for such purposes and will vote as a single class with the common stock of TCI, the TCI Class B Preferred Stock and any other class or series of TCI's preferred stock entitled to vote in any general election of directors of TCI. The TCI/LMG Preferred Stock will have no other voting rights except as required by the Delaware General Corporation Law. See "DESCRIPTION OF TCI CAPITAL STOCK" in the accompanying Proxy Statement/Prospectus.

  In order to make a valid election to receive Merger Consideration, UVSG stockholders must follow the election procedures described in the accompanying Proxy Statement/Prospectus and in the Form of Election and Letter of Transmittal which will be mailed to you separately by The Bank of New York, the Exchange Agent. A stockholder's election will not be effective unless such stockholder submits a properly completed and signed Form of Election and Letter of Transmittal, as well as the certificates for UVSG Class A Common Stock to which such Form of Election and Letter of Transmittal relates (or an appropriate guarantee of delivery), to The Bank of New York, the Exchange Agent, by 5:00 p.m., Eastern Standard Time, on January 22, 1996.

  The Board of Directors has carefully reviewed and considered the terms of the proposed Merger. In connection with this review and consideration, the Board retained Furman Selz Incorporated ("Furman Selz"), who has rendered an opinion, subject to the assumptions and considerations set forth therein, to the effect that the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of UVSG Class A Common Stock in the proposed Merger, taken as a whole, are fair from a financial point of view to such holders. The opinion of Furman Selz is set forth as Appendix II to the accompanying Proxy Statement/Prospectus. In light of, among other things, the opinion of Furman Selz, the Board of Directors has determined that the terms of the Merger are fair to, and in the best interests of, UVSG stockholders, has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal to adopt the Merger Agreement. A copy of the Merger Agreement is included as Appendix I to the accompanying Proxy Statement/Prospectus and should be read in its entirety. For a further discussion of the Board of Directors' consideration and evaluation of the Merger as well as a discussion of the interests of certain directors and executive officers of UVSG in the proposed Merger, see "THE MERGER" in the accompanying Proxy Statement/Prospectus.

  The accompanying Proxy Statement/Prospectus provides you with a description of the terms of the proposed Merger and certain additional information. Please give all of this information your careful attention.

  Adoption of the Merger Agreement requires the affirmative vote of a majority of the total voting power of all outstanding shares of UVSG Class A Common Stock and Class B Common Stock entitled to vote at the Special Meeting, voting together as a single class. The undersigned beneficially owns shares of UVSG Common Stock representing approximately 96% of the total voting power of all outstanding shares of UVSG Common Stock and has agreed with TCI to vote those shares (or cause them to be voted) in favor of adoption of the Merger Agreement. Such vote by the undersigned will assure that the Merger Agreement will be approved and adopted at the Special Meeting. In addition, directors and executive officers of UVSG, including the undersigned, who collectively own approximately 97% of the total voting power of the outstanding shares of UVSG Common Stock, have informed UVSG that they intend to vote their shares in favor of adoption of the Merger Agreement.

  Whether or not you are personally able to attend the Special Meeting, please complete, sign, date and return the enclosed proxy as soon as possible in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the special meeting and vote personally. Any signed proxies received by UVSG that are not specifically marked with a direction of how to vote in connection with the Merger will be counted as affirmative votes in favor of adoption of the Merger Agreement.

                                        Sincerely yours,

                                        /s/ Lawrence Flinn, Jr.

                                        Lawrence Flinn, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer

                      UNITED VIDEO SATELLITE GROUP, INC.
              7140 SOUTH LEWIS AVENUE, TULSA, OKLAHOMA 74136-5422

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               JANUARY 25, 1996

TO THE STOCKHOLDERS OF UNITED VIDEO SATELLITE GROUP, INC.:

  NOTICE IS HEREBY GIVEN that the Special Meeting (the "Special Meeting") of Stockholders of United Video Satellite Group, Inc., a Delaware corporation ("UVSG"), will be held on January 25, 1996, at 9:00 a.m. at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, for the following purposes:

    1. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1995, as amended (the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and UVSG pursuant to which (a) Merger Sub will be merged with and into UVSG, with UVSG as the surviving corporation, following which TCI would hold voting stock constituting at least 83% of the voting power of UVSG's outstanding voting stock, and (b) UVSG's Stockholders would have the right to elect to receive shares of two newly created series of TCI's preferred stock in the merger for up to 50% of the shares of UVSG common stock held by such Stockholders.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

  The Board of Directors has fixed the close of business on December 11, 1995, as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                                          By Order of the Board Of Directors

                                          /s/ Craig M. Waggy

                                          Craig M. Waggy
                                          Secretary

Tulsa, Oklahoma
December 21, 1995

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

  UNITED VIDEO SATELLITE GROUP, INC.          TELE-COMMUNICATIONS, INC.



            PROXY STATEMENT                           PROSPECTUS



For Special Meeting of Stockholders to      9,175,459 Shares of Redeemable
       be held January 25, 1996         Convertible TCI Group Preferred Stock,
                                             Series G 9,175,459 Shares of
                                         Redeemable Convertible Liberty Media
                                            Group Preferred Stock, Series H


                               ----------------

  This Proxy Statement/Prospectus is being furnished to holders of Class A Common Stock ("UVSG Class A Common Stock") and Class B Common Stock ("UVSG Class B Common Stock"), each $.01 par value per share (collectively, "UVSG Common Stock"), of United Video Satellite Group, Inc., a Delaware corporation ("UVSG"), in connection with the solicitation of proxies by the Board of Directors of UVSG for use at a special meeting of stockholders of UVSG, or any adjournment or postponement thereof (the "Special Meeting"), to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 10, 1995, as amended, together with exhibits and schedules thereto (the "Merger Agreement"), by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and UVSG. Pursuant to the Merger Agreement, Merger Sub will be merged into UVSG, with UVSG as the surviving corporation (the "Merger"). As a result of the Merger, TCI will own at least 33% of the issued and outstanding UVSG Common Stock representing at least 83% of the total voting power of UVSG Common Stock.

  Pursuant to the terms of the Merger Agreement, holders of UVSG's Class A Common Stock (other than UVSG and its subsidiaries, TCI and its wholly owned subsidiaries and Lawrence Flinn, Jr., the Chief Executive Officer and majority stockholder of UVSG) have the right to elect to have up to 50% of their shares of UVSG Class A Common Stock converted into "Merger Consideration" consisting of one share of TCI's Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share ("TCI Group Preferred Stock"), and one share of TCI's Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share ("Liberty Media Group Preferred Stock" and, together with the TCI Group Preferred Stock, "TCI/LMG Preferred Stock"). Prior to the Merger, 50% of the currently outstanding shares of UVSG Class B Common Stock, all of which are presently held by Mr. Flinn, will be converted into UVSG Class A Common Stock on a one for one basis and the remaining shares of UVSG Class B Common Stock, upon consummation of the Merger, will be converted into Merger Consideration consisting of one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock. All shares of UVSG Class A Common Stock for which a valid election to receive Merger Consideration has not been made shall continue to remain outstanding as shares of Class A Common Stock of UVSG as the surviving corporation upon consummation of the Merger. See "TERMS OF THE MERGER--Consideration to be Received in the Merger."

  TCI has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of TCI Group Preferred Stock and Liberty Media Group Preferred Stock that are proposed to be issued in the Merger to holders of outstanding shares of UVSG Common Stock who have validly elected to convert a portion of their shares of UVSG Common Stock into Merger Consideration. This Proxy Statement/Prospectus also constitutes the Prospectus of TCI filed as part of the Registration Statement.

  The initial liquidation value for the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock is $21.60 per share and $5.40 per share, respectively, subject in both cases to increase in an amount equal to aggregate accrued but unpaid dividends, if any. No dividends will be payable on the TCI/LMG Preferred Stock if the sum of the last reported sale price of the Tele-Communications, Inc. Series A TCI Group Common Stock ("TCI Group Series A Common Stock") plus one-fourth of the last reported sale price of the Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("LMG Series A Common Stock") equals or exceeds $27 for any ten consecutive trading days during the 65 trading days immediately prior to the first anniversary of issuance of the TCI/LMG Preferred Stock. If the sum of the amounts specified in the preceding sentence does not equal or exceed $27 for the specified period, dividends will begin to accrue on the TCI/LMG Preferred Stock on the first anniversary of issuance of the TCI/LMG Preferred Stock, and will thereafter be payable semi-annually commencing August 1, 1997, at the rate of 4% per annum. Dividends will be payable on the TCI/LMG Preferred Stock, at TCI's election, in cash or shares of TCI Group Series A Common Stock. Additional dividends will accrue on unpaid dividends initially at a rate of 4% per annum. The dividend rate on dividends that remain unpaid for six months will increase to 8.625% per annum. Each share of TCI Group Preferred Stock is convertible at the option of the holder at any time prior to the close of business on the last business day prior to redemption into
1.05 shares of TCI Group Series A Common Stock and each share of Liberty Media Group Preferred Stock is convertible at any time prior to the close of business on the last business day prior to redemption into .2625 of one share of LMG Series A Common Stock. The TCI/LMG Preferred Stock is redeemable at TCI's option, in whole or in part, at any time on or after February 1, 2001. The TCI/LMG Preferred Stock will be redeemable in full on February 1, 2016, to the extent then outstanding. In all cases, the redemption price per share will be the liquidation value thereof, including the amount of any accrued but unpaid dividends thereon, to and including the redemption date. The TCI/LMG Preferred Stock will vote in any general election of directors of TCI and will have one vote per share for such purposes and will vote as a single class with TCI's common stock, TCI's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "TCI Class B Preferred Stock") and any other class or series of TCI's preferred stock entitled to vote in any general election of directors. The TCI/LMG Preferred Stock will have no other voting rights except as required by the Delaware General Corporation Law. See "DESCRIPTION OF TCI CAPITAL STOCK."

  On December 20, 1995, the last trading day before the date of this Proxy Statement/Prospectus, the last reported sale prices on the Nasdaq National Market for shares of UVSG Class A Common Stock, TCI Group Series A Common Stock and LMG Series A Common Stock were $30 3/4, $19 5/16, and $25 5/8, respectively.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the stockholders of UVSG on or about December 22, 1995.

  SEE "RISK FACTORS" ON PAGE 19 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY UVSG STOCKHOLDERS.

THE  SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS  HAVE
 NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND  EXCHANGE COMMISSION
  OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE COMMISSION OR  ANY STATE
   SECURITIES  COMMISSION PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS
    PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION  TO THE CONTRARY  IS A
     CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is December 21, 1995.

                             AVAILABLE INFORMATION

  UVSG and TCI are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048.

  This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by TCI with the Commission under the Act, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UVSG OR TCI SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by UVSG (File No. 0-22662) and TCI (File No. 0-20421) and are incorporated in this Proxy Statement/Prospectus by reference and made a part hereof:

  1. UVSG's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1).

  2. UVSG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

  3. UVSG's Current Reports on Form 8-K dated June 22, 1995, July 10, 1995 and July 20, 1995.

  4. TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1).

  5. TCI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 and TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as amended by Form 10-Q/A (Amendment No. 1).

  6. TCI's Current Reports on Form 8-K dated January 23, 1995, February 3, 1995, as amended by Form 8-K/A, February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995, as amended by Form 8-K/A, May 4, 1995, as amended by Form 8-K/A, July 26, 1995, August 10, 1995 and December 18, 1995.

  7. The financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, included in TCI's Current Report on Form 8-K, dated August 26, 1994.

  All documents subsequently filed by UVSG or TCI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement/Prospectus and prior to the closing or termination of the Merger, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents, and all documents filed by TCI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the closing of the Merger and prior to the termination of the offering and any reoffering of the securities covered hereby shall be deemed to be incorporated by reference into the Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATED TO TCI, FROM STEPHEN M. BRETT, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, TELE-COMMUNICATIONS, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111 (TELEPHONE 303-267-5500) AND, IN THE CASE OF DOCUMENTS RELATING TO UVSG, FROM MANAGER OF INVESTOR RELATIONS, UNITED VIDEO SATELLITE GROUP, INC., 7140 SOUTH LEWIS AVENUE, TULSA, OKLAHOMA 74136-5422 (TELEPHONE 918-488-4000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE RECEIVED BY JANUARY 18, 1996.

                               ----------------

  This Proxy Statement/Prospectus also may be used as a prospectus for the resale by affiliates of UVSG of shares of the TCI/LMG Preferred Stock acquired in the Merger and shares of TCI Group Series A Common Stock and LMG Series A Common Stock acquired upon conversion thereof. Any such resales would be reflected in a supplement to this Proxy Statement/Prospectus or a post-effective amendment of the related Registration Statement, as appropriate.

                               TABLE OF CONTENTS

                                                                       PAGE NO.
                                                                       --------
AVAILABLE INFORMATION.................................................   iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................   iii
SUMMARY...............................................................     1
  The Companies.......................................................     1
  The Merger..........................................................     1
  Description of TCI/LMG Preferred Stock..............................     4
  The Special Meeting.................................................     6
  No Dissenter's Rights...............................................     6
  UVSG's Reasons for the Merger; Recommendation of the UVSG Board of
   Directors..........................................................     6
  Opinion of UVSG's Financial Advisor.................................     7
  TCI's Reasons for the Merger........................................     8
  Interest of Certain Persons in Merger...............................     8
  Comparative Per Share Market Information............................     9
  Dividends...........................................................    11
  Certain Federal Income Tax Consequences.............................    11
  Accounting Treatment................................................    12
  Selected Historical Financial Data..................................    12
  Certain Comparative Per Share Data..................................    17
RISK FACTORS..........................................................    19
THE SPECIAL MEETING...................................................    21
  Date, Time, Place and Purpose.......................................    21
  Stockholder Proposals...............................................    21
  Record Date; Voting at the Special Meeting..........................    21
  Proxies.............................................................    22
THE MERGER............................................................    23
  Background of the Merger............................................    23
  UVSG's Reasons for the Merger; Recommendations of the UVSG Board of
   Directors..........................................................    26
  Opinion of UVSG's Financial Advisor.................................    29
  TCI's Reasons for the Merger........................................    35
  Certain Consequences of the Merger; Operations Following the
   Merger.............................................................    36
  Interest of Certain Persons in the Merger...........................    36
  Certain Transactions Between TCI and UVSG...........................    38
TERMS OF THE MERGER...................................................    39
  General; Effective Time.............................................    39
  Consideration to be Received in the Merger..........................    39
  Conditions to the Merger............................................    40
  Covenants...........................................................    41
  No Solicitation of Transactions.....................................    43
  Certain Personnel Matters...........................................    43
  Indemnification.....................................................    44
  Survival of Representations.........................................    45
  Termination, Amendment and Waiver...................................    45
  Expenses............................................................    46
  Certain Restrictions on Resale of TCI/LMG Preferred Stock...........    46
  Other Agreements....................................................    46
  Amendment of UVSG Certificate of Incorporation and Bylaws...........    48

                                                                       PAGE NO.
                                                                       --------
  Change in UVSG Board of Directors at Closing........................    48
  Regulatory Approvals................................................    48
  Accounting Treatment................................................    48
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................    49
  Introduction........................................................    49
  The Merger Transaction..............................................    49
  Ownership and Disposition of TCI/LMG Preferred Stock................    51
UVSG SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...    55
MANAGEMENT OF UVSG FOLLOWING THE MERGER...............................    57
DESCRIPTION OF TCI CAPITAL STOCK......................................    57
  General.............................................................    57
  TCI Group Common Stock and Liberty Media Group Common Stock.........    58
  TCI Preferred Stock.................................................    75
  Other Matters.......................................................    91
COMPARISON OF STOCKHOLDERS' RIGHTS....................................    93
  Authorized Capital Stock............................................    93
  Voting Rights.......................................................    94
  Conversion Rights...................................................    94
  Dividends and Share Distributions...................................    95
  Board of Directors..................................................    95
  Election of Directors...............................................    95
  Removal of Directors................................................    96
  Special Meetings of Stockholders....................................    96
  Merger, Consolidation, Sale of Assets and Dissolution...............    96
  Change of Control...................................................    97
  Amendments to Certificate of Incorporation..........................    97
  Amendments to Bylaws................................................    97
LEGAL MATTERS.........................................................    98
EXPERTS...............................................................    98

 Appendix I-A Merger Agreement
 Appendix I-B Amendment No. 1 to Merger Agreement
 Appendix II  Opinion of Furman Selz Incorporated
 Appendix III Information Concerning Persons Who Will Serve as Directors
              of UVSG Following the Merger
 Appendix IV  Restated Certificate of Incorporation of UVSG

                                    SUMMARY

  The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus or in the documents incorporated by reference herein. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders are urged to review carefully the entire Proxy Statement/Prospectus, including the Appendices hereto.

THE COMPANIES

  UVSG. UVSG provides satellite-delivered video, audio, data and program promotion services to cable television systems, satellite dish owners, radio stations and private network users primarily throughout North America. UVSG has over a decade's experience in successfully developing marketable services and technology for the point-to-multipoint satellite transmission industry. UVSG operates in five related businesses: electronic program promotion and guide services, electronic interactive information delivery services, satellite transmission services for private networks, direct-to-home satellite services and satellite distribution of video services. On July 20, 1995, UVSG acquired an additional interest in SSDS, Inc. ("SSDS"), thereby increasing its ownership interest to 70% of the outstanding common stock of SSDS. SSDS provides information technology consulting and software development services to large organizations with complex computer needs.

  The principal executive offices of UVSG are located at 7140 South Lewis Avenue, Tulsa, Oklahoma 74136-5422, and its telephone number is (918) 488-4000.

  TCI. TCI, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in providing satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI believes that, measured by the number of basic subscribers, it is the largest provider of cable television services in the United States. At September 30, 1995, TCI's subsidiaries owned cable television systems serving approximately 12.2 million basic cable subscribers throughout the continental United States. TCI is also a provider of programming packages to home satellite dish owners, and at September 30, 1995, provided service to approximately 481,000 subscribers. TCI also has an investment in Primestar Partners, a partnership which operates a direct-to-home broadcast satellite service, and at September 30, 1995, TCI and its subsidiaries had approximately 367,000 Primestar Partners subscribers. TCI is also involved, as an investor and developer, in new television and telecommunications ventures and technologies.

  The principal executive offices of TCI are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000, and its telephone number is (303) 267-5500.

THE MERGER

  The Merger Agreement provides for the merger of Merger Sub, a wholly owned subsidiary of TCI, with and into UVSG, with UVSG being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, UVSG will become a majority-controlled subsidiary of TCI. If all UVSG stockholders elect to convert, to the full extent permitted, their shares of UVSG Common Stock into Merger Consideration, TCI will own 50% of the then outstanding common stock of the Surviving Corporation, representing approximately 88% of the voting power of the then outstanding common stock of the Surviving Corporation. If no UVSG stockholders convert shares of UVSG Common Stock into Merger Consideration other than Mr. Flinn, who has agreed with TCI to have 50% of his shares of UVSG Common Stock converted into Merger Consideration, TCI will own at least 33% of the then outstanding common stock of the Surviving Corporation, representing at least 83% of the voting power of the Surviving Corporation. TCI currently does not own any shares of UVSG Common Stock.

The Merger will become effective (the "Effective Time") on the later of January 25, 1996 and the date of filing of a Certificate of Merger with the Secretary of State of the State of Delaware. At the Effective Time, each share of UVSG Class A Common Stock for which a valid election to convert the same into Merger Consideration has been made will be converted into the right to receive Merger Consideration consisting of one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock. Such filing is anticipated to take place as soon as practicable after the last condition precedent to the Merger set forth in the Merger Agreement has been satisfied or, where permissible, waived, which is expected to occur immediately after the Special Meeting. See "TERMS OF THE MERGER--General; Effective Time,--Conditions to the Merger,--Regulatory Approvals."

  Merger Consideration. Pursuant to the terms of the Merger Agreement, holders of UVSG Class A Common Stock (other than UVSG and its subsidiaries, TCI and its wholly owned subsidiaries and Mr. Flinn) have the right to elect to have up to 50% of their shares of UVSG Class A Common Stock converted into Merger Consideration consisting of one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock for each share of UVSG Class A Common Stock converted. Prior to the Merger, 50% of the currently outstanding shares of UVSG Class B Common Stock, all of which are currently held by Mr. Flinn, will be converted into UVSG Class A Common Stock and the remaining shares of UVSG Class B Common Stock, upon consummation of the Merger, will be converted into Merger Consideration consisting of one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock for each share of UVSG Class B Common Stock converted. All shares of UVSG Class A Common Stock for which a valid election to receive Merger Consideration has not been made shall continue to remain outstanding as shares of Class A Common Stock of UVSG as the Surviving Corporation following consummation of the Merger. See "TERMS OF THE MERGER--Consideration to be Received in the Merger."

  UVSG has been advised that no existing directors or executive officers of UVSG currently intend to elect to convert shares of their UVSG Common Stock into the right to receive Merger Consideration, other than Mr. Flinn, who will receive Merger Consideration with respect to 50% of his shares of UVSG Common Stock and Roy L. Bliss, President and Chief Operating Officer of UVSG, who has indicated that he will consider, based upon market and other factors, whether to elect to convert some portion of his UVSG Class A Common Stock into the right to receive Merger Consideration.

  Election to Receive Merger Consideration. In order to make a valid election (an "Election") to receive Merger Consideration, a Form of Election and Letter of Transmittal ("Form of Election"), properly completed and signed and accompanied by certificates for the shares of UVSG Class A Common Stock to which it relates, duly endorsed in blank, must be received by The Bank of New York, as Exchange Agent (the "Exchange Agent"), no later than 5:00 p.m., Eastern Standard Time, on January 22, 1996 (the "Election Date"). Forms of Election received by the Exchange Agent after such Election deadline and any Forms of Election that are unsigned or otherwise incomplete or improperly completed or that otherwise fail to comply with the requirements for making Elections as set forth in the instructions contained in the Form of Election will not be valid. Any UVSG stockholder may at any time prior to the Election Date revoke his or her Election by notice received by the Exchange Agent no later than 5:00 p.m., Eastern Standard Time, on the Election Date. At any time after the expiration of 30 days following the Election Date, if the Merger shall not have been consummated prior thereto, any UVSG stockholder who has deposited certificates for UVSG Class A Common Stock with the Exchange Agent has a right to withdraw such certificates and thereby revoke his or her Election as of the Election Date, by written notice to such effect received by the Exchange Agent no later than 5:00 p.m., Eastern Standard Time, on the fifth business day immediately prior to the Effective Time. See "TERMS OF THE MERGER--Consideration to be Received in the Merger--Election to Receive Merger Consideration."

  Conditions to the Merger. The respective obligations of UVSG and TCI to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of a number of conditions, including approval of the Merger Agreement by the requisite vote of stockholders of UVSG, receipt of certain regulatory approvals and contract consents, effective registration under the Act of shares of TCI/LMG Preferred Stock to be issued in connection with the Merger, receipt of a tax opinion from UVSG's legal advisors, the execution and delivery by TCI and UVSG of a stockholder agreement, as well as other usual and customary conditions for a transaction of the type of the Merger. See "TERMS OF THE MERGER--Conditions to the Merger-- Regulatory Approvals."

  Covenants. Under the Merger Agreement, UVSG has agreed to conduct its business in the ordinary and usual course consistent with past practice, and to use its reasonable efforts to preserve intact its business organization and assets. UVSG has also agreed, except as contemplated by the Merger Agreement or consented to in writing by TCI, to refrain from issuing additional capital stock, amending its charter, entering into or modifying material agreements or taking certain other actions. See "TERMS OF THE MERGER--Covenants."

  The Merger Agreement also provides that, subject to the fiduciary duties of UVSG's Board of Directors under applicable law, UVSG will not, directly or indirectly, solicit from, cooperate with or furnish any nonpublic information to, or negotiate with any person other than TCI with respect to any proposal for a merger, consolidation, reorganization or other business combination or recapitalization involving UVSG. The Merger Agreement does not prohibit the UVSG Board, to the extent required by its fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to UVSG if the UVSG Board reasonably believes that such party may make a proposal on terms that are superior from a financial point of view, to the terms of the Merger for the stockholders of UVSG. UVSG has agreed to provide TCI with written notice of its receipt of any such proposal or inquiry and with such information regarding the person making the same as TCI may request. See "TERMS OF THE MERGER--No Solicitation of Transactions."

  Certain Personnel Matters. Upon the closing of the Merger, UVSG and Mr. Flinn will enter into a three-year employment agreement, pursuant to which Mr. Flinn will continue to be employed as the Chairman and Chief Executive Officer of UVSG. In addition, UVSG's employment agreements with Mr. Bliss and Peter C. Boylan III, UVSG's Executive Vice President and Chief Financial Officer, will be amended to, among other things, extend the term to the third anniversary of the closing of the Merger.

  Each UVSG stock option outstanding immediately prior to the Effective Time shall represent following the Effective Time the right to purchase the same number of shares of UVSG Common Stock following the Merger without any change thereto resulting from the Merger, except that the unvested UVSG stock options held by Messrs. Bliss and Boylan to acquire 225,000 and 75,000 shares of UVSG Class A Common Stock, respectively, and by Michael C. Morton, a director of UVSG, to acquire 12,000 shares of UVSG Class A Common Stock shall vest and become immediately exercisable upon consummation of the Merger. Each UVSG stock appreciation right outstanding immediately prior to the Effective Time shall continue to be outstanding immediately following the Effective Time without any change in any of its terms or conditions except that UVSG is required under the Merger Agreement to use all commercially reasonable efforts to amend the terms concerning the valuation of such stock appreciation right to exclude any value of the stock appreciation right attributable to new business entered into between TCI or any of its affiliates and the Surviving Corporation or any of its affiliates following the Effective Time. See "--Interest of Certain Persons in the Merger" and "TERMS OF THE MERGER--Certain Personnel Matters."

  Indemnification. The Merger Agreement provides that, after the Effective Time, UVSG will indemnify each person who was, at any time prior to the Effective Time, a director or officer of UVSG against all losses, claims, damages, costs, expenses, liabilities or judgments, amounts paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based on, or arising out of the fact that such person was a director or officer of UVSG at any time prior to the Effective Time, under certain circumstances. See "TERMS OF THE MERGER--Indemnification."

  Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, (a) by the mutual consent of UVSG and TCI, (b) by either UVSG or TCI (i) if the Merger has not been consummated before January 31, 1996, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder, (ii) for a material breach by the other party under the Merger Agreement that is not cured within five days after notice,
(iii) if a court of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the Merger, or (iv) if the requisite vote of stockholders of UVSG approving the Merger Agreement has not been obtained at the Special Meeting and the party seeking to terminate the Merger Agreement has complied with its obligations under the Merger Agreement relating to the Special Meeting, or (c) by TCI, if the UVSG Board of Directors withdraws or modifies in any manner adverse to TCI its recommendation to UVSG stockholders that they approve the Merger Agreement. See "TERMS OF THE MERGER--Termination, Amendment and Waiver."

  Amendment of UVSG Certificate of Incorporation and Bylaws. As a result of the Merger, UVSG's Certificate of Incorporation will be amended and restated to modify several of its provisions including those regarding share distributions, merger consideration, the number and term of UVSG's directors, voting by the Board of Directors, removal of Board members, amendment of UVSG's Bylaws and indemnification of directors and officers. Following the Merger, certain provisions of UVSG's Bylaws will be amended, including provisions governing the election of directors, the calling of special meetings of stockholders and action of stockholders by written consent. The indemnification provisions for UVSG's officers and directors will be removed from the Bylaws and included in UVSG's Restated Certificate of Incorporation (the "Restated Certificate"). See "TERMS OF THE MERGER--Amendment of UVSG Certificate of Incorporation and Bylaws" and "COMPARISON OF STOCKHOLDERS' RIGHTS."

  Change in UVSG Board of Directors. The Merger Agreement provides that upon consummation of the Merger all of the directors of UVSG as the Surviving Corporation, other than Mr. Flinn, shall resign. Messrs Bliss and Boylan, currently executive officers of UVSG, will be appointed to the Board of the Surviving Corporation following the Merger as well as certain nominees designated by TCI. See "TERMS OF THE MERGER--Change in UVSG Board of Directors at Closing" and "MANAGEMENT OF UVSG FOLLOWING THE MERGER."

DESCRIPTION OF TCI/LMG PREFERRED STOCK

  Liquidation Value; Dividends. The initial liquidation value for the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock is $21.60 per share and $5.40 per share, respectively, subject in both cases, to increase in an amount equal to aggregate accrued but unpaid dividends, if any. No dividends will accrue on the TCI/LMG Preferred Stock if the sum of the last reported sale price of TCI Group Series A Common Stock plus one-fourth of the last reported sale price of the LMG Series A Common Stock equals or exceeds $27 for any ten consecutive trading days during the 65 trading days immediately prior to the first anniversary of issuance of the TCI/LMG Preferred Stock. If the sum of the amounts specified in the preceding sentence does not equal or exceed $27 for the specified period, dividends will begin to accrue on the TCI/LMG Preferred Stock on the first anniversary of issuance of the TCI/LMG Preferred Stock, and will thereafter be payable semi-annually commencing August 1, 1997, at the rate of 4% per annum on the liquidation value. Any dividends paid on the TCI/LMG Preferred Stock may be paid, at TCI's election, in cash or shares of TCI Group Series A Common Stock. Additional dividends will accrue on unpaid dividends initially at a rate of 4% per annum. The dividend rate on dividends that remain unpaid for six months will increase to 8.625% per annum.

  Conversion Right; Adjustment to Conversion Rates. Each share of TCI Group Preferred Stock is convertible at the option of the holder at any time prior to the close of business on the last business day prior to redemption into 1.05 shares of TCI Group Series A Common Stock and each share of Liberty Media Group Preferred Stock is convertible at any time prior to the close of business on the last business day prior to redemption into .2625 of a share of LMG Series A Common Stock. The conversion rights of the TCI/LMG

Preferred Stock are subject to adjustment in certain circumstances, as more fully described under "DESCRIPTION OF TCI CAPITAL STOCK."

  Among other such adjustments, if the LMG Series A Common Stock, or any other redeemable capital stock of TCI into which either series of TCI/LMG Preferred stock may be convertible ("Redeemable Capital Stock"), is redeemed in full by TCI (the "Redemption Event"), then, except as otherwise described below, the shares of such TCI/LMG Preferred Stock will thereafter be convertible into the kind and amount of consideration that would have been received in such Redemption Event by a holder of the number of shares of Redeemable Capital Stock that would have been issuable upon conversion of such shares of TCI/LMG Preferred Stock, if they had been converted in full immediately prior to such Redemption Event.

  However, if any series of Redeemable Capital Stock into which a series of TCI/LMG Preferred Stock is then convertible is redeemed in full by TCI in exchange for securities of another issuer ("Redemption Securities"), TCI may elect to provide the holders of such TCI/LMG Preferred Stock with the right to exchange such TCI/LMG Preferred Stock, concurrently with the Redemption Event, for preferred stock of such other issuer ("Mirror Preferred Stock"). Such Mirror Preferred Stock shall be convertible into Redemption Securities and shall otherwise have terms and conditions comparable to the TCI/LMG Preferred Stock exchanged. If TCI provides such an exchange right, any holder that does not then choose to participate in such exchange will continue to hold such TCI/LMG Preferred Stock but such holder will lose the conversion right with respect to the Redeemable Capital Stock redeemed in the Redemption Event and will not have any right to receive Redemption Securities in lieu thereof. A holder that participates in such exchange will receive Mirror Preferred Stock convertible into Redemption Securities, but will no longer hold the TCI/LMG Preferred Stock so exchanged.

  An alternative provision will apply if, at the time of exercise of any such exchange right provided by TCI, the holders of the applicable series of TCI/LMG Preferred Stock would be entitled to receive on conversion any property in addition to the Redeemable Capital Stock being redeemed. In that case, holders that choose to participate in the exchange will receive both Mirror Preferred Stock issued by the issuer of the Redemption Securities of the other issuer and a new preferred stock of TCI convertible into such additional property. In such event, the Mirror Preferred Stock and such new TCI preferred stock will have a combined liquidation value equal to the liquidation value of the TCI/LMG Preferred Stock exchanged and will otherwise have terms and conditions comparable to such TCI/LMG Preferred Stock.

  The above description is necessarily incomplete and is qualified in its entirety by the more detailed description of such provisions under "DESCRIPTION OF TCI CAPITAL STOCK" and by the forms of the Certificates of Designations for the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock, copies of which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part. Any such exchange right provided by TCI will be provided in compliance with applicable Federal securities laws, including the registration requirements of such laws, to the extent applicable.

  Redemption. The TCI/LMG Preferred Stock is redeemable at TCI's option, in whole or in part, at any time on or after February 1, 2001. The TCI/LMG Preferred Stock will be redeemable in full on February 1, 2016, to the extent then outstanding. In all cases, the redemption price per share will be the liquidation value thereof, including the amount of any accrued but unpaid dividends thereon, to and including the redemption date.

  Ranking. The TCI/LMG Preferred Stock will rank prior to the TCI Common Stock (as defined under "DESCRIPTION OF TCI CAPITAL STOCK") and the TCI Class B Preferred Stock and pari passu with all other currently outstanding classes and series of TCI Preferred Stock (as defined under "DESCRIPTION OF TCI CAPITAL STOCK") with respect to the declaration and payment of dividends and in liquidation.

  Voting Rights. The TCI/LMG Preferred Stock will vote in any general election of directors of TCI and will have one vote per share for such purposes and will vote as a single class with the TCI Common Stock, the

TCI Class B Preferred Stock and any other class or series of TCI Preferred Stock entitled to vote in any general election of directors. The TCI/LMG Preferred Stock will have no other voting rights except as required by the Delaware General Corporation Law ("DGCL"). See "DESCRIPTION OF TCI CAPITAL STOCK."

THE SPECIAL MEETING

  The Special Meeting will be held on January 25, 1996, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, commencing at 9:00 a.m. local time, to consider and vote upon the proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the Special Meeting.

  Only UVSG stockholders of record as of the close of business on December 11, 1995 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. Under Section 251 of the DGCL, the Merger Agreement must be adopted and approved by the UVSG stockholders by the affirmative vote of the holders of a majority of the total voting power of the shares of UVSG Common Stock issued and outstanding on the Record Date, voting together as a single class. Under UVSG's Certificate of Incorporation, stockholder action must be taken at a meeting and may not be taken by written consent. Each share of UVSG Class A Common Stock is entitled to one vote and each share of UVSG Class B Common Stock is entitled to ten votes on each matter that is properly presented to stockholders at the Special Meeting.

  Mr. Flinn, who holds approximately 96% of the total voting power of the outstanding UVSG Common Stock, has agreed with TCI to vote, consistent with his fiduciary duty, if any, as a majority stockholder of UVSG, to approve the Merger Agreement and the transactions contemplated thereby. If Mr. Flinn does not vote his shares or cause them to be voted in favor of the Merger Agreement, or if the Board of Directors of UVSG determines, in the exercise of its fiduciary obligations, not to submit the Merger Agreement for consideration by the stockholders of UVSG, or if UVSG is the "breaching party" as such term is defined in the Merger Agreement and the Merger Agreement is terminated or expires as a result of the breach by UVSG, then, in any such case, Mr. Flinn is obligated to pay a termination fee in cash to TCI in an amount equal to the sum of $10 million, plus the excess, if any, over $10 million of the product of (i) the positive difference between (a) the value per share of any consideration Mr. Flinn receives for his shares of UVSG Common Stock or any portion thereof in any transaction or series of related transactions within two years following the termination of the Merger Agreement and (b) $27 and (ii) the number of shares of UVSG Common Stock sold or otherwise disposed of in such transactions. See "THE MERGER--Interest of Certain Persons in the Merger."

  Directors and executive officers of UVSG, including Mr. Flinn, who collectively own approximately 97% of the total voting power of the outstanding shares of UVSG Common Stock, have informed UVSG that they intend to vote their shares in favor of adoption of the Merger Agreement. If Mr. Flinn votes his shares as he has agreed, the Merger Agreement will be approved and adopted at the Special Meeting irrespective of the vote of any other stockholder of UVSG. No vote of the TCI stockholders is required for approval of the Merger Agreement.

NO DISSENTER'S RIGHTS

  Under the DGCL, there are no rights of appraisal for UVSG stockholders who dissent to the Merger. See "THE SPECIAL MEETING--Record Date; Voting at the Special Meeting."

UVSG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE UVSG BOARD OF DIRECTORS

  UVSG's Board of Directors has considered the terms and structure of the Merger, has reviewed with its financial and legal advisors the financial and legal aspects of the Merger and has considered with its senior management the financial and operational considerations relating to the Merger. The UVSG Board of Directors believes that the Merger is fair to, and in the best interests of, the stockholders of UVSG taken as a whole and unanimously recommends that stockholders vote FOR the proposal to adopt the Merger Agreement.

  In reaching its decision to approve the Merger Agreement, the UVSG Board of Directors considered the following factors, none of which was given any more weight than any other factor:

  (i) Growth Opportunities for UVSG as a Result of Affiliation with TCI. The UVSG Board of Directors believes that UVSG's affiliation with TCI as a result of the Merger will provide UVSG with growth opportunities for its satellite-delivered electronic program guide and satellite-transmitted video business segments, as well as its developing interactive television technology business, within the cable television systems owned by TCI. In addition, UVSG believes that there are growth opportunities for SSDS, its majority-owned subsidiary which provides information technology consulting and software development services to large organizations with complex computer needs, within TCI and with other entities with which TCI is affiliated or has contacts. There can be no assurance, however, that the Merger will secure such growth opportunities for UVSG or SSDS.

  (ii) Closer Relationship with Major Customer. TCI is currently UVSG's largest single customer for electronic program guide services and superstation programming. UVSG's Board of Directors believes that the Merger will strengthen UVSG's relationship with TCI and TCI's cable television systems, although carriage by TCI of UVSG programming is subject to the channel occupancy limits promulgated by the FCC. There can be no assurance that TCI will increase or maintain its use of UVSG's services.

  (iii) Synergistic Fit of UVSG and TCI. A significant portion of UVSG's business consists of developing and marketing electronic program guides and programming for cable television system operators. Among its other businesses, TCI owns and manages cable television systems and has use for the services provided by UVSG. Both UVSG and TCI have direct-to-home satellite services and UVSG believes that the companies may be able to benefit from economies of scale in connection with these services following the Merger.

  (iv) Comparison with Other Opportunities. UVSG's Board of Directors believes that the Merger presents the best opportunity for increasing the long-term value of UVSG to UVSG's stockholders. UVSG's Board of Directors considered a proposal by a third party to acquire UVSG's electronic program guide business, but believes that the remaining mix of assets of UVSG following such a transaction would not likely result in a long-term value to UVSG's stockholders as favorable as the value of UVSG following the Merger.

  (v) Fairness to UVSG Stockholders. Furman Selz Incorporated ("Furman Selz") has delivered a written opinion that, as of July 10, 1995, the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of UVSG Class A Common Stock in the Merger, taken together, is fair from a financial point of view to such holders. Each holder (other than TCI) of UVSG Class A Common Stock is able to elect to receive Merger Consideration in the Merger for up to 50% of such holder's UVSG Common Stock on the same terms as each other holder. In light of, among other things, Furman Selz' opinion, the UVSG Board of Directors believes that the Merger is fair and that the Merger Consideration to be received by those holders of UVSG Common Stock that elect to receive such Merger Consideration in the Merger, together with the ownership interests to be retained, is fair to the holders (other than TCI) of UVSG Common Stock.

  (vi) Liquidity and Diversification for Majority Stockholder. The Board of Directors believes that the Merger and the receipt by the majority stockholder of shares of TCI/LMG Preferred Stock with respect to 50% of his shares of UVSG Common Stock provides the majority stockholder with an opportunity for liquidity and diversification in his investment through a tax free transaction that benefits UVSG for the reasons discussed above.

  See "THE MERGER--UVSG's Reasons for the Merger; Recommendation of UVSG
Board."

OPINION OF UVSG'S FINANCIAL ADVISOR

  The Board of Directors of UVSG retained Furman Selz, a nationally recognized investment banking firm, to act as financial advisor to UVSG in connection with the proposed Merger and to review the fairness, from a financial point of view, to the UVSG stockholders of the consideration to be received and the ownership interests to be retained by such stockholders. Furman Selz has delivered a written opinion to the Board of Directors that, as of the date thereof, based on the assumptions and considerations described in such opinion, the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of the UVSG Class A Common Stock in the Merger, taken together, are fair from a financial point of view to such holders. A copy of the written opinion of Furman Selz, which sets forth the assumptions made, the matters considered and the scope of review undertaken in connection therewith, is set forth as Appendix II to this Proxy Statement/Prospectus. See "THE MERGER-- Opinion of UVSG's Financial Advisor."

TCI'S REASONS FOR THE MERGER

  TCI believes that the availability of electronic program guide services is an increasingly important element of video programming delivery due to developments in technology which are increasing the volume and variety of video programming. TCI believes that UVSG is well positioned to offer quality products and services and to successfully manage their transition as new technologies are introduced.

  TCI operates, or is an investor in, businesses which are similar to those of UVSG in the development of interactive electronic program guides, direct-to-home satellite programming sales and the provision of superstation programming. TCI believes that it will be able to work well with UVSG to identify industry trends, adapt products and services to coincide with technological and marketplace developments, gain economies of scale and manage the businesses for continued growth. See "THE MERGER--TCI's Reasons for the Merger."

INTEREST OF CERTAIN PERSONS IN MERGER

  In connection with the Merger Agreement, Mr. Flinn and TCI entered into an agreement pursuant to which Mr. Flinn agreed to vote, consistent with his fiduciary obligations, if any, as a majority stockholder of UVSG, his shares of UVSG Common Stock in favor of the Merger. Mr. Flinn currently holds shares of UVSG Common Stock representing approximately 96% of the voting power of all outstanding shares of UVSG Common Stock. Mr. Flinn has also agreed that, if he does not vote or cause to be voted his shares in favor of the approval of the Merger Agreement, or if the Board of Directors of UVSG determines, in the exercise of its fiduciary obligations, not to submit the Merger Agreement for consideration by the stockholders of UVSG, or if UVSG is the "breaching party" as such term is defined in the Merger Agreement and the Merger Agreement is terminated or expires as a result of the breach by UVSG, he will pay a termination fee in cash to TCI in an amount equal to $10 million plus the excess, if any, over $10 million of the product of (i) the positive difference between (a) the value per share of any consideration Mr. Flinn receives for his shares of UVSG Common Stock or any portion thereof in any transaction or series of related transactions within two years following the termination of the Merger Agreement and (b) $27 and (ii) the number of shares of UVSG Common Stock sold or otherwise disposed of in such transactions.

  Mr. Flinn has also agreed in his individual capacity that he will not purchase or sell any securities of UVSG or enter into any obligation with respect to the purchase or sale of such securities, participate or engage in discussions regarding any such sale or provide any material, nonpublic information regarding UVSG or any of its subsidiaries to any person (other than TCI) in connection with the foregoing.

  Mr. Flinn has also agreed to convert 50% of the shares of UVSG Class B Common Stock beneficially owned by him into an equal number of shares of UVSG Class A Common Stock as contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, the remaining 50% of Mr. Flinn's UVSG Class B Common Stock will be converted into Merger Consideration at the Effective Time. In consideration of Mr. Flinn's agreements respecting voting and conversion of his shares of UVSG Common Stock, TCI has agreed to enter into a registration rights agreement with Mr. Flinn, pursuant to which TCI is required under certain circumstances to register under the Act, for resale by Mr. Flinn, shares of TCI Group Series A Common Stock and LMG Series A Common Stock that may be acquired by Mr. Flinn upon conversion of the TCI/LMG Preferred Stock he will receive as Merger Consideration. See "THE MERGER--Interest of Certain Persons in the Merger."

  Unvested stock options previously granted to certain directors and officers of UVSG to acquire an aggregate of 312,000 shares of UVSG Class A Common Stock will become immediately exercisable upon consummation of the Merger. In addition, UVSG will enter into an employment agreement with Mr. Flinn, will amend the existing employment agreements of Messrs. Bliss and Boylan and will enter into agreements with certain other UVSG officers, which agreements, among other things, will provide for certain payments if UVSG terminates such officers' employment following the Merger for any reason other than for "cause." See "TERMS OF THE MERGER--Certain Personnel Matters."

COMPARATIVE PER SHARE MARKET INFORMATION

  UVSG Class A Common Stock, TCI Group Series A Common Stock and LMG Series A Common Stock are each currently quoted on the Nasdaq National Market under the symbols "UVSGA," "TCOMA" and "LBTYA," respectively. UVSG Class A Common Stock has been publicly traded since November 19, 1993. Effective August 3, 1995, TCI amended its Restated Certificate of Incorporation to, among other things, redesignate its Class A Common Stock and Class B Common Stock as Tele-Communications, Inc. Series A TCI Group Common Stock and Tele-Communications, Inc. Series B TCI Group Common Stock ("TCI Group Series B Common Stock") and authorize two new series of common stock, Tele-Communications, Inc. Series A Liberty Media Group Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock ("LMG Series B Common Stock"). On August 10, 1995, TCI distributed to its stockholders (the "Distribution") one-quarter of a share of LMG Series A Common Stock for each share of TCI Group Series A Common Stock held of record and one-quarter of a share of LMG Series B Common Stock for each share of TCI Group Series B Common Stock held of record. The following table sets forth the range of high and low sale prices reported on the Nasdaq National Market for the periods indicated for UVSG Class A Common Stock, the Class A Common Stock of TCI, TCI Group Series A Common Stock and LMG Series A Common Stock. The prices have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions.

                                                                High    Low
                                                                ----    ----
                        UVSG CLASS A COMMON STOCK
Year ended December 31, 1993:
    Fourth Quarter (beginning November 19, 1993)............... $17     $12 1/4
Year ended December 31, 1994:
    First Quarter.............................................. 14 3/4   11 3/4
    Second Quarter.............................................  14      10 1/2
    Third Quarter.............................................. 20 1/2   13 1/2
    Fourth Quarter.............................................  25      16 1/4
Year ended December 31, 1995:
    First Quarter..............................................  27      20 1/2
    Second Quarter............................................. 33 3/4    23
    Third Quarter.............................................. 35 7/8   25 1/2
    Fourth Quarter (through December 20, 1995).................  32       25
                        TCI CLASS A COMMON STOCK
Year ended December 31, 1993:
    First Quarter.............................................. 25 1/2   20 3/4
    Second Quarter.............................................  24      17 1/2
    Third Quarter.............................................. 26 3/4   21 5/8
    Fourth Quarter............................................. 33 1/4   24 7/8
Year ended December 31, 1994:
    First Quarter.............................................. 30 1/4   20 3/8
    Second Quarter............................................. 23 3/8   18 1/4
    Third Quarter.............................................. 23 7/8   19 3/4
    Fourth Quarter.............................................  25      20 1/4
Year ended December 31, 1995:
    First Quarter.............................................. 23 3/4   19 7/8
    Second Quarter............................................. 24 1/2   17 1/4
    Third Quarter (through August 10, 1995*)................... 26 1/4   22 5/8
                     TCI GROUP SERIES A COMMON STOCK
Year ended December 31, 1995:
    Third Quarter (beginning August 11, 1995)..................  20      16 7/8
    Fourth Quarter (through December 20, 1995).................  21      16 3/4
                        LMG SERIES A COMMON STOCK
Year ended December 31, 1995:
    Third Quarter (beginning August 11, 1995)..................  28      23 1/2
    Fourth Quarter (through December 20, 1995)................. 28 1/8   22 7/8

--------
* The date of the Distribution.

  On June 21, 1995, the last trading day before UVSG and TCI publicly announced that they had entered into negotiations for the Merger, the last reported sale prices on the Nasdaq National Market for shares of UVSG Class A Common Stock and TCI Class A Common Stock were $32 3/8 and $23 5/16 per share, respectively. On December 20, 1995, the last reported sale prices of UVSG Class A Common Stock, TCI Group Series A Common Stock and LMG Series A Common Stock were $30 3/4, $19 5/16 and $25 5/8 per share, respectively.

DIVIDENDS

  UVSG has not paid dividends on its common stock since UVSG's initial public offering on November 19, 1993. UVSG currently intends to retain all earnings for continued development and growth of its business and has no plans to pay cash dividends in the future. Any future change in UVSG's dividend policy will be made at the discretion of UVSG's Board of Directors in light of conditions then existing, including UVSG's earnings, financial condition, capital requirements, business conditions and other factors that UVSG's Board of Directors deems relevant.

  TCI and its predecessors have never paid any cash dividends with respect to its common stock. TCI anticipates that no cash dividends will be paid on TCI Common Stock for the foreseeable future. Payment of cash dividends on TCI Common Stock is determined by the TCI Board of Directors in light of TCI's earnings, financial condition and other relevant considerations. As a holding company, TCI's ability to pay cash dividends is dependent on its ability to receive cash dividends and advances from its subsidiaries. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain provisions that limit the amount of dividends, other than stock dividends, that such companies may pay. Future loan agreements may contain similar restrictions. Payment of dividends by TCI is also subject to the terms of the TCI/LMG Preferred Stock and other TCI Preferred Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Preferred Stock."

  No dividends will accrue on the TCI/LMG Preferred Stock if the sum of the last reported sale price of TCI Group Series A Common Stock plus one-fourth of the last reported sale price of LMG Series A Common Stock equals or exceeds $27 for any ten consecutive trading days during the 65 trading days immediately prior to the first anniversary of issuance of the TCI/LMG Preferred Stock. If the sum of the amounts specified in the preceding sentence does not equal or exceed $27 for the specified period, dividends will begin to accrue on the TCI/LMG Preferred Stock on the first anniversary of issuance of the TCI/LMG Preferred Stock, and will thereafter be payable semi-annually commencing August 1, 1997, at the rate of 4% per annum on the liquidation value. By way of example, if the first anniversary of issuance of the TCI/LMG Preferred Stock had been December 20, 1995 and the determination of whether dividends on the TCI/LMG Preferred Stock would accrue had been made on such date, dividends on the TCI/LMG Preferred Stock would have begun to accrue as of such date, because the sum of (i) the last reported sale price per share of the TCI Group Series A Common Stock and (ii) one-fourth of the last reported sale price per share of the LMG Series A Common Stock did not exceed $27 for any ten consecutive trading day period within the 65 trading days immediately preceding such date.

  Any dividends paid on the TCI/LMG Preferred Stock will be paid, at TCI's election, in cash or shares of TCI Group Series A Common Stock. Additional dividends will accrue on unpaid dividends initially at a rate of 4% per annum on the liquidation value. If dividends remain unpaid for six months, the dividend rate on such unpaid dividends will increase to 8.625% per annum. See "DESCRIPTION OF TCI CAPITAL STOCK--Preferred Stock--Series G Redeemable Convertible TCI Group Preferred Stock,--Series H Redeemable Convertible Liberty Media Group Preferred Stock."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  UVSG has received a tax opinion from its counsel that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by the stockholders of UVSG from the receipt of the TCI/LMG Preferred Stock in exchange for their

UVSG Common Stock in the Merger. The matter is not free from doubt and there are no court decisions or published IRS rulings considering a similar transaction. The tax opinion is based on current law and is subject to a number of assumptions and conditions. For a discussion of these and other federal income tax consequences in connection with the Merger see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." It is recommended that each UVSG stockholder consult his or her own tax advisor concerning the federal (and any applicable foreign, state and local) income tax consequences of the Merger.

  On December 7, 1995, the Treasury Department proposed legislation that would treat certain preferred stock received in a corporate reorganization as "boot" and not as qualified stock consideration. If the TCI/LMG Preferred Stock were determined not to be qualified stock consideration, the receipt of TCI/LMG Preferred Stock in the Merger would be taxable to any UVSG stockholder who exchanges shares of UVSG Common Stock for Merger Consideration. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--The Merger Transaction." As of the date hereof, the specific statutory language for this proposal has not been released by the Treasury Department, but based on the summary descriptions of the proposal that have been released, there is a strong position that the proposal, if enacted, would not apply to the TCI/LMG Preferred Stock or the Merger. However, there can be no assurance that tax legislation enacted in the future would not result in the Merger being a taxable transaction. As stated above, the tax opinion is based on current federal income tax law, and no opinion is expressed as to whether any future legislation (which could have a retroactive effect) will apply to the Merger. Under the Merger Agreement, UVSG is not obligated to close the Merger if, in its reasonable judgment, any legislation proposed after the date of the Merger Agreement would be reasonably likely to have a material adverse effect on the transactions contemplated by the Merger Agreement. UVSG has advised TCI that it would exercise its right not to consummate the Merger if any legislation proposed after the date of the Merger Agreement would, as determined by UVSG in its reasonable judgment, be reasonably likely to result in the Merger being considered to be a taxable transaction. This Proxy Statement/Prospectus will not be updated for new developments with respect to any tax legislation, and UVSG stockholders are advised to consult their own tax advisors on these matters.

ACCOUNTING TREATMENT

  The Merger will be accounted for by TCI under the purchase method of accounting, whereby the consideration paid for UVSG will be allocated to the identifiable assets and liabilities of UVSG based on their respective fair values. Because TCI's economic ownership interest in UVSG following consummation of the Merger is not expected to exceed 50% of the issued and outstanding UVSG Common Stock, the allocation of the consideration paid for UVSG by TCI will not be "pushed down" to, or otherwise be reflected in, UVSG's separate financial statements.

SELECTED HISTORICAL FINANCIAL DATA

  UVSG. The following selected financial data for UVSG and its subsidiaries for each of the years in the three-year period ended December 31, 1994, and as of December 31, 1994 and 1993, are derived from audited consolidated financial statements of UVSG included in the UVSG Annual Report on Form 10-K for the year ended December 31, 1994, as amended, incorporated herein by reference. The selected financial data for the years 1991 and 1990, and at December 31, 1992, 1991 and 1990, have been derived from audited consolidated financial statements of UVSG previously filed with the Commission, but not incorporated herein by reference. The selected financial data for the nine months ended September 30, 1995 and 1994, and as of September 30, 1995, are derived from UVSG's unaudited consolidated financial statements incorporated herein by reference. The data set forth in this table should be read in conjunction with the Financial Statements and the Notes to Financial Statements incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       UNITED VIDEO SATELLITE GROUP, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              Nine Months
                          Ended September 30,            Year Ended December 31,
                          --------------------  ---------------------------------------------
                            1995       1994       1994      1993     1992     1991     1990
                          ---------  ---------  --------  --------  -------  -------  -------
INCOME STATEMENT DATA:
Revenues................  $ 183,869  $ 140,494  $196,679  $114,384  $68,223  $53,442  $45,979
Operating expenses......    155,827    121,315   170,315   104,149   60,092   45,813   37,960
                          ---------  ---------  --------  --------  -------  -------  -------
Operating income........     28,042     19,179    26,364    10,235    8,131    7,629    8,019
Other income (expense),
 net....................       (238)      (604)      (72)   (1,894)  (2,200)     385     (469)
                          ---------  ---------  --------  --------  -------  -------  -------
Income before income
 taxes and minority in-
 terest.................     27,804     18,575    26,292     8,341    5,931    8,014    7,550
Provision for income
 taxes..................    (10,663)    (7,161)   (9,985)   (1,082)     (37)     (45)     --
Minority interest in
 affiliate earnings.....       (116)       --        --        --      (308)    (315)    (214)
                          ---------  ---------  --------  --------  -------  -------  -------
Income from continuing
 operations.............  $  17,025  $  11,414  $ 16,307  $  7,259  $ 5,586  $ 7,654  $ 7,336
                          =========  =========  ========  ========  =======  =======  =======
Earnings per share......  $     .93  $     .64  $    .91
                          =========  =========  ========
Weighted average number
 of common and common
 equivalent shares
 outstanding............     18,281     17,845    17,918
Cash dividends declared
 per common share(3)....  $     --   $     --   $    --   $    --       N/A      N/A      N/A
                          =========  =========  ========  ========
Pro forma:
Historical income from
 continuing operations
 before income taxes and
 minority interests.....                                  $  8,341  $ 5,931  $ 8,014  $ 7,550
Historical provision for
 income taxes...........                                    (1,082)     (37)     (45)     --
Pro forma income tax ef-
 fects(1)...............                                    (2,088)  (2,217)  (3,000)  (2,869)
Pro forma minority
 interest in affiliate
 earnings...............                                       --      (191)    (195)    (133)
                                                          --------  -------  -------  -------
Pro forma income from
 continuing
 operations(1)..........                                  $  5,171  $ 3,486  $ 4,774  $ 4,548
                                                          ========  =======  =======  =======
Pro forma weighted
 average common and
 common equivalent
 shares outstanding(2)..                                    16,693   16,544
Pro forma earnings per
 share from continuing
 operations(1)..........                                  $    .31  $   .21
                                                          ========  =======

                         September 30,               December 31,
                         ------------- -----------------------------------------
                             1995        1994     1993    1992    1991    1990
                         ------------- -------- -------- ------- ------- -------
BALANCE SHEET DATA:
Current assets..........   $ 92,747    $ 83,738 $ 63,320 $20,761 $12,440 $ 9,902
Total assets............    179,247     147,048  119,136  74,991  30,780  26,548
Current liabilities.....     85,489      74,410   60,852  27,251  17,583  16,809
Long-term obligations...     27,900      29,510   31,276  34,608   2,257   3,532
Stockholders' equity....     62,986      43,128   27,008  13,132   9,733   5,315
Net book value per com-
 mon share..............       3.52        2.45

--------

(1) UVSG closed an initial public offering of UVSG Class A Common Stock on November 26, 1993. Immediately prior to the closing, UVSG completed a series of transactions pursuant to which certain affiliated corporations were merged or otherwise became wholly owned subsidiaries of UVSG (the "Reorganization"). Prior to that date, UVSG and certain of these affiliated corporations operated under Subchapter S of the Code and comparable provisions of applicable state income tax laws. The amounts shown reflect provisions for federal and state income taxes as if UVSG and each of the entities that became wholly owned subsidiaries of UVSG had been subject to federal and state income taxes during such periods.
(2) For the period prior to the Reorganization, consists of (i) a number of common and common equivalent shares equal to the sum of (a) the number of shares of UVSG Class B Common Stock outstanding immediately after the Reorganization and (b) 2,800,000 representing the number of additional shares of UVSG Class B Common Stock that would have been issued by UVSG if the certain shares canceled in the Reorganization in exchange for cash instead were converted into UVSG Class B Common Stock and (ii) a number of common equivalent shares attributable to shares of UVSG Class B Common Stock which were subject to stock options upon occurrence of the Reorganization. Does not include 2,080,000 shares of UVSG Class A Common Stock reserved for issuance under UVSG's Equity Incentive Plan and Stock Option Plan for Non-Employee Directors.
(3) UVSG has not declared any dividends subsequent to the Reorganization. Prior to the Reorganization, UVSG and certain existing S corporations made cash distributions to their stockholders to fund such stockholders' federal and state income tax liabilities attributable to their earnings and capital contributions to certain of the other existing S corporations and for other matters.

  TCI. The following table sets forth selected historical financial data for TCI and subsidiaries as of September 30, 1995 and as of December 31 of each of the years in the five-year period ended December 31, 1994, and for the nine-month periods ended September 30, 1995 and 1994 and for each of the years in the five-year period ended December 31, 1994. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and the notes thereto of TCI incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following information also should be read in conjunction with the description of TCI Common Stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK." Capitalized terms used below that have not been previously defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK."

                           TELE-COMMUNICATIONS, INC.
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                           Nine Months
                              Ended
                          September 30,      Fiscal Year Ended December 31,
                          ---------------  --------------------------------------
                           1995     1994    1994    1993    1992    1991    1990
                          -------  ------  ------  ------  ------  ------  ------
SUMMARY OPERATING DATA:
Revenue.................  $ 4,945   3,427   4,936   4,153   3,574   3,214   2,940
Operating income........  $   513     625     788     916     864     674     546
Earnings (loss) from
 continuing operations..  $   (92)     63      60      (7)      7     (78)   (191)
Dividend requirement on
 redeemable preferred
 stocks.................  $   (26)     (3)     (8)     (2)    (15)    --      --
Net earnings (loss) from
 continuing operations
 attributable to
 common stockholders:
  TCI Class A and Class
   B common stock.......  $   (a)      60      52      (9)    (23)    (97)   (254)
  TCI Group Common
   Stock................      (a)     N/A     N/A     N/A     N/A     N/A     N/A
  Liberty Media Group
   Common Stock.........      (a)     N/A     N/A     N/A     N/A     N/A     N/A
                          -------  ------  ------  ------  ------  ------  ------
                          $   (a)      60      52      (9)    (23)    (97)   (254)
                          =======  ======  ======  ======  ======  ======  ======
Earnings (loss) from
 continuing operations
 attributable to common
 stockholders per common
 share:
  TCI Class A and Class
   B common stock.......  $   (a)     .12     .10    (.02)   (.01)   (.22)   (.54)
  TCI Group Common
   Stock................  $   (a)     N/A     N/A     N/A     N/A     N/A     N/A
  Liberty Media Group
   Common Stock.........  $   (a)     N/A     N/A     N/A     N/A     N/A     N/A
Cash dividends declared
 per common share.......  $    --     --      --      --      --      --      --
Weighted average common
 shares outstanding.....      (a)     517     541     433     424     360     355
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends..............      (b)    1.04    1.19    1.22    1.02     (b)     (b)

                               September 30,            December 31,
                               ------------- ----------------------------------
                                   1995       1994   1993   1992   1991   1990
                               ------------- ------ ------ ------ ------ ------
SUMMARY BALANCE SHEET DATA:
Property and equipment, net..     $ 7,153     5,876  4,935  4,562  4,081  4,156
Franchise costs, net.........     $11,778     9,444  9,197  9,300  8,104  7,348
Net assets of discontinued
 operations..................         --        --     --     --     242     54
Total assets.................     $24,601    19,317 16,520 16,310 15,166 14,106
Debt.........................     $12,660    11,162  9,900 10,285  9,455  8,922
Stockholders' equity.........     $ 4,669     2,681  2,112  1,726  1,570    748
Shares of common stock
 outstanding (net of treasury
 shares):
  TCI Class A and Class B
   common stock..............         --        576    450    430    419    358
  TCI Group Common Stock.....         656       N/A    N/A    N/A    N/A    N/A
  Liberty Media Group Common
   Stock.....................         164       N/A    N/A    N/A    N/A    N/A
Book value per common share:
  TCI Class A and Class B
   common stock..............     $   --       4.65   4.69   4.01   3.75   2.09
  TCI Group Common Stock(c)..     $  4.49       N/A    N/A    N/A    N/A    N/A
  Liberty Media Group Common
   Stock(c)..................     $ 10.51       N/A    N/A    N/A    N/A    N/A

--------
(a) The calculations of net loss from continuing operations attributable to common stockholders and loss per share for the period ended September 30, 1995 is (i) in the case of the TCI Class A and Class B common stock, $.09 per share, based upon the net loss attributable to common stockholders from January 1, 1995 through the date of the Distribution of $59 million and upon 648,161,994 weighted average shares of TCI Class A and Class B common stock from January 1, 1995 through the date of the Distribution and (ii) in the case of the TCI Group Common Stock and Liberty Media Group Common Stock, $.09 and $.02 per share, respectively, based upon (x) the net loss attributable to the TCI Group and the Liberty Media Group from the date of the Distribution through September 30, 1995 of $56 million and $3 million, respectively, and (y) the weighted average shares of TCI Group Common Stock and Liberty Media Group Common Stock outstanding from the date of the Distribution through September 30, 1995 of 656,376,044 and 164,092,594, respectively.
(b) Below 1.00 for such periods.
(c) The computations of the historical book value per share of the TCI Group Common Stock and the Liberty Media Group Common Stock are based upon 656,378,199 shares of TCI Group Common Stock and 164,093,132 shares of Liberty Media Group Common Stock outstanding on such date and upon the attribution of TCI's net assets as of September 30, 1995 to each of the TCI Group and Liberty Media Group. Shares of TCI Group Common Stock and Liberty Media Group Common Stock represent ownership interests in TCI and the attributed net assets of the TCI Group and the Liberty Media Group are not necessarily indicative of the allocation of any proceeds remaining upon any liquidation of TCI. In this regard, any such liquidation proceeds remaining for distribution to holders of TCI Common Stock would be allocated based upon the respective aggregate Market Capitalization of the outstanding TCI Group Common Stock and Liberty Media Group Common Stock.

CERTAIN COMPARATIVE PER SHARE DATA

  The following sets forth certain comparative data related to book value and earnings (loss) per common share (i) on a historical basis for TCI and UVSG,
(ii) on a pro forma basis for TCI and (iii) on a pro forma equivalent basis for UVSG assuming that 50% of the outstanding shares of UVSG Class A Common Stock are converted into Merger Consideration. The pro forma information shown gives effect to the Merger as if it had occurred as of September 30, 1995 with respect to the pro forma balance sheet data. The pro forma operating data gives effect to the Merger as if it had occurred as of January 1, 1994. The following information should be read in conjunction with the consolidated historical financial statements and notes thereto of TCI and UVSG, which are incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following information also should be read in conjunction with the description of TCI Common Stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK." Capitalized terms used below that have not previously been defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK." TCI and UVSG did not pay any cash dividends on their common stock during the year ended December 31, 1994, or during the nine month period ended September 30, 1995. See "--Dividends."

                                Historical                    Pro Forma
                          ------------------------------ ------------------------
                                   Liberty                          Liberty             UVSG
                           TCI      Media                  TCI       Media           Pro Forma
                          Group     Group    TCI    UVSG  Group      Group    TCI    Equivalent
                          -----    -------   ---    ---- -------    -------   ---    ----------
Book value per common
 share September 30,
 1995...................  $4.49(a)  10.51(a) (b)    3.52 $  4.78(e)  10.36(e) (b)       7.75 (h)
Primary and fully
 diluted earnings (loss)
 attributable to common
 stockholders per common
 and common equivalent
 share:
 Year ended December 31,
  1994..................  $ (b)       (b)    .10(c)  .91 $   (b)       (b)    .09(f)     .10 (i)
 Nine months ended
  September 30, 1995....  $ (d)       (d)    (d)     .93 $ (.15)(g)  (.12)(g) (b)      (.19)(h)

--------
(a) The computations of the historical book value per share of the TCI Group Common Stock and the Liberty Media Group Common Stock are based upon 656,378,199 shares of TCI Group Common Stock and 164,093,132 shares of Liberty Media Group Common Stock outstanding on such date and upon the attribution of TCI's net assets as of September 30, 1995 to each of the TCI Group and Liberty Media Group. Shares of TCI Group Common Stock and Liberty Media Group Common Stock represent ownership interests in TCI and the attributed net assets of the TCI Group and the Liberty Media Group are not necessarily indicative of the allocation of any proceeds remaining upon any liquidation of TCI. In this regard, any such liquidation proceeds remaining for distribution to holders of TCI Common Stock would be allocated based upon the respective aggregate Market Capitalization of the outstanding TCI Group Common Stock and Liberty Media Group Common Stock.
(b) Not applicable and/or not meaningful.
(c) The TCI historical earnings per common and common equivalent share for the year ended December 31, 1994 is based upon 540,837,355 weighted average shares and does not include the 164,089,627 shares of Liberty Media Group Common Stock subsequently issued pursuant to the Distribution.
(d) The calculations of net loss from continuing operations attributable to common stockholders and loss per share for the period ended September 30, 1995 is (i) in the case of the TCI Class A and Class B Common Stock, $.09 per share, based upon the net loss attributable to common stockholders from January 1, 1995 through the date of the Distribution of $59 million and 648,161,994 weighted average shares of TCI Class A and Class B Common Stock from January 1, 1995 through the date of the Distribution and (ii) in the case of the TCI Group Common Stock and Liberty Media Group Common Stock, $.09 and $.02 per share, respectively, based upon (x) the net loss attributable to the TCI Group and the Liberty Media Group from the date of the Distribution through September 30, 1995 of $56 million and $3 million, respectively, and (y) the weighted average shares of TCI Group Common Stock and Liberty Media Group Common Stock outstanding from the date of the Distribution through September 30, 1995 of 656,376,044 and 164,092,594, respectively.
(e) The pro forma book value computations of TCI Group and Liberty Media Group are computed in the same manner as described in note (a) above, and are based upon a preliminary allocation of TCI's purchase price for UVSG assuming that all UVSG stockholders elect to convert, to the full extent permitted, their shares of UVSG Common Stock into Merger Consideration. Such pro forma information also assumes full conversion of the shares of TCI/LMG Preferred Stock received as Merger Consideration into shares of TCI Group Series

  A Common Stock and LMG Series A Common Stock. If no UVSG stockholders, other than Mr. Flinn, convert shares of UVSG Common Stock into Merger Consideration, the pro forma book value per common share at September 30, 1995 would be $4.69 and $10.41 for the TCI Group, and the Liberty Media Group, respectively.
(f) The TCI pro forma earnings per common and common equivalent share for the year ended December 31, 1994, is computed in the same manner as described in note (c) above, and is based upon a preliminary allocation of TCI's purchase price for UVSG assuming that all UVSG stockholders elect to convert, to the full extent permitted, their shares of UVSG Common Stock into Merger Consideration. Such pro forma financial information assumes full conversion of the shares of TCI/LMG Preferred Stock received as Merger Consideration into shares of TCI Class A common stock. If no UVSG stockholders, other than Mr. Flinn, convert shares of UVSG Common Stock into Merger Consideration, the pro forma earnings per common and common equivalent share for the year ended December 31, 1994 would remain at $.09 per share. The pro forma earnings per common and common equivalent share for the year ended December 31, 1994 does not give effect to the shares of LMG Series A Common Stock that were issued pursuant to the Distribution. Accordingly, the calculation of pro forma earnings per common and common equivalent share for such period assumes that the TCI/LMG Preferred Stock issuable in the Merger for each share of UVSG Common Stock converted into Merger Consideration would have been convertible during such period into
    1.05 shares of TCI Class A Common Stock, rather than 1.05 shares of TCI Group Series A Common Stock and 0.2625 shares of LMG Series A Common Stock.
(g) The pro forma loss per common share for the nine months ended September 30, 1995 for the TCI Group and the Liberty Media Group assumes that the Distribution occurred on January 1, 1995 and is based upon a preliminary allocation of TCI's purchase price for UVSG assuming that all UVSG stockholders elect to convert, to the full extent permitted, their shares of UVSG Common Stock into Merger Consideration. Such pro forma financial information assumes full conversion of the shares of TCI/LMG Preferred Stock received as Merger Consideration into shares of TCI Group Series A Common Stock and LMG Series A Common Stock. If no UVSG stockholders, other than Mr. Flinn, convert shares of UVSG Common Stock into Merger Consideration, the pro forma loss per common share for the nine months ended September 30, 1995 would remain at $.15 per share and $.12 per share, respectively, for the TCI Group and the Liberty Media Group, respectively.
(h) The indicated UVSG pro forma equivalents represent the sum of the products obtained by multiplying the TCI Group and Liberty Media Group pro forma amounts by the respective number of shares of TCI Group Series A Common Stock (1.05) and LMG Series A Common Stock (.2625), which would be issued upon conversion of the TCI/LMG Preferred Stock received for each share of UVSG Common Stock converted into Merger Consideration. If no UVSG stockholders, other than Mr. Flinn, convert shares of UVSG Common Stock into Merger Consideration, the pro forma equivalent book value per common share at September 30, 1995 would be $7.66 and the pro forma equivalent loss per common share for the nine months ended September 30, 1995 would remain at $.19 per share. See "TERMS OF THE MERGER--Consideration to be Received in the Merger."
(i) The indicated UVSG pro forma equivalent is determined by multiplying TCI pro forma earnings per share for the year ended December 31, 1994 by 1.05, which equals the number of shares of TCI Class A Common Stock that would have been issued upon conversion of the TCI/LMG Preferred Stock received for each share of UVSG Common Stock converted into Merger Consideration, assuming that the Distribution had not occurred. If no UVSG stockholders convert shares of UVSG Common Stock into Merger Consideration other than Mr. Flinn, the pro forma equivalent earnings per common and common equivalent share for the year ended December 31, 1994 would remain at $.10. The pro forma earnings per common and common equivalent share for the year ended December 31, 1994 does not give effect to the shares of LMG Series A Common Stock that were issued pursuant to the Distribution. See "TERMS OF THE MERGER--Consideration to be Received in the Merger."

                                 RISK FACTORS

  The following factors, among others, should be considered carefully, by UVSG stockholders in considering whether to make an election to receive TCI/LMG Preferred Stock.

  Uncertainty of Market Value of Merger Consideration and Market Value of UVSG Common Stock. UVSG stockholders who make a valid Election to receive Merger Consideration in the Merger will receive one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock for each share of UVSG Class A Common Stock that is subject to such Election. Each share of TCI Group Preferred Stock is convertible into 1.05 shares of TCI Group Series A Common Stock and each share of Liberty Media Group Preferred Stock is convertible into .2625 of a share of LMG Series A Common Stock. On December 20, 1995, the last trading day before the date of this Proxy Statement/Prospectus, the last reported sale prices on the Nasdaq National Market for shares of UVSG Class A Common Stock, TCI Group Series A Common Stock and LMG Series A Common Stock were $30 3/4, $19 5/16 and $25 5/8 per share, respectively. If a UVSG stockholder had converted on that day the TCI/LMG Preferred Stock received as Merger Consideration, the stockholder would have received shares of TCI Common Stock with an aggregate market value of $27.00 for each share of UVSG Common Stock converted into Merger Consideration in the Merger. There can be no assurance that the underlying market value of the TCI/LMG Preferred Stock received as Merger Consideration will be equal to or greater than the market value of shares of UVSG Common Stock that are converted into such Merger Consideration at the Effective Time or at any time thereafter. See "SUMMARY--Comparative Per Share Market Information." No dividends will accrue on the TCI/LMG Preferred Stock if the sum of the last reported sale price of TCI Group Series A Common Stock plus one-fourth of the last reported sale price of LMG Series A Common Stock equals or exceeds $27 for any ten consecutive trading days during the 65 trading days immediately prior to the first anniversary of issuance of the TCI/LMG Preferred Stock. See "DESCRIPTION OF TCI CAPITAL STOCK."

  Control of UVSG by TCI Following the Merger. UVSG's voting stock is divided into two classes with different voting rights, which allows for the maintenance of control of UVSG by the holders of UVSG Class B Common Stock. Holders of UVSG Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of UVSG, and holders of UVSG Class B Common Stock are entitled to ten votes per share. Both classes vote together as a single class on all matters, except where class voting is required by the DGCL. UVSG, as the Surviving Corporation following the Merger, will continue to have these two classes of voting stock. Mr. Flinn currently owns all of the UVSG Class B Common Stock and has approximately 96% of the total voting power of all outstanding shares of UVSG Common Stock. As a result of the Merger, TCI will hold all of the then outstanding shares of UVSG Class B Common Stock and will have at least 83% of the total voting power of all outstanding shares of UVSG Common Stock. Thus, following the Merger, TCI will have the ability to elect all of the directors of UVSG and to control all other matters requiring the approval of UVSG's stockholders voting as a single class.

  Possible Related Party Transactions. UVSG provides services to TCI at the present time which in some instances produce significant revenues for UVSG. UVSG believes it is likely that additional transactions will occur between UVSG and TCI and affiliates of TCI in the future with respect to the provision of services to TCI and its affiliates by UVSG. Some of UVSG's operations may in the future be combined with those of TCI affiliates. TCI representatives will constitute a majority of the Board of Directors of UVSG following the Merger. While under applicable principles of law any transactions between UVSG and TCI are subject to TCI's fiduciary obligations to the minority stockholders of UVSG, there is no assurance that the transactions will be on terms that would have been negotiated if the two companies had remained independent or that UVSG could obtain in negotiations with an independent party. The Stockholder Agreement described below under "TERMS OF THE MERGER-- Other Agreements" requires that if any transaction between UVSG and TCI or an affiliate of TCI which must be approved by UVSG stockholders is not approved by a majority of the directors of UVSG who are not officers, directors or employees of TCI ("Disinterested Directors"), TCI shall cause its equity securities in UVSG to be voted in the same proportion for and against such transaction as the securities of the other stockholders of UVSG voting thereon are voted. It is not anticipated that most of the potential transactions between UVSG and TCI would involve approval by UVSG's stockholders.

  TCI Losses. TCI reported net earnings (losses) attributable to common stockholders of $(118) million, $60 million, $52 million, $(9) million and $(23) million for the nine-month periods ended September 30, 1995 and 1994 and the years ended December 31, 1994, 1993 and 1992, respectively. Notwithstanding the losses it has incurred, TCI has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when such obligations become due. TCI's Operating Cash Flow (operating income before depreciation, amortization and other non-cash credits or charges) of $1,798 million, $1,858 million and $1,637 million for the years ended December 31, 1994, 1993 and 1992, respectively, and $1,503 million and $1,339 million for the nine-month periods ended September 30, 1995 and 1994, respectively, has historically been sufficient to cover its interest expense of $785 million, $731 million and $718 million for the years ended December 31, 1994, 1993 and 1992, respectively, and $745 million and $568 million for the nine-month periods ended September 30, 1995 and 1994, respectively. Operating Cash Flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating Cash Flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation from other measures of performance.

  Another measure of liquidity is net cash provided by operating activities as reflected in TCI's consolidated statements of cash flows. Net cash provided by operating activities ($1,005 million, $1,251 million and $957 million for the years ended December 31, 1994, 1993 and 1992, and $670 million and $700 million for the nine months ended September 30, 1995 and 1994, respectively) reflects net cash flow from the operations of TCI available for TCI's liquidity needs after taking into consideration the substantial costs of doing business referred to above that are not reflected in Operating Cash Flow. Amounts expended by TCI for its investing activities exceed net cash provided by operations.

  Risk that TCI Earnings Will Not Cover Combined Fixed Charges and Preferred Stock Dividends. The ratio of earnings to combined fixed charges and preferred stock dividends of TCI was 1.02, 1.22 and 1.19 for the years ended December 31, 1992, 1993 and 1994, respectively, and 1.04 for the nine months ended September 30, 1994. The ratio of earnings to combined fixed charges and preferred stock dividends was less than 1.00 for the years ended December 31, 1991 and 1990 and for the nine months ended September 30, 1995 as earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies for the years ended December 31, 1991 and 1990 and for the nine months ended September 30, 1995 were $177 million, $399 million and $171 million, respectively. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consist of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) losses of less than 50%-owned affiliates with debt not guaranteed by TCI (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (other than preferred stock dividend requirements). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on indebtedness, excluding interest to 50%- owned affiliates, (ii) TCI's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense TCI believes to be representative of interest (one-third of rental expense), (iv) amortization of deferred debt expense, (v) that portion of minority interest in earnings of consolidated subsidiaries that represents preferred stock dividend requirements, excluding preferred stock dividend requirements to 50%-owned affiliates, (vi) preferred stock dividend requirements of 50% owned affiliates, other than amounts to TCI, and (vii) preferred stock dividend requirements of TCI. TCI has guaranteed the debt of certain less than 50%- owned affiliates and certain other entities in which it has an interest. Fixed charges of $5,777,000, $13,833,000, $2,517,000, $506,000 and $710,000,
relating to such guarantees for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 respectively, and fixed charges of $4,866,000 and $10,676,000 relating to such guarantees for the nine months ended September 30, 1995 and 1994, respectively, have not been included in fixed charges.

  Risks of TCI Holding Company Structure; Restrictions on Dividends. TCI is a holding company and its assets consist primarily of investments in its subsidiaries. Substantially all of the consolidated liabilities of TCI have been incurred by its subsidiaries. TCI's rights, and therefore the extent to which the holders of the TCI/LMG Preferred Stock will be able to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that TCI may itself be a creditor with recognized claims against such subsidiary (in which case the claims of TCI would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by TCI).

  TCI's ability to pay cash dividends on the TCI/LMG Preferred Stock, and on any other classes and series of stock ranking on a parity with the TCI/LMG Preferred Stock with respect to the payment of dividends, is dependent upon the ability of TCI's subsidiaries to distribute amounts to TCI in the form of dividends, loans or advances or in the form of repayment of loans and advances from TCI. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any dividends on the TCI/LMG Preferred Stock or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends, loans or advances to TCI by its subsidiaries may be subject to statutory or regulatory restrictions, is contingent upon the cash flows generated by those subsidiaries and is subject to various business considerations. Further, certain of TCI's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to TCI in the form of dividends, loans, or advances and require that such subsidiaries' indebtedness to TCI be subordinate to the indebtedness under such loan agreements. TCI's subsidiaries currently have the ability to transfer funds to TCI in amounts exceeding TCI's dividend requirements on TCI Preferred Stock. The amount of net assets of subsidiaries subject to such restrictions exceeds TCI's consolidated net assets. See "SUMMARY--Dividends."

                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

  This Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to holders of UVSG Common Stock in connection with the solicitation of proxies by the UVSG Board of Directors for use at the Special Meeting to be held on January 25, 1996, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, commencing at 9:00 a.m. local time, and at any adjournment or postponement thereof.

  At the Special Meeting, holders of UVSG Common Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Special Meeting.

STOCKHOLDER PROPOSALS

  This Proxy Statement/Prospectus is being used in connection with the Special Meeting. Proposals of UVSG stockholders that are intended to be presented at UVSG's 1996 Annual Meeting of Stockholders must be received by the Secretary of UVSG not later than January 1, 1996 in order to be included in the proxy statement and proxy relating to the 1996 Annual Meeting.

RECORD DATE; VOTING AT THE SPECIAL MEETING

  The UVSG Board of Directors has fixed December 11, 1995 as the Record Date for the determination of the UVSG stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of UVSG Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 5,532,006 shares of UVSG Class A Common Stock and 12,373,294 shares of UVSG Class B Common Stock outstanding and entitled to vote, held by 96 holders of record. Each holder of record of shares of UVSG Class A Common Stock on the Record Date is entitled to cast one vote per share on each proposal properly submitted for the vote of the UVSG stockholders, either in person or by properly executed proxy, at the Special Meeting. Each holder of record of shares of UVSG Class B Common Stock is entitled to ten votes per share. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of UVSG Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted in determining whether a quorum is present.

  Under Section 251 of the Delaware General Corporation Law ("DGCL"), the Merger Agreement must be adopted and approved by the UVSG stockholders by the affirmative vote of the holders of a majority of the total voting power of the shares of UVSG Common Stock issued and outstanding on the Record Date, voting together as a single class. Under UVSG's Certificate of Incorporation, stockholder action must be taken at a meeting and may not be taken by written consent. Abstentions and broker non-votes will have the same effect as negative votes.

  Under the DGCL, there are no rights of appraisal for UVSG stockholders who dissent to the Merger.

  Mr. Flinn, who holds approximately 96% of the total voting power of the outstanding UVSG Common Stock, has agreed with TCI to vote, consistent with his fiduciary duty, if any, as a stockholder of UVSG, to approve and adopt the Merger Agreement and the transactions contemplated thereby. Mr. Flinn in limited circumstances may owe a fiduciary duty to the other stockholders of UVSG because he controls UVSG. This duty is distinguishable from the fiduciary duties he owes to UVSG as a director and officer when acting in such capacities. If Mr. Flinn does not vote his shares or cause them to be voted in favor of the Merger Agreement, or if the Board of Directors of UVSG determines, in the exercise of its fiduciary obligations, not to submit the merger proposal for consideration by the stockholders of UVSG, or if UVSG is the "breaching party" as such term is defined in the Merger Agreement and the Merger Agreement is terminated or expires as a result of the breach by UVSG, then, in any such case, Mr. Flinn is obligated to pay a termination fee in cash to TCI in an amount equal to the sum of $10 million, plus the excess, if any, over $10 million of the product of (i) the positive difference between
(a) the value per share of any consideration Mr. Flinn receives for his shares of UVSG Common Stock or any portion thereof in any transaction or series of related transactions within two years following the termination of the Merger Agreement and (b) $27 and (ii) the number of shares of UVSG Common Stock sold or otherwise disposed of in such transactions. See "THE MERGER--Interest of Certain Persons in the Merger."

PROXIES

  All shares of UVSG Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR adoption and approval of the Merger Agreement.

  At the date of this Proxy Statement/Prospectus, the Board of Directors of UVSG does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters should properly be presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of UVSG, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of UVSG, before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to UVSG at 7140 South Lewis Avenue, Tulsa, Oklahoma, 74136-5422, Attention: Secretary, or hand-delivered to the Secretary of UVSG, at or before the taking of the vote at the Special Meeting.

  Expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus will be paid by UVSG. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of UVSG in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and UVSG will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

  If your shares of UVSG Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares of UVSG Common Stock. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares of UVSG Common Stock.

  If you have any questions about giving your proxy or require assistance, please contact the Secretary of UVSG, at 7140 South Lewis Avenue, Tulsa, Oklahoma, 74136-5422, at (918) 488-4000.

                                  THE MERGER

BACKGROUND OF THE MERGER

  During May 1994, UVSG and TCI had informal discussions, initiated by UVSG, regarding the formation of a venture between UVSG's Prevue Networks subsidiary and TCI with respect to TV Guide On Screen, TCI's joint venture with News Corporation of America ("News") in the electronic guide business. Limited contacts by telephone between the parties continued sporadically thereafter but were inconclusive.

  In mid-December 1994, Joe D. Batson, Senior Vice President of UVSG and President of its Prevue Networks subsidiary, and others from UVSG met in Denver with John C. Malone, President and Chief Executive Officer of TCI, and Larry E. Romrell, Executive Vice President of TCI and President of its subsidiary, TCI Technology Ventures, Inc. ("TCITV"), to discuss TCI's relationship with Prevue Networks and use of its services. The discussions touched upon many of the relationships between UVSG and TCI and included mention of possible ventures between TCI and UVSG's Prevue Networks and UVSG's Superstar Satellite Entertainment division ("Superstar"), UVSG's direct-to-home satellite business.

  In early January 1995, Roy L. Bliss, President and Chief Operating Officer of UVSG, while discussing unrelated matters with Julian Markby, then UVSG's principal contact with PaineWebber Incorporated ("PaineWebber"), mentioned UVSG's interest in forming ventures with TCI in the electronic guide and direct-to-home satellite businesses. Mr. Markby offered to inquire as to whether TCI had any interest during an upcoming visit he previously had scheduled with Robert R. Bennett, Senior Vice President of TCI and Senior Vice President and Chief Financial Officer of its Liberty Media subsidiary, later in January. PaineWebber was not retained to act on behalf of UVSG in connection with any transaction with TCI. During the visit, Mr. Bennett expressed interest in the ventures and suggested a meeting with UVSG to discuss matters. Unsolicited, PaineWebber sent to TCI after the visit a compilation of publicly available information about UVSG. PaineWebber did not receive any compensation from either TCI or UVSG for contacting TCI about UVSG.

  Mr. Bennett met in Denver with Mr. Markby and Peter C. Boylan, Executive Vice President and Chief Financial Officer of UVSG, on February 9, 1995 to discuss a possible business combination between Superstar and Netlink USA ("Netlink"), TCI's direct-to-home satellite business. Rick Brattin, Senior Vice President of UVSG and President of Superstar, participated in a portion of the meeting by telephone. Those persons met later that day with Messrs. Bliss and Batson and Todd Walker, Vice President, Finance and Administration, of Prevue Networks for UVSG and Mr. Romrell, David P. Beddow, Senior Vice President of TCITV, Bruce W. Ravenel, Senior Vice President and Chief Operating Officer of TCITV, David D. Boileau, Vice President, Finance, of TCITV, and Charles Moldow, director of investments for TCITV, for TCI to discuss a possible joint venture between Prevue Networks and TV Guide On Screen. At the end of that meeting, Messrs. Romrell and Ravenel met briefly with Messrs. Bliss and Boylan. Mr. Romrell suggested that separate transactions involving Superstar and Netlink and Prevue Networks and TV Guide On Screen would be complicated to do on a tax free basis as requested by UVSG and inquired whether a transaction involving UVSG directly might be possible. Mr. Romrell had raised the possibility earlier in the day in a telephone conversation with Mr. Flinn, who was traveling.

  On March 14, 1995, TCI representatives consisting of Messrs. Bennett, Ravenel, Boileau, Beddow and Moldow and David Wargo, a consultant to TCITV, met at UVSG's offices in Tulsa, where various UVSG personnel discussed publicly available information about UVSG. Mr. Romrell arrived near the end of the meeting. Mr. Flinn joined Mr. Romrell and other TCI representatives on a TCI flight back to Denver. The possibility of a transaction involving UVSG directly was discussed briefly on the plane.

  On April 19, 1995, Mr. Bennett sent to UVSG a term sheet for possible transactions, contacted Mr. Flinn by telephone and informed Mr. Flinn that transactions with TCI involving Prevue Networks and Superstar presented a number of tax issues and would be very difficult to implement. The term sheet outlined transactions whereby (a) UVSG would acquire an interest in Netlink in exchange for UVSG Class A Common Stock, (b) TCI and possibly News would contribute their interests in TV Guide On Screen and UVSG would contribute its interest in Prevue Networks to a new partnership and (c) Mr. Flinn would agree to certain restrictions relating to the voting, transfer and sale of his UVSG shares such that TCI could ultimately acquire a controlling interest in UVSG. Mr. Bennett also asked Mr. Flinn whether he might consider a tax free exchange of TCI Class A Common Stock for a portion of his UVSG shares. Mr. Flinn indicated that he would not unless an appropriate exchange ratio could be agreed upon.

  Subsequently, Mr. Bennett contacted Mr. Boylan and informed him that the possible transactions with TCI involving Prevue Networks and Superstar reflected in the term sheet might be too complicated to do on a tax free basis.

  Around this time, TCI suggested to News, its co-venturer in TV Guide On Screen, that it talk with UVSG about whether Prevue Networks could be combined with TV Guide On Screen. News expressed an interest and Mr. Bennett and William Squadron, Vice President of Strategic Planning of News, contacted Mr. Flinn about the matter by telephone. UVSG had discussions with News about a possible transaction beginning in early May. On June 6, 1995, News made a proposal to acquire UVSG's Prevue Networks and SpaceCom subsidiaries in a complex transaction that the UVSG Board of Directors concluded was less favorable to UVSG and its stockholders than that then being discussed with TCI. Discussions between UVSG and News continued intermittently until shortly before the UVSG Board of Directors approved the transaction with TCI on June 19, 1995.

  In early May 1995, Messrs. Flinn and Boylan separately had brief contacts with Mr. Bennett at the National Cable Television Association meetings in Dallas. Mr. Bennett suggested to each that TCI exchange shares of its Class A Common Stock for a portion of Mr. Flinn's UVSG shares and suggested an exchange ratio of one to one based upon TCI's perception of relative private market values of the two companies. At the time, the UVSG Class A Common Stock was trading at a significantly higher price per share than that of the TCI Class A Common Stock. Mr. Flinn suggested that exchange ratio would not be acceptable but that they should continue talking.

  On May 24, 1995, Messrs. Flinn, Bliss and Boylan met with Messrs. Romrell, Bennett, Ravenel, Boileau, Beddow and Moldow from TCI to discuss possible transactions involving Prevue Networks and TV Guide On Screen and Superstar and Netlink. The UVSG representatives also presented to the TCI representatives publicly available information about UVSG, and the TCI representatives presented to the UVSG representatives publicly available information about TCI.

  On June 1, 1995, Mr. Bennett contacted Mr. Flinn and proposed a tax free exchange of newly issued TCI preferred stock for shares of UVSG Class B Common Stock owned by Mr. Flinn representing at least 80% of the voting power of UVSG outstanding voting securities. Mr. Flinn indicated the proposal would be worth discussing further.

  On June 2, 1995, Mr. Romrell contacted Messrs. Bliss and Boylan to set up a meeting and suggested potential transaction structures, including an exchange by Mr. Flinn of UVSG Class B Common Stock for shares of TCI preferred stock not involving other UVSG stockholders, that would be discussed at a meeting scheduled for June 6, 1995.

  On June 6, 1995, Messrs. Flinn, Bliss and Boylan met in Denver with Messrs. Romrell, Bennett, Ravenel, Boileau and Beddow to discuss specific terms of a tax free transaction. TCI proposed the conversion by Mr. Flinn of half his UVSG Class B Common Stock, which has ten votes per share, into UVSG Class A Common Stock, which has one vote per share, and the exchange by Mr. Flinn of his remaining UVSG Class B Common Stock, which would constitute at least an 83% voting interest in UVSG, for shares of newly issued TCI preferred stock, with UVSG's Board of Directors waiving application of Section 203 of the DGCL. In general, Section 203 of the DGCL limits the ability of a person acquiring beneficial ownership of 15% or more of the voting power of a corporation's outstanding voting stock from engaging in a business combination with the corporation within three years of the date such person acquired such beneficial interest unless, among other things, prior to such date the corporation's board of directors approved either the business combination or the transaction whereby such beneficial ownership was acquired. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters." Mr. Flinn requested that the other UVSG stockholders be given the opportunity to exchange their UVSG Class A Common Stock on the same basis he had been offered to exchange his UVSG Class B Common Stock for shares of TCI preferred stock. Messrs. Flinn, Bliss and Boylan discussed TCI's proposal and possible responses that evening with counsel, Holme Roberts & Owen LLC ("Holme Roberts"), and Furman Selz, which had been contacted the previous day about providing advice in connection with any transaction with TCI and giving a fairness opinion if one was appropriate.

  On the morning of June 7, 1995, Messrs. Bliss and Boylan contacted Mr. Romrell to indicate that a transaction could not proceed unless all UVSG stockholders were given the opportunity to exchange their shares of UVSG Class A Common Stock for TCI preferred stock on a basis comparable to Mr. Flinn's.

  Also on June 7, 1995, Furman Selz spoke with Dr. Malone about the proposed transaction involving UVSG. Dr. Malone was making a presentation at a media investors conference sponsored by Furman Selz that had been previously scheduled for that date. Furman Selz encouraged Dr. Malone to consider a transaction with UVSG that would provide an equal opportunity for all UVSG stockholders to participate rather than acquiring control of UVSG from Mr. Flinn alone.

  On June 8, 1995, UVSG's Board of Directors met to review the status of discussions with TCI. The directors had previously been informed about discussions with TCI as they progressed. Possible material terms of the potential transaction, possible structures of the transaction to permit the transaction to be a tax free reorganization and related matters were discussed. Holme Roberts advised the Board of their legal duties in considering the transaction proposed by TCI and the demand by TCI that a waiver of Section 203 of the DGCL would be required before any agreement, arrangement or understanding could be reached among UVSG, Mr. Flinn and TCI. The Board formally approved the engagement of Furman Selz and the pursuit of negotiations with TCI.

  On June 12, 13 and 15, 1995, Messrs. Flinn, Bliss and Boylan had several telephone conference calls with Messrs. Romrell and Bennett to discuss the potential terms of a proposed transaction. Holme Roberts was present for each of the calls, as was Baker & Botts L.L.P., counsel for TCI ("Baker Botts"). TCI required that detailed terms of the proposed transaction be agreed and
Section 203 of the DGCL be waived before it would conduct a proposed due diligence investigation of UVSG. The parties agreed that certain due diligence issues be addressed by Baker Botts prior to June 19, 1995, under a separate confidentiality agreement while negotiations were continuing. Further negotiation of the possible transaction and TCI's due diligence investigation were each subject to satisfactory completion by Baker Botts of its limited investigation, which was commenced on June 14.

  On June 15, 1995, UVSG's Board of Directors and Holme Roberts met to discuss the proposed terms of the transaction under discussion with TCI.

  Baker Botts concluded its limited due diligence prior to June 19. On June 19, 1995, there were a number of telephone conference calls between TCI and UVSG and their counsel regarding the possible terms of the proposed transaction. That evening, the UVSG Board of Directors met to consider certain aspects of the proposed transaction. The terms of the proposed transaction were explained in detail. Furman Selz orally advised the Board that based on their preliminary analysis it was highly likely they would deliver a favorable fairness opinion as to the proposed transaction. Holme Roberts reviewed certain legal aspects of the proposed transaction for the Board. The Board then approved a confidentiality agreement, a cover letter to a term sheet and all agreements contemplated thereby and authorized the transaction subject only to negotiation of a mutually satisfactory definitive agreement and to the receipt of a favorable fairness opinion from Furman Selz. Mr. Flinn was also party to the cover letter. The approval of matters by the Board included approval of the transaction for purposes of Section 203(a)(1) of the DGCL.

  During the period June 21 through 23, 1995, representatives of TCI conducted a due diligence investigation of UVSG at the offices of UVSG in Tulsa. The cover letter and confidentiality agreement referred to above were signed on the morning of June 21 before TCI's due diligence investigation began. On June 23, 1995, representatives of TCI conducted a due diligence investigation in Denver at the offices of SSDS, a computer system integrator of which UVSG was in the process of acquiring a 70% interest.

  On June 26, 1995, TCI advised UVSG that it had satisfactorily completed its due diligence investigation and that negotiation of definitive agreements could proceed.

  Negotiation of definitive agreements was conducted by telephone and in person between UVSG and TCI and their counsel between July 5 and 10, 1995. On July 10, the UVSG Board of Directors met to approve the definitive agreements. Furman Selz discussed matters relating to fairness of the transaction and its opinion and delivered its fairness opinion. Holme Roberts reviewed with the Board their fiduciary obligations with respect to the Merger. The Board discussed alternatives to the transaction with TCI that consisted of the transaction proposed by News and maintaining UVSG as an independent company. The Board then approved the transaction.

  Documentation for the Merger was finalized in all material respects on July 10, 1995, and definitive agreements were signed on July 11, 1995.

  On December 18, 1995, UVSG and TCI signed an amendment to the Merger Agreement extending from December 31, 1995 to January 31, 1996 the date after which the Merger Agreement may be terminated by either party if the Merger has not been consummated and changing the form of certain documents attached as exhibits to the Merger Agreement.

UVSG'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE UVSG BOARD OF DIRECTORS

  UVSG's Board of Directors has considered the terms and structure of the Merger, has reviewed with its financial and legal advisors the financial and legal aspects of the Merger and has considered with its senior management the financial and operational considerations relating to the Merger. UVSG's Board of Directors believes that the Merger is fair to and in the best interests of the stockholders of UVSG taken as a whole. UVSG's Board of Directors unanimously approved the Merger Agreement and unanimously recommends that the stockholders vote FOR the proposal to approve and adopt the Merger Agreement. In reaching these conclusions and recommendations, UVSG's Board of Directors considered, among other things, the following factors, none of which was given any more weight than any other factor:

  (i) Growth Opportunities for UVSG as a Result of Affiliation with
TCI. UVSG's business segments include its Prevue Networks subsidiary, which has developed and supplies satellite-delivered, electronic program guide services including The Prevue Channel and a promotional channel named Sneak Prevue to cable television systems throughout the United States. Prevue Networks has also begun marketing its services to cable television systems in a number of foreign countries. The Prevue Channel is a comprehensive information source and guide for all of a cable television system's channel offerings, while Sneak Prevue exclusively promotes a cable television system's pay-per-view offerings. UVSG, through its UVTV division ("UVTV"), markets and distributes to cable television systems video and audio services, such as superstations WGN (Chicago), WPIX (New York) and KTLA (Los Angeles). The markets for UVSG's Prevue Networks and UVTV services are cable television system operators and revenue growth is largely dependent on increasing the number of cable television systems that carry these services. Although UVSG believes that these business segments, especially Prevue Networks, have experienced healthy growth over the past few years, with increasing competition in the U.S. cable television market from other on-screen program guides and cable television programming services similar to UVTV, growth opportunities in these markets are becoming increasingly difficult.

  UVSG is also developing electronic interactive television technology that allows cable television viewers to retrieve on demand continuously updated information, such as program guide, sports and weather information. The growth and success of these interactive information delivery services also depends upon UVSG's ability to obtain commitments from cable television system operators to acquire and make available to their respective subscribers these services. A number of companies are developing similar interactive services and are competing with UVSG for distribution of these services on cable television systems.

  TCI is generally considered the largest cable television system operator in the United States with approximately 12.2 million basic cable subscribers as of September 30, 1995, in cable television systems that it owns throughout the continental United States. At September 30, 1995, UVSG has agreements with TCI cable television systems with approximately 9.5 million subscribers for one or more of its Prevue Network services and TCI cable television systems with approximately 6.9 million subscribers for one or more of UVTV's superstations.

  While TCI has not undertaken to increase its use of UVSG's services, UVSG management believes that UVSG's affiliation with TCI as a result of the Merger will provide opportunities for it to do so. Use of UVSG's Prevue Networks and UVTV operations, as well as its newly-developing interactive television technology, could be expanded within the cable television systems owned by TCI and its subsidiaries, many of which do not currently use UVSG's services. In addition, UVSG believes that there are growth opportunities for UVSG's majority owned subsidiary, SSDS, which provides information technology consulting and software development services to large organizations with complex computer needs, within TCI and with other entities with which TCI is affiliated or has contacts. For example, TCI's @Home subsidiary has retained SSDS to perform system integration work with respect to its back office functions in preparation for its service offerings and Mr. Ravenel has joined the SSDS Board of Directors.

  As discussed below, UVSG believes that it and TCI will work well together as UVSG continues to develop existing and new products. Thus, in addition to growth opportunities for its products within TCI's cable television systems, UVSG believes that there will be increased growth opportunities as well for its existing and new products in other cable television systems as a result of its affiliation with TCI.

  In considering the potential benefits for growth through the affiliation with TCI, UVSG's Board of Directors also considered the potential negative impact of the affiliation on sale of UVSG's services to cable television system operators other than TCI. UVSG management reviewed similar arrangements by TCI and other cable television system operators with suppliers of cable television products and discussed with certain of UVSG's larger customers such customers' reactions to acquiring services from UVSG if UVSG became affiliated with a cable television system operator. UVSG has no reason to believe that other cable television systems would not buy UVSG's services if UVSG were affiliated with TCI.

  UVSG also believes that its affiliation with TCI, and increased visibility within the industry, will provide it with a wider access to development opportunities proposed by third parties. Both TCI and UVSG are active in the business development sector and may develop or be approached with transactions that are beneficial to one, the other or both of TCI and UVSG that they can refer among themselves. UVSG believes that TCI would refer to UVSG a number of otherwise favorable development or investment opportunities that are too small for TCI's involvement.

  (ii) Closer Relationship with Major Customer. Cable television systems owned by TCI account for approximately 9.5 million subscribers to Prevue Network's services and 6.9 million subscribers to UVTV's services, or approximately 22% and 17%, respectively, of the total number of subscribers for Prevue Network's and UVTV's services at September 30, 1995. TCI is currently UVSG's largest single customer for electronic program guide services and superstation programming.

  While UVSG believes that it offers superior services within these respective product categories and has received no indication that TCI cable television systems will stop carrying UVSG's services, there can be no assurance that the current number of TCI cable television systems would continue to carry UVSG's services. UVSG is aware that TCI owns the company that distributes WTBS, a superstation similar to those marketed by UVTV and, as discussed above, knows of TCI's and News' investment in TV Guide On Screen.

  UVSG's Board of Directors believes that the Merger will strengthen UVSG's relationship with TCI and TCI's cable television systems. While there can be no assurance that such will be the case, UVSG believes the Merger will make more likely the continued relationship and expansion of UVSG's role as a service provider to TCI cable television systems, subject to limitations under the FCC's "channel occupancy rule" (47 C.F.R. (S)76.504), which limits the number of channels that can be occupied on a cable system by a video programmer in which the cable operator has an attributable interest.

  (iii) Synergistic Fit of UVSG and TCI. The core businesses and origins of both TCI and UVSG are in the cable television industry. UVSG believes that both companies have taken similar paths in utilizing technology within the industry and have similar views of the future of the industry. Given the common background and similar experiences in the industry, UVSG believes that it will be able to work well with TCI for continued growth within the evolving marketplace.

  Many of UVSG's business segments focus on the development and sale of services to cable television systems. TCI's core businesses include the cable television systems that it owns and manages. As discussed above, UVSG's Prevue Networks offers electronic program guide and promotion services, which UVSG believes are the most well-established and respected services of their type in the industry. TCI's cable television systems can use such electronic program guide services. Indeed, TCI at various times has been involved in developing electronic program guide businesses. UVSG believes there is a similar fit between UVTV's superstation business and TCI's cable television systems' need for programming.

  Both UVSG, through Superstar, and TCI, through its subsidiary, Netlink USA, are actively involved in the direct-to-home satellite services market. UVSG believes that, following the Merger, Superstar and Netlink will benefit from each other's experience within the industry. There may be opportunities to combine certain functions to gain economies of scale. In addition, UVSG believes there may be great potential for developing the direct-to-home satellite service market internationally through potential joint efforts of Superstar and Netlink.

  UVSG's majority owned subsidiary, SSDS, provides information technology consulting and software development services to large organizations with complex computer system needs. SSDS is actively involved in integrating data, video and voice technologies to meet the complex computing, information retrieval and communication needs of various enterprises and is actively exploring future opportunities in computer networking. TCI requires such services for its own organization. More importantly, as the cable television, telecommunications and entertainment industries converge, UVSG believes there are increased opportunities for SSDS through its association with TCI to actively participate in developing new applications and technologies that would benefit both UVSG and TCI.

  (iv) Comparison with Other Opportunities. After carefully reviewing the opportunities available to UVSG in lieu of the Merger, UVSG's Board of Directors believes that the Merger presents the best opportunity for increasing the long-term value of UVSG to UVSG's stockholders. The Board of Directors considered (a) sales of one or more of UVSG's businesses, (b) a strategic combination with another company, such as in the Merger, where all of UVSG's business segments would remain intact, and (c) continuing to operate absent a sale or strategic combination.

  UVSG considered the sale of its Prevue Networks subsidiary and related electronic interactive television services, but believed that the remaining mix of assets of UVSG following such sale would not result in as much long-term value to UVSG's stockholders as would a merger with TCI, where it would continue to own those assets. Given the related businesses and unique fit of UVSG and TCI and the associated growth opportunities discussed above, UVSG's Board of Directors believed there were few companies that could provide comparable benefits to UVSG as TCI could in a strategic combination. The Board also believed that because of the similarities of its businesses with TCI and the synergistic fit between the two companies, TCI understood and appreciated the value of UVSG and offered Merger Consideration that UVSG's Board of Directors believes is fair. Finally, the Board of Directors considered continuing to operate UVSG without any combination or affiliation with a strategic partner. Given the increasing consolidation in the industry and increased competition, the Board believed that a strategic combination, such as the Merger, would increase UVSG's growth opportunities and financial prospects.

  (v) Fairness to UVSG Stockholders. The UVSG Board of Directors carefully reviewed and discussed with Furman Selz Furman Selz' written opinion that, as of the date of the opinion, the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of UVSG Class A Common Stock in the Merger, taken together, is fair from a financial point of view to such holders. Each holder (other than TCI) of UVSG Class A Common Stock is able to elect to receive Merger Consideration in the Merger for up to 50% of such holder's UVSG Common Stock on the same terms as each other holder. Based on the opinion of Furman Selz and the other reasons discussed in this section, the UVSG Board of Directors believes that the Merger is fair and that the Merger Consideration to be received by those holders of UVSG Common Stock that elect to receive such Merger Consideration in the Merger, together with the ownership interests to be retained, is fair to the holders (other than TCI) of UVSG Common Stock.

  (vi) Liquidity and Diversification for Majority Stockholder. Mr. Flinn, UVSG's majority stockholder, currently holds 70.2% of the total outstanding shares of UVSG Common Stock. Given the size of the holding, any potential sale by Mr. Flinn in the public market or as a private transaction to obtain liquidity in his investment in UVSG could potentially be disruptive to the trading value of UVSG Class A Common Stock. The Board of Directors believes that the Merger and the receipt by Mr. Flinn of shares of TCI/LMG Preferred Stock with respect to 50% of his shares of UVSG Common Stock provide Mr. Flinn with an opportunity for liquidity and diversification in his investment through a tax free transaction that clearly benefits UVSG, for the reasons discussed above.

  Mr. Flinn has indicated to UVSG that he has agreed to vote his shares of UVSG Common Stock to approve the Merger because it allows him on a tax free basis to diversify his personal holdings by exchanging 50% of his shares of UVSG Common Stock (which represents a large portion of his total net worth) for TCI/LMG Preferred Stock in a transaction that, in turn, he believes benefits UVSG for the reasons discussed above.

OPINION OF UVSG'S FINANCIAL ADVISOR

  Furman Selz delivered its written opinion to the UVSG Board of Directors that, as of July 10, 1995, the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of UVSG Class A Common Stock in the Merger, taken together, is fair from a financial point of view to such holders. The opinion of Furman Selz has not been, and is not anticipated to be, updated.

  The written opinion of Furman Selz, dated July 10, 1995, which sets forth the assumptions made, matters considered and the review undertaken with regard to such opinion, is included as Appendix II to this Proxy Statement/Prospectus. Furman Selz' opinion is directed only to the fairness of the consideration to be received, and the ownership interests to be retained by the holders of UVSG Class A Common Stock (other than TCI) and does not address any other terms of any other transaction involving UVSG and TCI. Furman Selz' opinion was delivered for the information of the UVSG Board of Directors and does not constitute a recommendation to any stockholder of UVSG as to whether such stockholder should elect to convert shares of UVSG Class A Common Stock in the Merger or as to how such stockholder should vote at the Special Meeting. The summary of the opinion of Furman Selz set forth below is qualified in its entirety by reference to the full text of the opinion. UVSG stockholders are urged to read this opinion in its entirety.

  In rendering its opinion, Furman Selz, among other things, (i) reviewed the terms and conditions of a draft of the Merger Agreement dated July 7, 1995 and the outline of the principal terms relating to the Transaction, dated June 20, 1995; (ii) analyzed historical business and financial information relating to UVSG and TCI, including certain public filings of each of UVSG and TCI; (iii) reviewed certain financial forecasts and other data provided by UVSG, including the most recent forecast of financial information for UVSG prepared by UVSG's senior management; (iv) conducted discussions with members of the senior managements of UVSG and TCI, respectively, and certain other employees of UVSG, concerning each companies' business and operations, assets, present condition and future prospects, to the extent deemed appropriate by Furman Selz; (v) reviewed certain publicly available information, including certain research reports, concerning certain other companies engaged in businesses which Furman Selz believes to be comparable to UVSG and TCI and the trading markets for certain of such other companies' securities; (vi) reviewed the terms of certain recent business combinations which Furman Selz deemed relevant; and (vii) conducted other studies, analyses and investigations as Furman Selz deemed appropriate.

  In arriving at its opinion, Furman Selz did not visit or conduct a physical inspection of the properties and facilities of UVSG or TCI (although representatives of Furman Selz visited UVSG's headquarters) nor did it make, obtain or assume any responsibility for any independent evaluation or appraisal of any such properties and facilities or of the assets and liabilities of UVSG or TCI. Furman Selz assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. In addition, Furman Selz assumed that UVSG's forecasts and projections supplied to it represented the best current judgment of UVSG's management as to the future financial condition and results of operations of UVSG, and assumed that such forecasts and projections were reasonably prepared based on such current judgment. Furman Selz assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they are based.

  Furman Selz was not asked to and did not participate in any efforts to solicit third-party offers to acquire all or part of UVSG, nor did it evaluate potential alternative transactions. The management of UVSG instructed Furman Selz to provide the opinion on that basis. Furman Selz was not provided with financial projections of TCI nor was it given access to employees of TCI other than TCI senior management. All financial and other information concerning TCI considered by Furman Selz were derived from TCI's public filings and other public information.

  Furman Selz also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Its opinion necessarily is based upon conditions as they existed at the time of the opinion and could be evaluated on that date. Industry performance, general business and economic conditions and other matters are beyond the control of UVSG or TCI. Furman Selz did not give an opinion as to what the trading value of the TCI/LMG Preferred Stock or the UVSG Class A Common Stock will be when the Merger is consummated.

  Except as described above under "--Background of the Merger," Furman Selz was not asked to and did not recommend any of the financial or other terms of the Merger. Furman Selz did not express any views on any terms of the Merger other than the fairness from a financial point of view of the consideration to be received and the ownership interests to be retained by the holders, other than TCI or its subsidiaries and affiliates, of UVSG Class A Common Stock. In particular, it expressed no views on any agreements or arrangements which might be concluded between TCI and UVSG after the date of its opinion.

  In addition, upon the advice of UVSG and its legal advisors, Furman Selz assumed that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code and therefore be treated as a tax free transaction to the holders of the UVSG Class A Common Stock.

  The following is a brief summary of the material aspects of the analyses performed by Furman Selz in connection with rendering its opinion as to the fairness, from a financial point of view, of the consideration to be received and the ownership interests to be retained by the holders (other than TCI) of UVSG Class A Common Stock and discussed with the UVSG Board of Directors at its meeting on July 10, 1995.

  UVSG Projections. Furman Selz analyzed UVSG's possible values under the following two alternative scenarios: (i) a merger projections scenario, which applied valuation analyses deemed appropriate by Furman Selz in its reasonable judgment based upon forecast financial information for UVSG provided by UVSG management to reflect consummation of the Merger; and (ii) no merger projections scenario, which applied valuation analyses deemed appropriate by Furman Selz in its reasonable judgment based upon forecast financial information for UVSG provided by UVSG management to reflect results of UVSG if the Merger were not consummated and if TCI were subsequently to reduce its level of business activity with UVSG in conjunction with developing its own competing operations. TCI was not consulted with respect to the preparation of these projections nor did it receive any copies of them.

  UVSG Valuation Analyses. The financial analyses used by Furman Selz in arriving at its opinion relating to UVSG included (i) segment sale analysis, in order to estimate based on Furman Selz' reasonable judgment an overall implied value per share at which UVSG's segments could be sold on an individual basis in private market transactions, which consisted of (a) unleveraged discounted cash flow analysis of projected cash flow of each segment provided by UVSG management and (b) comparable transaction analyses, which consisted of reviewing financial aspects of selected private market acquisitions of assets, businesses or interests in businesses comparable to the business segments of UVSG; (ii) trading analysis, which consisted of (a) comparing financial, market and operating performances of selected publicly traded companies to those of the business segments of UVSG, and (b) where deemed appropriate by Furman Selz, utilizing other analyses, including discounted cash flow analyses for each of UVSG's segments and comparable transaction analyses, to determine a valuation per share for UVSG in a non-control, public market transaction; (iii) discounted cash flow analysis of projected future cash flow to be derived by UVSG assuming financial information for UVSG as a whole provided by UVSG management; and (iv) discounted share price analysis which consisted of discounting to the present potential future trading values of UVSG Class A Common Stock assuming financial information for UVSG provided by UVSG management.

  The material portions of the foregoing analyses are summarized in more detail below.

  1.Segment Sale Analysis

    Merger Projections Scenario. In order to estimate, based on Furman Selz' reasonable judgment, an overall implied value per share at which UVSG's segments could be sold on an individual basis in private market transactions using projections provided by UVSG management assuming consummation of the Merger, Furman Selz prepared a segment sale analysis based on the following analyses: (i) unleveraged discounted cash flow analysis by segment and (ii) comparable transaction analysis for each segment. The unleveraged discounted cash flow analysis, based upon financial information provided by UVSG management, consisted of calculating a range of net present values of the projected unleveraged free cash flows in the forecast for each segment using various discount rates reflecting weighted average costs of capital which Furman Selz deemed appropriate in its reasonable judgment for each segment and combining such values with terminal values for each segment calculated by multiplying projected EBITDA (earnings before interest, taxes, depreciation and amortization) for each segment for 1999 by a range of exit multiples Furman Selz deemed appropriate in its reasonable judgment for each segment and discounting this value using the same range of discount rates as those utilized for the unleveraged free cash flows for each segment. The comparable transaction analysis consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests in businesses comparable to those of the business segments of UVSG. Acquisition transactions analyzed by Furman Selz in connection with the segment sale analysis under the merger projections scenario included: Capital Cities and Hearst/33.3% of Lifetime; Cablevision Systems/50% of AMC; Capital Cities/ABC, Hearst and NBC/12% of A&E; Viacom Inc./Starsight; IDB Communications Group, Inc./Hughes Television Network; TCI/Tempo Enterprises, Inc.; LDDS Communications, Inc./IDB Communications Group, Inc.; IDB Communications Group, Inc./CiCi Inc.;

  UVSG/SSDS; Tracor, Inc./GDE Systems; and Verdix Corp./Rational. Such analysis resulted in an implied total enterprise value range of $485.0 million to $710.0 million. In order to derive equity value per share of UVSG Common Stock, Furman Selz subtracted from the implied total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied pre-tax per share equity value range of $26.69 to $37.94. In addition, Furman Selz prepared the merger projections scenario segment sale analysis assuming that each of UVSG's businesses were sold in separate taxable transactions. Such analysis resulted in an implied after-tax per share equity value range of $16.52 to $24.52.

    No Merger Projections Scenario. In order to estimate, based on Furman Selz' reasonable judgment, an overall implied value per share at which UVSG's segments could be sold on an individual basis in private market transactions using projections provided by UVSG management assuming the Merger is not consummated, Furman Selz prepared a segment sale analysis based on the following analyses: (i) unleveraged discounted cash flow analysis by segment and (ii) comparable acquisitions analysis for each segment. The unleveraged discounted cash flow analysis, based upon financial information provided by UVSG management, consisted of calculating a range of net present values of the projected unleveraged free cash flows in the forecast for each segment using various discount rates reflecting weighted average costs of capital which Furman Selz deemed appropriate in its reasonable judgment for each segment and combining such values with terminal values for each segment discounted using the same range of discount rates as those utilized for the unleveraged free cash flows for each segment. Such terminal values were determined, for all business segments excluding The Prevue Channel, by multiplying projected EBITDA for each segment for 1999 by a range of exit multiples Furman Selz deemed appropriate in its reasonable judgment for such segments, and for The Prevue Channel, estimating the terminal value of The Prevue Channel at a date prior to 1999 upon which, in the opinion of management, a terminal value should be calculated for The Prevue Channel under this scenario. The comparable transaction analysis consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests in businesses comparable to those of the business segments of UVSG. Acquisition transactions analyzed by Furman Selz in connection with the segment sale analysis under the no merger projections scenario included: UVSG/22.1% of Prevue Networks; UVSG/Cable Teleguide; Liberty Broadcasting/Family Network; Discovery Channel/Learning Channel; IDB Communications Group, Inc./Hughes Television Network; TCI/Tempo Enterprises, Inc.; LDDS Communications, Inc./IDB Communications Group, Inc.; IDB Communications Group, Inc./CiCi Inc.; UVSG/SSDS; Tracor, Inc./GDE Systems; and Verdix Corp./Rational. Such analysis resulted in an implied total enterprise value range of $305.0 million and $520.0 million. In order to derive equity value per share of UVSG Common Stock, Furman Selz subtracted from the implied total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied pre-tax per share equity value range of $17.19 to $27.90. In addition, Furman Selz prepared the no merger projections scenario segment sale analysis assuming that each of UVSG's businesses were sold in separate taxable transactions. Such analysis resulted in an implied after-tax equity value per share in a range of $11.71 to $18.75.

  2.Trading Analysis

    Merger Projections Scenario. In order to determine a valuation per share for UVSG in a non-control, public market transaction, Furman Selz prepared a trading analysis that consisted of comparing financial, market and operating performances of selected publicly traded companies to business segments of UVSG using projections provided by UVSG management assuming consummation of the Merger. Companies analyzed by Furman Selz in connection with the trading analysis under the merger projections scenario included:
  International Family Entertainment; BET Holdings; Turner Broadcasting System, Inc.; Gaylord Entertainment Company; Graff Pay-Per-View; Home Shopping Network; Starsight; LodgeNet Entertainment; Spectravision; Comsat; Data Transmission Network; AMC Entertainment; Carmike Cinemas; Cineplex Odeon; GC Companies; Regal Cinemas; Cambridge Technology Partners; Computer Sciences; SHL Systemhouse; Technology Solutions; American Management Systems; Broadway & Seymour; Renaissance Solutions; and BDM International. Furman Selz also referred to discounted cash flow analyses for each segment and comparable transaction analyses for each segment when it deemed in its reasonable judgment such analyses relevant to the trading analysis. Such analysis resulted in an implied total enterprise value range of $420.0 million to $635.0 million. In order to derive equity value per share of UVSG Common Stock, Furman Selz subtracted from the total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied per share equity value range of $23.26 to $33.98.

    No Merger Projections Scenario. Furman Selz prepared a trading analysis that consisted of comparing financial, market and operating performances of selected publicly traded companies to business segments of UVSG using projections provided by UVSG management assuming the Merger is not consummated. Companies analyzed by Furman Selz in connection with the trading analysis under the no merger projections scenario included:
  LodgeNet Entertainment; Spectravision; Comsat; Data Transmission Network; AMC Entertainment; Carmike Cinemas; Cineplex Odeon; GC Companies; Regal Cinemas; Cambridge Technology Partners; Computer Sciences; SHL Systemhouse; Technology Solutions; American Management Systems; Broadway & Seymour; Renaissance Solutions; and BDM International. Furman Selz also referred to discounted cash flow analyses for each segment and comparable transaction analyses for each segment when it deemed in its reasonable judgment such analyses relevant to the trading analysis. Such analysis resulted in an implied total enterprise value range of $270.0 million to $485.0 million. In order to derive total equity value and equity value per share of UVSG Common Stock, Furman Selz subtracted from the total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied per share equity value range of $15.34 to $26.06.

  3.Discounted Cash Flow Analysis

    Merger Projections Scenario. Furman Selz conducted an unleveraged discounted cash flow analysis based upon financial information for UVSG as a whole provided by UVSG management assuming consummation of the Merger. Furman Selz calculated a range of the net present values of the projected unleveraged free cash flows in the forecast using various discount rates reflecting weighted average costs of capital in the range of 14% to 18%, and combined such values with terminal values for UVSG calculated by multiplying projected EBITDA for 1999 by a range of exit multiples from 6 to 8 times and using the same range of discount rates as those utilized for the unleveraged free cash flows. The net present value of projected free cash flow, when combined with the terminal values, yielded an implied total enterprise value in the range of $532.1 million to $766.1 million. In order to derive equity value per share of UVSG Common Stock, Furman Selz subtracted from the total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied per share equity value range of $29.23 to $41.58.

    No Merger Projections Scenario. Furman Selz conducted an unleveraged discounted cash flow analysis based upon financial information for UVSG provided by UVSG management assuming the Merger is not consummated. Furman Selz calculated a range of net present values of the projected unleveraged free cash flows in the forecast using various discount rates reflecting weighted average costs of capital in the range of 14% to 18%, and combined such values with terminal values for UVSG calculated by multiplying projected EBITDA for 1999 by a range of exit multiples from 5 to 7 times and using the same range of discount rates as those utilized for the unleveraged free cash flows. The net present value of projected free cash flow, when combined with the terminal values, yielded an implied total enterprise value range of $266.5 million to $387.7 million. In order to derive equity value per share of UVSG Common Stock, Furman Selz subtracted from the total enterprise value the estimated net liabilities of UVSG at March 31, 1995 to yield an implied per share equity value range of $15.20 to $21.60.

  4.Discounted Share Price Analysis

    Merger Projections Scenario. Furman Selz analyzed the potential future public market trading values of UVSG Common Stock using UVSG management's EBITDA forecasts assuming consummation of the Merger, applying at the end of each year multiples of 6 to 8 times EBITDA for that year, and discounting the result at discount rates of 14% to 18%. This analysis, which was conducted for the 1996 through 1999 EBITDA projections, generated implied per share present values of potential future trading values ranging from $20.39 to $35.49.

  No Merger Projections Scenario. Furman Selz analyzed the potential future public market trading values of UVSG Common Stock using UVSG management's EBITDA forecasts assuming the Merger is not consummated, applying at the end of each year multiples of 5 to 7 times EBITDA for that year, and discounting the result at discount rates of 14% to 18%. This analysis, which was conducted for the 1996 through 1999 EBITDA projections, generated implied per share present values of potential future trading values ranging from $12.10 to $21.14.

  Analysis Relating to TCI. In giving its opinion as to the fairness of the consideration to be received and the ownership interests to be retained by the holders of the UVSG Class A Common Stock, Furman Selz evaluated the TCI/LMG Preferred Stock, conducting analyses which included (i) reviewing the terms and conditions of the TCI/LMG Preferred Stock, and (ii) a valuation of the TCI/LMG Preferred Stock derived from combining (a) the value of 1.05 shares of TCI Class A Common Stock underlying the TCI/LMG Preferred Stock calculated by multiplying 1.05 times the closing bid price on July 7, 1995 of the TCI Class A Common of $24.125, equaling $25.33, and (b) the value of the dividend stream of the TCI/LMG Preferred Stock calculated by discounting the value of dividends using a range of discount rates which Furman Selz believed appropriate in its reasonable judgment multiplied by a range of probabilities of receiving such dividends. Furman Selz highlighted that with a 10% dividend discount rate and a 100% probability of receiving the dividend for an assumed period of four years from the first anniversary of issuance of the TCI/LMG Preferred Stock to the fifth anniversary of issuance of the TCI/LMG Preferred Stock, when the TCI/LMG Preferred Stock becomes redeemable at TCI's option, the value of the dividend may be estimated at $3.19 per share of TCI/LMG Preferred Stock and that the total value of one share of TCI/LMG Preferred Stock would be estimated to be $28.52. Furman Selz also highlighted that if the probability of receiving the dividend is 0%, the value of one share of the TCI/LMG Preferred Stock would be estimated to be the value of the underlying shares of TCI Class A Common, or $25.33. As an illustration of the estimated statistical probability of receiving the dividend, Furman Selz also reviewed data relating to the volatility of the TCI Class A Common, and, with the assumption that the returns on an investment in TCI Class A Common will correlate with a log normal distribution with a normal curve volatility of 30%, Furman Selz calculated a probability of receiving the dividend of approximately 61% with a resultant dividend value of $1.95 per share of TCI/LMG Preferred Stock giving a corresponding overall implied per share value of the TCI/LMG Preferred Stock of $27.28. Furman Selz performed such analysis utilizing a broad range of TCI/LMG Preferred Stock discount rates and TCI Class A Common Stock market prices and volatilities.

  In connection with its analysis relating to TCI, Furman Selz reviewed TCI's public filings with the Commission, reviewed publicly available analyst information and other third-party reports addressing TCI and TCI Class A Common Stock and held discussions with senior management of TCI. Based solely on the foregoing, Furman Selz determined that it was not aware of any material information relating to TCI that was not publicly disclosed and thus concluded that the trading value (at the time of the delivery of Furman Selz' opinion) of the TCI Class A Common Stock, a liquid, well-followed security, reflected the market's reasonable assessment of its value.

  Aggregation/Blending Analysis. In order to determine the value of the consideration to be received and the ownership interests to be retained assuming consummation of the Merger as compared to the value of each share of UVSG Class A Common in the case that the Merger is not consummated, Furman Selz performed an aggregation/blending analysis to derive the value of such consideration to be received and the ownership interests to be retained assuming all UVSG stockholders convert 50% of their shares of UVSG Common Stock into shares of TCI/LMG Preferred Stock pursuant to the terms of the Merger Agreement and retain the remaining 50% of their shares of UVSG Common Stock. In this analysis, Furman Selz calculated the value of the consideration to be received and the ownership interests to be retained in the Merger by combining 50% of the estimated implied value of the TCI/LMG Preferred Stock with 50% of the estimated implied equity value per share of UVSG Class A Common Stock in the merger projection scenario. The results of such analysis were then compared to the estimated implied equity values per share of the UVSG Class A Common Stock derived in the no merger projections scenario. Furman Selz performed the aggregation/blending analysis assuming two valuation scenarios for the TCI/LMG Preferred Stock, including (i) a range of values per share of the TCI/LMG Preferred Stock of $25.33 to $28.52, and (ii) a point estimate of the value per share of the TCI/LMG Preferred Stock of $27.28. The aggregation/blending analysis, assuming a range of values per share of the TCI/LMG Preferred Stock of $25.33 to $28.52, resulted in the following implied per share values of consideration to be received and ownership interests to be retained versus the implied per share values for UVSG Class A Common Stock based on no merger projections: segment sale analysis (pre-tax): $26.01 to $33.23 versus $17.19 to $27.90; segment sale analysis (after-tax): $20.93 to $26.52 versus $11.71 to $18.75; trading analysis: $24.29 to $31.25 versus
$15.34 to $26.06; discounted cash flow analysis: $27.28 to $35.05 versus $15.20 to $21.60; discounted share price analysis: $22.86 to $32.00 versus $12.10 to $21.14. The aggregation/blending analysis, assuming a point estimate of the value per share of the TCI/LMG Preferred Stock of $27.28, resulted in the following implied per share values of consideration to be received and ownership interests to be retained versus implied per share values for UVSG Class A Common Stock based on no merger projections: segment sale analysis (pre-tax): $26.99 to $32.61 versus $17.19 to $27.90; segment sale analysis (after-tax): $21.90 to $25.90 versus $11.71 to $18.75; trading analysis:
$25.27 to $30.63 versus $15.34 to $26.06; discounted cash flow analysis:
$28.25 to $34.43 versus $15.20 to $21.60; discounted share price analysis:
$23.84 to $31.38 versus $12.10 to $21.14.

  In arriving at its written opinion and in discussing its opinion with UVSG's Board of Directors, Furman Selz performed various financial analyses. All material financial analyses performed are summarized above. The summary set forth above does not, however, purport to be a complete description of Furman Selz' analyses. Furman Selz believes that each of the individual analyses summarized above supports its fairness determination. Furman Selz believes that such determination and related analyses and summaries should be considered as a whole.

  UVSG paid Furman Selz $625,000 and agreed to reimburse Furman Selz for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by it as financial advisor to UVSG in connection with the Merger.

  Furman Selz is a nationally recognized investment banking firm. As part of its investment banking services, Furman Selz is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Furman Selz was retained by UVSG's Board of Directors to act as UVSG's financial advisor in connection with the Merger based upon Furman Selz' experience as a financial advisor in mergers and acquisitions as well as Furman Selz' familiarity with the cable television and telecommunications industries.

  Furman Selz served as a co-managing underwriter in UVSG's initial public offering of 4,100,000 shares of UVSG Class A Common Stock in November 1993, for which it received customary compensation, net of expenses, of $607,776.

  Except as described above, Furman Selz has not rendered material financial advisory or investment banking services to UVSG or to TCI during the past two years. Furman Selz may, in the ordinary course of business, trade securities of UVSG and TCI for its own account or for the accounts of customers and thus may hold long or short positions in such securities at any time.

TCI'S REASONS FOR THE MERGER

  TCI believes that the availability of electronic program guide services is an increasingly important element of video programming delivery. The current volume and variety of video programming will be further increased as digital and other new technologies are implemented, thus increasing the importance of the electronic program guide as a navigational tool for the consumer. TCI believes that UVSG is well positioned in terms of market share, managerial talent, technical skills and financial resources, all of which enhance its ability to offer quality products and services and successfully manage their transition as new technologies are introduced.

  TCI operates or is an investor in businesses which are similar to those of UVSG in the development of interactive electronic program guides, direct-to-home satellite programming sales and the provision of superstation programming. TCI believes that because it is involved in businesses which are similar to those operated by UVSG, it is in a good position to understand UVSG's operations and work well with UVSG to identify industry trends, adapt products and services to coincide with technological and marketplace developments, gain economies of scale and manage the businesses for continued growth.

  TCI believes that changes in technology will provide additional opportunities for the continued growth of UVSG. The Merger will enable TCI to participate financially in UVSG's future growth.

CERTAIN CONSEQUENCES OF THE MERGER; OPERATIONS FOLLOWING THE MERGER

  If all UVSG stockholders elect to convert the full amount permitted of their shares of UVSG Common Stock into Merger Consideration, TCI will own 50% of the then outstanding common stock of the Surviving Corporation, representing approximately 88% of the voting power of the then outstanding common stock of the Surviving Corporation. If no UVSG stockholders convert shares of UVSG Common Stock into Merger Consideration other than Mr. Flinn, who has agreed with TCI to have 50% of his shares of UVSG Class B Common Stock converted into Merger Consideration, TCI will own at least 33% of the then outstanding common stock of the Surviving Corporation, representing at least 83% of the voting power of the then outstanding common stock of the Surviving Corporation. TCI currently does not own any shares of UVSG Common Stock. Accordingly, as a result of the Merger, TCI will have voting control of UVSG as the Surviving Corporation. TCI will therefore be able to approve or disapprove any matter presented to stockholders of UVSG, regardless of the vote of the other stockholders of UVSG, except to the extent limited by the stockholder agreement to be entered into by TCI and UVSG as part of the Merger (the "Stockholder Agreement"). See "TERMS OF THE MERGER--Other Agreements."

  A UVSG stockholder's percentage interest in UVSG's future earnings or growth will decline to the extent he or she receives the Merger Consideration for a portion of his or her shares of UVSG Common Stock. A UVSG stockholder who receives the Merger Consideration will share indirectly in UVSG's future earnings and growth through TCI's ownership of UVSG and will also share in any future earnings and growth of the other assets and businesses of TCI. There can be no assurance that the value of the Merger Consideration a UVSG stockholder may elect to receive will be equal to or greater than the value of the shares of UVSG Common Stock converted into Merger Consideration. See "RISK FACTORS--Uncertainty of Market Value of Merger Consideration and Market Value of UVSG Common Stock."

  It is expected that the business and operations of UVSG will be conducted substantially as they are currently being conducted following consummation of the Merger. TCI will, however, continuously evaluate the business and operations of UVSG (as well as those of its other subsidiaries) and take such actions as it deems appropriate under then existing circumstances.

  TCI and UVSG have recommenced discussions with News to explore the possibility of a business combination, joint venture, strategic alliance or other transaction involving UVSG's Prevue Networks and the assets and operations of TCI and News in the electronic guide business. No specific business proposal regarding such a possible transaction has been formulated, and there can be no assurance that any such proposal would be feasible. See "--Background of the Merger."

  Except for the Merger and as otherwise described in this Proxy
Statement/Prospectus, TCI has no present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation or sale or transfer of a material amount of assets of UVSG.

INTEREST OF CERTAIN PERSONS IN THE MERGER

  In connection with the Merger Agreement, Mr. Flinn and TCI entered into an agreement (the "Flinn Agreement") pursuant to which Mr. Flinn agreed to vote, consistent with his fiduciary obligations, if any, as a stockholder of UVSG, his shares of UVSG Common Stock in favor of the Merger. Mr. Flinn currently holds shares of UVSG Common Stock representing approximately 96% of the voting power of all outstanding shares of UVSG Common Stock.

  Pursuant to the Flinn Agreement, Mr. Flinn has agreed in connection with the Merger to convert 50% of the shares of UVSG Class B Common Stock beneficially owned by him at the Effective Time into an equal number of shares of UVSG Class A Common Stock as contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, the remaining 50% of Mr. Flinn's UVSG Class B Common Stock will be converted into Merger Consideration at the Effective Time. In consideration of Mr. Flinn's agreements respecting voting and conversion of his shares of UVSG Common Stock, TCI has agreed to enter into a registration rights agreement with Mr. Flinn, pursuant to which TCI is required under certain circumstances to register under the Act, for resale by Mr. Flinn, shares of TCI Common Stock that may be acquired by Mr. Flinn upon conversion of the TCI/LMG Preferred Stock he will receive as Merger Consideration.

  Pursuant to the Flinn Agreement, Mr. Flinn has agreed that if he does not vote or cause to be voted all of his shares of UVSG Common Stock in favor of the Merger Agreement, if UVSG's Board of Directors determines, in the exercise of its fiduciary obligations, not to submit the Merger Agreement for consideration by stockholders of UVSG or if UVSG is the "breaching party," as defined in the Merger Agreement, and the Merger Agreement is terminated or expires as a result of the breach by UVSG, Mr. Flinn will pay a termination fee in cash to TCI in an amount equal to the sum of $10 million, plus the excess, if any, over $10 million of the product of (i) the positive difference between (a) the value per share of any consideration Mr. Flinn receives for his shares of UVSG Common Stock or any portion thereof in any transaction or series of related transactions within two years following the termination of the Merger Agreement and (b) $27 and (ii) the number of shares of UVSG Common Stock sold or otherwise disposed of in such transactions.

  Mr. Flinn has also agreed that until the earlier to occur of the Effective Time and the termination of the Merger Agreement in his individual capacity he will not (i) purchase or sell any securities of UVSG, (ii) enter into any agreement or other obligation with respect to the purchase or sale of such securities or solicit any offer to do so, or (iii) participate or engage in discussions or negotiations regarding any such sale with any person other than TCI or provide any material, nonpublic information regarding UVSG or any of its subsidiaries to any person in connection with the foregoing.

  Mr. Flinn has also agreed in the Flinn Agreement that UVSG and its subsidiaries shall have the sole rights in and to the trade name "United Video" and has agreed to cause his affiliates, including United Video Cablevision, Inc. and United Video Management, Inc., to convey the rights in such trade name to UVSG and to change their names following the closing of the Merger.

  In addition, Mr. Flinn has agreed to take such actions as may be necessary to amend the Bylaws of UVSG immediately after the Effective Time as provided in the Merger Agreement. The Merger Agreement provides that immediately after the Effective Time all of the directors of UVSG as the Surviving Corporation other than Mr. Flinn shall resign. Mr. Flinn has agreed to take all necessary action to elect to the Board of Directors persons nominated by TCI. See "TERMS OF THE MERGER--Amendment of UVSG Certificate of Incorporation and Bylaws-- Change in Directors."

  In connection with the Merger, UVSG and TCI have agreed to enter into the Stockholder Agreement, which provides for TCI to vote its shares of UVSG equity securities in any general election of directors in favor of the election of Messrs. Bliss and Boylan as directors so long as they are executive officers of UVSG and of Mr. Flinn as a director so long as he owns at least 20% of the then outstanding equity securities of UVSG (or lesser amounts in certain circumstances). The Stockholder Agreement would also provide for TCI to vote its UVSG equity securities in the same proportion for or against any transaction for which UVSG stockholder approval is required under the DGCL as the equity securities of other UVSG stockholders voting thereon are voted if TCI or an affiliate of TCI (other than UVSG and its subsidiaries) would be a party to the transaction or a direct or indirect beneficiary of the transaction (except in its capacity as a stockholder of UVSG), unless such transaction is approved by a majority of the Disinterested Directors of UVSG. See "TERMS OF THE MERGER--Other Agreements."

  The Stockholder Agreement also provides that if UVSG proposes to enter into any merger or consolidation subject to Article IV, Section A, paragraph 6 of the Restated Certificate (which provision requires that in any merger or consolidation of UVSG holders of Class A Common Stock and Class B Common Stock receive, on a per share basis, consideration of substantially equivalent value, as determined in good faith by the UVSG Board of Directors), then, unless a majority of the Disinterested Directors of UVSG determines (and, if requested by any Disinterested Director, UVSG obtains an opinion from an independent financial advisor to that effect) that the consideration to be received by the holders of the Class A Common Stock in such transaction is substantially equivalent in value, on a per share basis, to the consideration to be received by the holders of the Class B Common Stock in such transaction, taking into account all relevant factors, including, without limitation, the anticipated tax treatment of such consideration to the holders of the Class A Common Stock and Class B Common Stock TCI shall not permit its equity securities in UVSG to be voted in favor of such merger or consolidation in any greater percentage than the percentage in which the equity securities of the other stockholders of UVSG voting on such transaction are voted in favor of such merger or consolidation. Notwithstanding the foregoing, to the extent that the holders of the Class A Common Stock and the holders of the Class B Common Stock, respectively, are entitled to receive in any merger or consolidation (pursuant to any election or otherwise), securities that do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, which differences would be permitted in a share distribution under the Restated Certificate, such relative voting rights and related differences in designation, conversion and share distribution provisions are to be disregarded in determining the per share value of the consideration to be received by the holders of the Class A Common Stock and the Class B Common Stock, respectively, as required under the Restated Certificate.

  Unvested stock options previously granted to Messrs. Bliss, Boylan and Morton to acquire an aggregate of 312,000 shares of UVSG Class A Common Stock will become immediately exercisable upon consummation of the Merger. The aggregate dollar value of such options that were "in-the-money" as of December 20, 1995 was $4,264,500, calculated as the difference between the aggregate exercise price of such options and the aggregate market value of the shares of UVSG Class A Common Stock that may be acquired on exercise, based on a price per share of $30 3/4, the last reported sale price on the Nasdaq National Market for shares of UVSG Class A Common Stock on December 20, 1995. In addition, UVSG will enter into an employment agreement with Mr. Flinn, will amend the existing employment agreements with Messrs. Bliss and Boylan and will enter into agreements with certain UVSG officers that, among other things, will, provide for certain payments if UVSG terminates such officers' employment following the Merger other than for "cause." See "TERMS OF THE MERGER--Certain Personnel Matters."

  UVSG has been advised that no existing directors or executive officers of UVSG currently intend to elect to convert shares of their UVSG Common Stock into the right to receive Merger Consideration, other than Mr. Flinn, who will receive Merger Consideration with respect to 50% of his shares of UVSG Common Stock, and Mr. Bliss, who has indicated that he will consider, based upon market and other factors, whether to elect to convert some portion of his UVSG Class A Common Stock into the right to receive the Merger Consideration.

CERTAIN TRANSACTIONS BETWEEN TCI AND UVSG

  Other than the Merger Agreement and the related transactions described in this Proxy Statement/Prospectus, there has not been during the last two full fiscal years of UVSG any material contract, arrangement, understanding, relationship, negotiation or transaction between UVSG and TCI concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors, or a sale or transfer of a material amount of assets.

                              TERMS OF THE MERGER

GENERAL; EFFECTIVE TIME

  The Merger Agreement provides for the merger of Merger Sub with and into UVSG with UVSG being the Surviving Corporation. As a result of the Merger, UVSG will become a majority-controlled subsidiary of TCI. TCI will own between 33% and 50% of the then outstanding common stock of the Surviving Corporation, representing between 83% and 88% of the voting power of the then outstanding common stock of the Surviving Corporation. In the Merger, which will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, stockholders of UVSG who have so elected will receive the Merger Consideration described below. Such filing is anticipated to take place as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied or, where permissible, waived, which is expected to occur immediately after the Special Meeting. The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and a copy of which (exclusive of certain exhibits and schedules) is annexed to this Proxy Statement/Prospectus as Appendix I.

CONSIDERATION TO BE RECEIVED IN THE MERGER

  Each share of UVSG Class A Common Stock outstanding immediately prior to the Effective Time (other than shares held by UVSG as a treasury share or by any direct or indirect subsidiary of UVSG, all of which will be canceled, and other than shares held by TCI or any of its direct or indirect wholly owned subsidiaries) that are subject to a valid Election to convert such share into the Merger Consideration will be converted in the Merger into and represent the right to receive one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock having the terms described below in "DESCRIPTION OF TCI CAPITAL STOCK." Each share of UVSG Class A Common Stock outstanding immediately prior to the Effective Time (other than those described above) that is not subject to a valid Election to convert such share into the Merger Consideration will remain outstanding and continue as a share of Class A Common Stock of the Surviving Corporation.

  Each share of UVSG Class A Common Stock and UVSG Class B Common Stock outstanding immediately prior to the Effective Time that is held by TCI or any of its direct or indirect wholly owned subsidiaries will remain outstanding following the Merger and continue as one share of Class A Common Stock (in the case of UVSG Class A Common Stock) and one share of Class B Common Stock (in the case of UVSG Class B Common Stock) of the Surviving Corporation. Each share of UVSG Class B Common Stock outstanding immediately prior to the Effective Time (other than as described above) will be converted in the Merger into the right to receive one share of TCI Group Preferred Stock and one share of Liberty Media Group Preferred Stock. Currently, TCI and its subsidiaries do not own any shares of UVSG Common Stock, and Mr. Flinn owns all of the issued and outstanding shares of UVSG Class B Common Stock.

  The shares of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted in the Merger into and represent the right to receive, in the aggregate, that number of shares of Class A Common Stock of the Surviving Corporation as is equal to the number of shares of UVSG Class A Common Stock converted in the Merger into Merger Consideration and that number of shares of Class B Common Stock of the Surviving Corporation as is equal to the number of shares of UVSG Class B Common Stock converted in the Merger into Merger Consideration.

  Certain Adjustments. If, before the Effective Time, the TCI Group Series A Common Stock or LMG Series A Common Stock is recapitalized or reclassified or certain other actions such as stock splits or dividends with respect to the TCI Group Series A Common Stock or LMG Series A Common Stock are taken, then the shares of TCI Group Series A Common Stock or LMG Series A Common Stock, as the case may be, to be delivered upon conversion of the TCI/LMG Preferred Stock will be appropriately adjusted so that holders of TCI/LMG Preferred Stock will receive upon conversion of the TCI/LMG Preferred Stock the kind and amount of TCI securities and property that they would have been entitled to receive had they converted their shares into TCI Group Series A Common Stock or LMG Series A Common Stock, as the case may be, prior to such event.

  Election to Receive Merger Consideration. A Form of Election is being mailed by the Exchange Agent to each holder of record of shares of UVSG Class A Common Stock as of the Record Date to be used to make an Election and for forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of TCI/LMG Preferred Stock to which he or she becomes entitled as a result of the Merger. For an Election to be validly made, the Form of Election properly completed and signed and accompanied by certificates for the shares of UVSG Class A Common Stock to which it relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of UVSG, together with any other documents required by the Form of Election, must be received by The Bank of New York, as Exchange Agent, no later than 5:00 p.m., Eastern Standard Time, on January 22, 1996, the Election Date. Forms of Election received by the Exchange Agent after such Election deadline and any Forms of Election that are unsigned or otherwise incomplete or improperly completed or that otherwise fail to comply with the requirements for making Elections as set forth in the instructions contained in the Form of Election will not be valid. In lieu of delivering the certificates evidencing the UVSG Class A Common Stock relating to the election, the stockholder may make a guarantee of delivery of such certificates from a member of any registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided such certificates are in fact delivered by the time set forth in the guarantee of delivery. Promptly following the Effective Time, the Exchange Agent will deliver to each stockholder from whom it has received a valid, non-revoked Election, certificates evidencing the whole number of shares of TCI/LMG Preferred Stock to which such stockholder is entitled.

  Any UVSG stockholder may at any time prior to the Election Date revoke his or her Election by notice received by the Exchange Agent no later than 5:00 p.m., Eastern Standard Time, on the Election Date. At any time after the expiration of the period of 30 days following the Election Date if the Merger shall not have been consummated prior thereto, any UVSG stockholder who has deposited certificates for UVSG Class A Common Stock with the Exchange Agent has the right to withdraw such certificates and thereby revoke his or her Election as of the Election Date, by written notice to such effect received by the Exchange Agent by no later than 5:00 p.m., Eastern Standard Time, on the fifth business day immediately prior to the Effective Time. All Elections shall automatically be revoked if the Exchange Agent is notified in writing by UVSG and TCI that the Merger Agreement has been terminated.

CONDITIONS TO THE MERGER

  The respective obligations of UVSG and TCI to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (a) approval of the Merger Agreement by the requisite vote of the stockholders of UVSG; (b) filing of the certificates of designations with the Delaware Secretary of State with respect to the TCI/LMG Preferred Stock; (c) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (d) effective registration under the Act of the shares of TCI/LMG Preferred Stock to be issued in connection with the Merger and receipt of all state securities law permits and authorizations necessary to carry out the transactions contemplated by the Merger Agreement; (e) the absence of any permanent or preliminary injunction or similar order issued by a court or other governmental entity of competent jurisdiction preventing consummation of the transactions contemplated by the Merger Agreement as provided therein; (f) receipt of the opinion of Holme Roberts & Owen LLC, to the effect that no gain or loss will be recognized by the stockholders of UVSG upon the receipt of the TCI/LMG Preferred Stock in exchange for their UVSG Common Stock in the Merger; and (g) receipt of Furman Selz' consent to the inclusion of its opinion in this Proxy Statement/Prospectus.

  The obligation of TCI to consummate the transaction contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by UVSG in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from UVSG; (c) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which UVSG or any of its subsidiaries is a party; (d) the absence after July 10, 1995, in the reasonable judgment of TCI, of any material adverse change in the business, assets, results of operations, financial condition or prospects of UVSG and its subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or satellite television industry or affecting general business or economic conditions in the United States); (e) the reasonable satisfaction of counsel to TCI with certain actions, proceedings, instruments and documents required to carry out the transaction contemplated by the Merger Agreement; (f) receipt of all material governmental consents, approvals and authorizations; (g) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which, in TCI's reasonable judgment, (i) makes the transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require the divestiture of a material portion of the business of TCI and its subsidiaries, taken as a whole, (iii) imposes or may impose material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of UVSG, (iv) requires or may require TCI, UVSG or their material subsidiaries to refrain from engaging in any material business if the Merger is consummated, or (v) otherwise prohibits or restricts the Merger or materially increases TCI's obligations in connection therewith; (h) the execution and delivery by UVSG of the Stockholder Agreement; and (i) the Flinn Agreement remaining in full force and effect.

  The Flinn Agreement provides for Mr. Flinn to vote, consistent with his fiduciary obligations, if any, as a stockholder of UVSG, all of his shares of UVSG Common Stock in favor of the Merger and for Mr. Flinn to pay a termination fee to TCI under certain circumstances if the Merger is not consummated. The Flinn Agreement also provides that Mr. Flinn will take such actions as may be necessary to amend UVSG's Bylaws and elect to the Board of Directors of the Surviving Corporation persons nominated by TCI. See "THE MERGER--Interest of Certain Persons in the Merger" and "TERMS OF THE MERGER-- Other Agreements."

  The obligation of UVSG to consummate the transaction contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreement and covenants made by TCI in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from TCI; (c) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which TCI or any of its subsidiaries is a party; (d) the absence, after July 10, 1995, in the reasonable judgment of UVSG, of any material adverse change in the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or satellite television industry or affecting general business or economic conditions in the United States); (e) the reasonable satisfaction of counsel to UVSG with certain actions, proceedings, instruments and documents required to carry out the transaction contemplated by the Merger Agreement;
(f) receipt of all material governmental consents, approvals and authorizations; (g) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which (i) makes the transactions contemplated by the Merger Agreement illegal or may impose material damages or penalties in connection therewith, or (ii) would so materially adversely impact the economic or business benefits of the consummation of the Merger so as to render such consummation inadvisable; and (h) the execution and delivery by TCI of the Stockholder Agreement.

COVENANTS

  UVSG has agreed, except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, to conduct its business in the ordinary and usual course consistent with past practice, and to use its reasonable efforts to preserve intact its business organization, to preserve its licenses and other permits in full force and effect, to keep available the services of its present officers and key employees and to preserve the good will of those with which it has business relationships. UVSG has also agreed that except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, it will not and will not permit any of its subsidiaries to, prior to the Effective Time, (a) amend its charter or bylaws;
(b) issue, grant or sell any shares of its capital stock or any of its other securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other securities, except pursuant to stock options outstanding as of the date of and disclosed pursuant to the Merger Agreement; (c) split, combine or reclassify the outstanding shares of its capital stock or issue any capital stock or other securities in exchange for any such shares; (d) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other securities or the capital stock or other securities of any of its subsidiaries; (e) amend or modify any outstanding options, warrants or rights to acquire, or securities convertible into, shares of its capital stock or other securities, amend or modify UVSG's Equity Incentive Plan or its Stock Option Plan for Non-Employee Directors, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (f) make any other changes in its capital structure; (g) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a subsidiary of UVSG paid ratably to its stockholders (other than any director, officer, employee or affiliate of UVSG); (h) sell or pledge any stock, equity or partnership interest owned by it in any subsidiary or equity affiliate of UVSG, except for dispositions in the ordinary course of business consistent with prior practice; or (i) enter into or assume any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  Except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, UVSG has also agreed that it will not, and will cause its subsidiaries not to, (i) modify in any material respect any license or contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement or make any amendment or modification to any existing such agreement or grant any increases in compensation, other than (x) in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors and which in the aggregate do not materially increase compensation expense, (y) regular annual salary increases granted in the ordinary course of business consistent with past practice to officers who are not directors or executive officers and the payment of bonuses to employees or directors during 1995 in the ordinary course of business consistent with past practice, and (z) severance agreements with certain officers and the employment agreements described below under "--Certain Personnel Matters"; (iii) establish, amend or modify any employee benefit plan, except to the extent required by applicable law or the existing terms of such plan or the provisions of the Merger Agreement; (iv) make capital expenditures which in the aggregate exceed the amount provided for in UVSG's 1995 capital budget; (v) secure any of its outstanding unsecured indebtedness, provide any additional security for any of its outstanding secured indebtedness or create or suffer to exist any lien on any of its assets, other than specified permitted encumbrances; (vi) pay, discharge or satisfy claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in UVSG's balance sheet as of March 31, 1995 or incurred subsequent thereto in the ordinary course of business and consistent with past practice and scheduled repayments of indebtedness reflected on the March 31, 1995 balance sheet; (vii) cancel any debts or waive any claims or rights except in the ordinary course of business consistent with past practice; (viii) prepay any indebtedness for borrowed money; (ix) other than in connection with normal cash management practices conducted in the ordinary and usual course of business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate; (x) enter into or assume any contract, agreement, commitment or arrangement with respect to any of the foregoing;
(xi) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or rights to acquire the same, other than in the ordinary course of business consistent with past practice; (xii) other than dispositions in the ordinary course of business consistent with past practice, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets; (xiii) acquire or agree to acquire by merging or consolidating or by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any business organization or division thereof or any assets which are material, individually or in the aggregate, other than acquisitions in existing or related lines of business of UVSG or the applicable subsidiary not exceeding $5 million in the aggregate; or (xiv) take any action likely to result in any of its representations and warranties in the Merger Agreement being untrue or the conditions to the closing of the Merger not being met.

NO SOLICITATION OF TRANSACTIONS

  The Merger Agreement provides that, subject to the fiduciary duties of UVSG's Board of Directors under applicable law, UVSG will not, directly or indirectly, solicit or initiate the submission of proposals or offers from, cooperate with or furnish or cause to be furnished any nonpublic information to, or negotiate or enter into any agreement or understanding with any other person or entity relating to, or with the intent to effect, any Takeover Proposal. "Takeover Proposal" is defined in the Merger Agreement to mean any proposal for a merger, consolidation, reorganization, other business combination or recapitalization involving UVSG or any of its subsidiaries, for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of UVSG or any of its subsidiaries, for the acquisition of the right to cast 5% or more of the votes on any matter with respect to UVSG or any of its subsidiaries, or for the acquisition of a substantial portion of the assets of UVSG or any of its subsidiaries or the effect of which may be to prohibit, restrict or delay the consummation of, or impair the contemplated benefits to TCI of, the Merger or any of the other transactions contemplated by the Merger Agreement. The Merger Agreement does not prohibit UVSG's Board of Directors, to the extent required by their fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to UVSG if UVSG's Board of Directors reasonably believes that such party may propose a Takeover Proposal on terms that are superior (a "Superior Takeover Proposal") from a financial point of view, to the terms of the Merger for the stockholders of UVSG. UVSG has agreed to provide TCI with written notice of its receipt of any Takeover Proposal or inquiry and with such information regarding the person making the same as TCI may request.

CERTAIN PERSONNEL MATTERS

  Each UVSG stock option outstanding immediately prior to the Effective Time will represent following the Effective Time the right to purchase the same number of shares of UVSG Class A Common Stock as the number of shares of UVSG Class A Common Stock it represented the right to purchase immediately prior to the Effective Time and at the same purchase price and on, and subject to, the same terms and conditions without any changes thereto resulting from the Merger, except that upon the consummation of the Merger, unvested stock options previously granted to Messrs. Bliss, Boylan and Morton to purchase 225,000, 75,000 and 12,000 shares, respectively, of UVSG Class A Common Stock will vest and become immediately exercisable.

  Each UVSG stock appreciation right outstanding immediately prior to the Effective Time will continue to be outstanding immediately following the Effective Time without any change in any terms or conditions thereof resulting from the Merger, except that UVSG is required under the Merger Agreement to use all commercially reasonable efforts to amend the terms of the stock appreciation right to provide that all new businesses entered into between TCI or any of its affiliates and UVSG, as the Surviving Corporation, or any of its affiliates following the Effective Time shall, unless otherwise agreed in writing by TCI, be deemed the acquisition of a new business under the terms of the stock appreciation right. As a consequence of such amendment, the stock appreciation right would exclude any value attributable to new business entered into between TCI or any of its affiliates and the surviving corporation or any of its affiliates after the Effective Time.

  Pursuant to the terms of the existing employment agreements between Mr. Bliss and UVSG and Mr. Boylan and UVSG, if the employment of Mr. Bliss or Mr. Boylan is terminated by UVSG, or if Mr. Bliss or Mr. Boylan resigns after being assigned to a position of lesser responsibilities, within six months following a "Change of Control" (as defined) of UVSG, then Mr. Bliss or Mr. Boylan, as applicable, would be entitled to receive a severance payment equal to the amount of his base salary for the remainder of the two-year period following the occurrence of such "Change of Control." Consummation of the Merger will constitute a Change of Control within the meaning of such employment agreements. In connection with the Merger, Mr. Boylan's employment agreement with UVSG will be amended to extend the term thereof to the third anniversary of the date the Merger is consummated and to provide for annual increases of 12.5% in his base salary effective as of October 18, 1995. Effective as of the closing of the Merger, Mr. Bliss' employment agreement with UVSG will be amended to extend the term to the third anniversary of the closing date of the Merger and to provide for annual increases of 12.5% in his base salary effective as of January 1, 1996. If the employment of Mr. Bliss or Mr. Boylan is terminated without cause, under his amended employment agreement such employee is entitled to (i) a continuation of certain employee benefits, (ii) a severance payment equal to the amount of his base salary that would have been receivable through the later of the remainder of the agreement's term or one year from the date of termination and (iii) payment, on a semi-monthly basis, of one-half of his then applicable base salary until the earlier of (x) three years from the date of termination of the agreement or (y) the date he commences full-time employment or work as a full-time consultant (except that payments under clause (ii) with respect to a period will reduce the amount of any payments due under this clause (iii) for that period). If either Mr. Bliss' or Mr. Boylan's employment is terminated by UVSG, or if Mr. Bliss or Mr. Boylan resigns after being assigned to a position of lesser responsibility, within the six-month period after a "Change of Control," such employee will be entitled to a continuation of certain employee benefits and a severance payment equal to the amount of his base salary for the remainder of the two-year period following the occurrence of such "Change of Control." See "THE MERGER--Interest of Certain Persons in the Merger."

  Upon the closing of the Merger, UVSG and Mr. Flinn will enter into a three-year employment agreement, pursuant to which Mr. Flinn will continue to be employed as the Chairman and Chief Executive Officer of UVSG at his current base salary with base salary increases of 12.5% effective as of January 1, 1996, and 8% for each of the two years after 1996. Mr. Flinn will be entitled to the continuation during the term of his employment agreement of the benefits he was receiving from UVSG as of the date of the Merger Agreement. Mr. Flinn has agreed that he will not compete with UVSG in the United States during the period he is employed by UVSG and for three years after termination of his employment agreement. Mr. Flinn's employment may be terminated by UVSG at any time, with or without cause. If his employment is terminated without cause, Mr. Flinn is entitled to (i) a continuation of certain employee benefits, (ii) a severance payment equal to the amount of his base salary that would have been receivable through the later of the remainder of the agreement's term or one year from the date of termination and (iii) payment, on a semi-monthly basis, of one-half of his then applicable base salary until the earlier of (x) three years from the date of termination of the agreement or (y) the date Mr. Flinn commences full-time employment or work as a full-time consultant (except that payments under clause (ii) with respect to a period will reduce the amount of any payments due under this clause (iii) for that period). If Mr. Flinn's employment is terminated by UVSG, or if he resigns after being assigned to a position of lesser responsibility, within the six-month period after a "Change of Control," Mr. Flinn will be entitled to a continuation of certain employee benefits and a severance payment equal to the amount of his base salary for the remainder of the two-year period following the occurrence of such "Change of Control." See "THE MERGER-- Interest of Certain Persons in the Merger."

INDEMNIFICATION

  The Merger Agreement provides that, after the Effective Time, UVSG, as the Surviving Corporation, will indemnify each person who was, at any time prior to the Effective Time, a director or officer of UVSG against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts paid in settlement with the approval of UVSG (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based on, or arising out of, in whole or in part, the fact that such person was a director or officer of UVSG at any time prior to the Effective Time, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (but excluding any claim by TCI under the Flinn Agreement) (the "Indemnified Liabilities") and all Indemnified Liabilities based on, or arising out of, in whole or in part, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent that (i) a corporation is permitted under Delaware law to indemnify its own directors or officers, as the case may be, (ii) such person would be entitled to be indemnified by UVSG with respect to the Indemnified Liabilities in question under UVSG's Certificate of Incorporation and Bylaws as in effect on May 31, 1995 and (iii) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted against such person, UVSG will be entitled to participate and (providing there is not a conflict of interest on any significant issue) assume the defense thereof, except that if UVSG does not or cannot assume such defense, such person may retain counsel and UVSG shall pay all reasonable fees and expenses of such counsel unless a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such person is not entitled to indemnification.

SURVIVAL OF REPRESENTATIONS

  In the Merger Agreement UVSG has made certain representations and warranties concerning the completeness and truthfulness of information included in UVSG's reports and financial statements filed with the Commission as well as information included in this Proxy Statement/Prospectus and the Registration Statement. These representations and warranties will survive for three years following the closing of the Merger. In addition, certain representations made by UVSG with respect to certain of its employee benefit plans will survive until expiration of the applicable statute of limitations.

TERMINATION, AMENDMENT AND WAIVER

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by UVSG's stockholders, (a) by mutual consent of UVSG and TCI; (b) by either UVSG or TCI if (i) the Merger has not been consummated before January 31, 1996, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder,
(ii) there has been a material breach by the other party of any of its representations, warranties, covenants or agreements that is not cured within five business days after receipt by the party alleged to be in breach of written notice thereof, (iii) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such action has become final and nonappealable or
(iv) the requisite vote of stockholders in favor of the Merger Agreement is not obtained at the Special Meeting and the party seeking to terminate the Merger Agreement has complied with its obligations under the Merger Agreement relating to such meeting; or (c) by TCI, if UVSG's Board of Directors withdraws or modifies in any manner adverse to TCI its recommendation to UVSG stockholders that they approve the Merger Agreement.

  In the event of termination of the Merger Agreement by either UVSG or TCI as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of UVSG, TCI, Merger Sub or their respective affiliates, stockholders, officers, directors, agents or representatives (other than under certain specified provisions of the Merger Agreement which will survive the termination thereof and other than to the extent such termination results from the willful breach by TCI, Merger Sub or UVSG of any of its respective representations, warranties, covenants or agreements made in the Merger Agreement).

  UVSG and TCI may amend the Merger Agreement, by action taken or authorized by their respective Boards of Directors, either before or after approval by the stockholders of UVSG of the Merger Agreement, except that after such approval by the stockholders of UVSG, no amendment may be made which by law requires further approval by such stockholders without such further approval. At any time prior to the Effective Time, either UVSG or TCI, by action authorized by such party's board of directors, may, to the extent legally allowed, extend the time specified in the Merger Agreement for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, waive compliance by the other party with any of the agreements or covenants of such other party contained in the Merger Agreement or waive any condition to such waiving party's obligation to consummate the transactions contemplated by, or other obligations under, the Merger Agreement.

EXPENSES

  If the Merger Agreement is terminated by UVSG or TCI as the result of a material willful breach by the other party of its covenants or representations and warranties in the Merger Agreement, the breaching party is required to reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement. Otherwise, if the Merger is not consummated for any reason, each party will pay its own costs and expenses, except that the aggregate expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus and the Registration Statement and the cost of filing under the HSR Act will be borne equally by the parties.

CERTAIN RESTRICTIONS ON RESALE OF TCI/LMG PREFERRED STOCK

  All shares of TCI/LMG Preferred Stock issuable in the Merger and the shares of TCI Group Series A Common Stock and LMG Series A Common Stock into which they may be converted will be registered under the Act and freely transferable, except that any such shares received by persons who are deemed "affiliates" (as such term is defined under the Act) of UVSG prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Act (or Rule 144 in the case of such persons who become affiliates of TCI) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of UVSG generally include individuals or entities that control, are controlled by, or are under common control with UVSG and may include certain officers and directors of UVSG, as well as Mr. Flinn, the majority stockholder of UVSG. The Merger Agreement requires UVSG to use reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of TCI/LMG Preferred Stock issued to such person in or pursuant to the Merger or TCI Group Series A Common Stock and LMG Series A Common Stock into which it is converted in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

OTHER AGREEMENTS

  In connection with the Merger, UVSG and TCI have agreed to execute the Stockholder Agreement at the closing of the Merger. Pursuant to the Stockholder Agreement, TCI will agree that it will cause all of its equity securities of UVSG to be voted in any general election of directors in favor of the election of Messrs. Bliss and Boylan as directors so long as they are executive officers of UVSG. TCI will also vote its equity securities for the election of Lawrence Flinn, Jr. to the Board of Directors as long as Mr. Flinn owns at least 20% of the then outstanding equity securities of UVSG or, if UVSG issues additional equity securities resulting in the equity securities of Mr. Flinn representing less than 20% of the total equity securities of UVSG, as long as Mr. Flinn beneficially owns at least 3.5 million shares of equity securities (as adjusted for stock splits, reverse stock splits and stock dividends) and he is one of the three largest stockholders of UVSG, including TCI. In addition, under the Stockholder Agreement, TCI agrees that with respect to any transaction for which approval by UVSG's stockholders is required pursuant to the DGCL, if TCI or an affiliate of TCI (other than UVSG and its subsidiaries) is a party to the transaction or would be a direct or indirect beneficiary of the transaction (except in its capacity as a stockholder of UVSG), then unless such transaction is approved by a majority of the Disinterested Directors, TCI shall cause all of its equity securities in UVSG to be voted in the same proportion for and against such transaction as the equity securities of the other stockholders of UVSG voting thereon are voted. The Disinterested Directors will initially include Messrs. Flinn, Bliss and Boylan, as well as William J. Bresnan, Paul A. Gould and J.C. Sparkman, who have been designated by TCI pursuant to the Merger Agreement and will be elected to the UVSG Board of Directors immediately following consummation of the Merger.

  The Stockholder Agreement also provides that if UVSG proposes to enter into any merger or consolidation subject to Article IV, Section A, paragraph 6 of the Restated Certificate (which provision requires that in any merger or consolidation of UVSG holders of Class A Common Stock and Class B Common Stock receive, on a per share basis, consideration of substantially equivalent value, as determined in good faith by the UVSG Board of Directors), then, unless a majority of the Disinterested Directors of UVSG determines (and, if requested by any Disinterested Director, UVSG obtains an opinion from an independent financial advisor to that effect) that the consideration to be received by the holders of the Class A Common Stock in such transaction is substantially equivalent in value, on a per share basis, to the consideration to be received by the holders of the Class B Common Stock in such transaction, taking into account all relevant factors, including, without limitation, the anticipated tax treatment of such consideration to the holders of the Class A Common Stock and Class B Common Stock, TCI shall not permit its equity securities in UVSG to be voted in favor of such merger or consolidation in any greater percentage than the percentage in which the equity securities of the other stockholders of UVSG voting on such transaction are voted in favor of such merger or consolidation. Notwithstanding the foregoing, to the extent that the holders of the Class A Common Stock and the holders of the Class B Common Stock, respectively, are entitled to receive in any merger or consolidation (pursuant to any election or otherwise), securities that do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, which differences would be permitted in a share distribution under the Restated Certificate, such relative voting rights and related differences in designation, conversion and share distribution provisions are to be disregarded in determining the per share value of the consideration to be received by the holders of the Class A Common Stock and the Class B Common Stock, respectively, under the Restated Certificate.

  In connection with the Merger Agreement, Mr. Flinn and TCI entered into the Flinn Agreement pursuant to which Mr. Flinn agreed to vote, consistent with his fiduciary obligations, if any, as a stockholder of UVSG, his shares of UVSG Common Stock in favor of the Merger. Mr. Flinn currently holds shares of UVSG Common Stock representing approximately 96% of the voting power of all outstanding shares of UVSG Common Stock. Pursuant to the Flinn Agreement, Mr. Flinn has agreed in connection with the Merger to convert 50% of the UVSG Class B Common Stock beneficially owned by him at the Effective Time into an equal number of shares of UVSG Class A Common Stock as contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, the remaining 50% of Mr. Flinn's UVSG Class B Common Stock will be converted into Merger Consideration at the Effective Time. Currently, Mr. Flinn owns all of the issued and outstanding shares of UVSG Class B Common Stock, a total of 12,373,294 shares, of which 6,186,647 shares will be converted into an equal number of shares of UVSG Class A Common Stock at the Effective Time and 6,186,647 shares will be converted into Merger Consideration. In consideration of Mr. Flinn's agreements respecting voting and conversion of his shares of UVSG Common Stock, TCI has agreed to enter into a registration rights agreement with Mr. Flinn, pursuant to which TCI is required under certain circumstances to register under the Act, for resale by Mr. Flinn, shares of TCI Common Stock that may be acquired by Mr. Flinn upon conversion of the TCI/LMG Preferred Stock he will receive as Merger Consideration.

  Pursuant to the Flinn Agreement, Mr. Flinn has agreed that if he does not vote or cause to be voted all of his shares of UVSG Common Stock in favor of the Merger Agreement, if the Board of Directors of UVSG determines, in the exercise of its fiduciary obligations not to submit the Merger Agreement for consideration by stockholders of UVSG or if UVSG is the "breaching party," as defined in the Merger Agreement, and the Merger Agreement is terminated or expires as a result of the breach by UVSG, Mr. Flinn will pay a termination fee in cash to TCI in an amount equal to the sum of $10 million, plus the excess, if any, over $10 million of the product of (i) the positive difference between (a) the value per share of any consideration Mr. Flinn receives for his shares of UVSG Common Stock or any portion thereof in any transaction or series of related transactions within two years following the termination of the Merger Agreement and (b) $27 and (ii) the number of shares of UVSG Common Stock sold or otherwise disposed of in such transactions. Mr. Flinn has also agreed that until the earlier to occur of the Effective Time and the termination of the Merger Agreement in his individual capacity he will not (i) purchase or sell any securities of UVSG, (ii) enter into any agreement or other obligation with respect to the purchase or sale of such securities or solicit any offer to do so, or (iii) participate or engage in discussions or negotiations regarding any such sale with any person other than TCI or provide any material, nonpublic information regarding UVSG or any of its subsidiaries to any person in connection with the foregoing. See "THE MERGER--Interest of Certain Persons in the Merger."

  In connection with the Merger, UVSG will enter into an employment agreement with Mr. Flinn and amend the employment agreement with Messrs. Bliss and Boylan as described under "--Certain Personnel Matters."

AMENDMENT OF UVSG CERTIFICATE OF INCORPORATION AND BYLAWS

  Upon the filing of the Certificate of Merger with the Delaware Secretary of State and consummation of the Merger, UVSG's Certificate of Incorporation will be amended and restated substantially in the form included as an exhibit to the Merger Agreement and attached as Appendix IV to this Proxy Statement/Prospectus to modify several of its provisions including, without limitation, those regarding the number of authorized shares of UVSG Class A Common Stock and Class B Common Stock, share distributions, merger consideration, the number and term of UVSG's directors, removal of Board members, amendment of Bylaws, the calling of special meetings, the ability of the stockholders to act without a meeting and indemnification of directors and officers. The Restated Certificate also clarifies that a number of its provisions are subject to the rights of holders of UVSG's preferred stock, as well as making certain other changes. Pursuant to the Merger Agreement, immediately after the Effective Time the Board of Directors of the Surviving Corporation will amend certain provisions of UVSG's Bylaws, including, without limitation, provisions governing the election of directors, the vote of the Board required to take certain actions (including increasing or decreasing the size of the Board, filling vacancies on the Board, removing directors, establishing an executive committee of the Board, appointing and removing officers and calling special meetings of the Board), the ability of the stockholders to amend the Bylaws, the ability of the stockholders to remove directors, the procedures required for stockholders to nominate directors, the notice procedures relating to calling meetings of the Board and the calling of special meetings of stockholders. The indemnification provisions for UVSG's officers and directors will be removed from the Bylaws and will be included in the Restated Certificate. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

CHANGE IN UVSG BOARD OF DIRECTORS AT CLOSING

  The Merger Agreement provides that immediately after the Effective Time, all directors of the Surviving Corporation, other than Mr. Flinn, shall resign and Mr. Flinn, as the remaining director, shall cause to be elected as directors Messrs. Bliss and Boylan as well as nominees designated by TCI. TCI has selected the following nominees to be elected as directors of the Surviving Corporation following the Merger: Colleen Abdoulah, David P. Beddow, William
J. Bresnan, Tony Coelho, Paul A. Gould, Bruce W. Ravenel, Larry E. Romrell, J.C. Sparkman and J. David Wargo. See "MANAGEMENT OF UVSG FOLLOWING THE MERGER." Following the Merger, the Board of Directors may be of such size and include such additional nominees of TCI as TCI may determine in its sole discretion.

REGULATORY APPROVALS

  Consummation of the Merger is subject to the expiration or early termination of the waiting period provided for under the HSR Act. UVSG and TCI filed with the appropriate governmental agencies the notification and report form required by the HSR Act on July 27, 1995, and the waiting period was scheduled to expire on August 26, 1995. On August 25, 1995, the Federal Trade Commission issued a request for additional information concerning the Merger and the respective businesses of UVSG and TCI, thereby extending the waiting period. UVSG and TCI responded informally to the request and early termination of the waiting period was granted as of October 30, 1995.

  Under Federal Communications Commission ("FCC") regulations, certain earth station uplink licenses held by two subsidiaries of UVSG cannot be transferred without prior FCC approval. A "transfer" that requires FCC approval includes the transfer of control of the subsidiaries which hold such licenses through the transfer of control of UVSG to TCI in the Merger. The FCC approved the transfer of control of such licenses on December 6, 1995.

ACCOUNTING TREATMENT

  The Merger will be accounted for by TCI under the purchase method of accounting, whereby the consideration paid for UVSG will be allocated to the identifiable assets and liabilities of UVSG based on their respective fair values. Because TCI's economic ownership interest in UVSG following consummation of the Merger is not expected to exceed 50% of the issued and outstanding UVSG Common Stock, the allocation of the consideration paid for UVSG by TCI will not be "pushed down" to, or otherwise be reflected in, UVSG's separate financial statements.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

INTRODUCTION

  In the opinion of Holme Roberts & Owen LLC, counsel to UVSG, the following describes the principal federal income tax consequences expected to result to the stockholders of USVG from the Merger, subject to the conditions and limitations described herein, and Holme Robert & Owen LLC has delivered an opinion to USVG to that effect. The following discussion is based on the current provisions of the Internal Revenue Code (the "Code"), the applicable Treasury Regulations ("Regulations") and the public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively. The discussion addresses only those stockholders who hold UVSG Common Stock, and would hold the TCI/LMG Preferred Stock, as a capital asset within the meaning of Section 1221 of the Code.

  No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. The description does not address state, local and foreign tax consequences.

  Subject to the conditions and limitations described herein, the tax opinion states that the Merger will qualify as a reorganization under Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of UVSG from their receipt of TCI/LMG Preferred Stock in exchange for their UVSG Common Stock. The tax opinion also states that the discussion under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" set forth herein describes the material federal income tax consequences expected to result to the stockholders of UVSG from the Merger, subject to the conditions and limitations described herein, and that the discussion under the caption "--Ownership and Disposition of TCI/LMG Preferred Stock" set forth below addresses the principal federal income tax issues expected to arise with respect to the ownership and disposition of the TCI/LMG Preferred Stock received in the Merger, subject to the conditions and limitations described herein. Although a general discussion of the federal income tax issues expected to arise from the ownership and disposition of the TCI/LMG Preferred Stock is included herein, no tax opinion has been obtained with respect to the specific tax consequences to any stockholder of owning and disposing of the TCI/LMG Preferred Stock.

  HOLDERS OF UVSG COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF TCI/LMG PREFERRED STOCK IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS, INCLUDING ANY POTENTIAL CHANGES IN LAWS.

THE MERGER TRANSACTION

  The Merger is intended by the parties to qualify as a reorganization under
Section 368(a) of the Code. UVSG has received a tax opinion from its counsel that, subject to the assumptions and conditions described herein, the Merger will qualify as a reorganization for federal income tax purposes under Section 368(a) of the Code. The matter is not free from doubt and there are no court decisions or published IRS rulings considering a similar transaction. It is a condition to closing that the tax opinion of counsel has not been withdrawn or modified in any material respect. No ruling from the Internal Revenue Service (the "Service") has been or will be requested in connection with the Merger.

  The tax opinion is based on the current provisions of the Code and the applicable Regulations and the current public administrative and judicial interpretations thereof. The Code and the Regulations and the interpretations thereof by the Service and the courts are subject to change and any change could be applied retroactively. The tax opinion does not cover the additional tax consequences, if any, that may result if the holder does not hold the UVSG Common Stock as a capital asset or is a special taxpayer (such as a foreign person, tax-exempt organization, retirement plan, regulated investment company or a dealer in securities) and will not cover state, local and foreign tax consequences.

  The tax opinion is subject to a number of assumptions and conditions including the following:

  (a) The Merger Agreement, including the agreements referred to therein, sets forth the complete agreement among the parties with respect to the Merger and is binding and enforceable in accordance with its terms.

  (b) The Merger and related transactions will take place as described in the Merger Agreement, the facts and representations described in the Merger Agreement are accurate, and the conduct of the parties will be materially consistent with those facts.

  (c) The Merger will be a valid merger under the applicable state law.

  (d) The representation letters delivered to counsel by UVSG, TCI and Mr. Flinn in connection with the tax opinion (which counsel has not independently verified) are true and correct in all material respects.

  (e) The Liberty Media Group Preferred Stock and the LMG Series A Common Stock constitute voting stock of TCI for federal income tax purposes. TCI's tax counsel has rendered a favorable opinion on this matter.

  (f) At the Effective Time, the UVSG stockholders will not have any plan or intention to sell, exchange, or otherwise dispose of more than 50% of their stock interest in TCI that they receive pursuant to the Merger transaction and will not have any plan or intention to sell, exchange or otherwise dispose of more than 50% of their shares of UVSG Common Stock remaining after the Merger. For this purpose, prior or subsequent dispositions of stock related to the Merger would be considered in determining whether the 50% requirement has been met.

  If any assumption is not true or a condition is not satisfied, counsel's opinion may be different.

  If the Merger qualifies as a reorganization under Section 368(a) of the
Code:

  (a) No gain or loss will be recognized by the stockholders of UVSG from receipt of the TCI/LMG Preferred Stock in exchange for their UVSG Common Stock;

  (b) The aggregate tax basis of the TCI/LMG Preferred Stock received by the stockholders of UVSG will be the same as the aggregate tax basis of UVSG Common Stock exchanged therefor (adjusted to take into account the receipt of any consideration in the Merger other than TCI/LMG Preferred Stock); and

  (c) The holding period of the shares of TCI/LMG Preferred Stock received by the stockholders of UVSG will include the holding period of the UVSG Common Stock exchanged for the TCI/LMG Preferred Stock, provided such shares of UVSG Common Stock were held as a capital asset as of the Effective Time.

  If a holder of UVSG Common Stock who exchanges shares in the Merger were to receive any consideration for his UVSG Common Stock other than TCI/LMG Preferred Stock, such holder would recognize taxable income equal to the fair market value of such additional consideration (but not in excess of the amount, if any, by which the sum of the fair market value of such consideration plus the fair market value of the TCI/LMG Preferred Stock received by such holder exceeds the tax basis for the UVSG shares surrendered in exchange therefor). UVSG does not believe that there is any material additional consideration.

  On December 7, 1995, the Treasury Department proposed legislation that would treat certain preferred stock received in a corporate reorganization as "boot" and not as qualified stock consideration. If the TCI/LMG Preferred Stock were determined not to be qualified stock consideration, the receipt of TCI/LMG Preferred Stock in the Merger would be taxable to any UVSG stockholder who exchanges shares of UVSG Common Stock for

Merger Consideration. As of the date hereof, the specific statutory language for this proposal has not been released by the Treasury Department, but based on the summary descriptions of the proposal that have been released, there is a strong position that the proposal, if enacted, would not apply to the TCI/LMG Preferred Stock or the Merger. However, there can be no assurance that tax legislation enacted in the future would not result in the Merger being a taxable transaction. The tax opinion is based on current federal income tax law, and no opinion is expressed as to whether any future legislation (which could have a retroactive effect) will apply to the Merger. As stated above, under the Merger Agreement, UVSG is not obligated to close the Merger if, in its reasonable judgment, any legislation proposed after the date of the Merger Agreement would be reasonably likely to have a material adverse effect on the transactions contemplated by the Merger Agreement. UVSG has advised TCI that it would exercise its right not to consummate the Merger if any legislation proposed after the date of the Merger Agreement would, as determined by UVSG in its reasonable judgment, be reasonably likely to result in the Merger being considered to be a taxable transaction. This Proxy Statement/Prospectus will not be updated for new developments with respect to any tax legislation, and UVSG stockholders are advised to consult their own tax advisors on these matters.

  An opinion of counsel does not provide the same degree of assurance with respect to the tax consequences of a transaction as a private letter ruling from the Service. An opinion of counsel, unlike a private letter ruling from the Service, has no binding effect on the Service but rather represents counsel's legal judgment based on the current law. The Service could take a position contrary to counsel's opinion and, if the matter is litigated, a court may reach a decision contrary to the opinion.

OWNERSHIP AND DISPOSITION OF TCI/LMG PREFERRED STOCK

  The following is a general discussion of the principal federal income tax issues expected to arise with respect to the ownership and disposition of the TCI/LMG Preferred Stock received in the Merger. The description is based on current law and is subject to the conditions and limitations discussed herein, including those described in the "Introduction" to this tax discussion. No tax opinion has been obtained with respect to the specific tax consequences to any stockholder of owning and disposing of the TCI/LMG Preferred Stock.

 DIVIDENDS

  The dividends payable on the TCI/LMG Preferred Stock (whether in cash or in shares of TCI stock) will be taxable as ordinary income to the extent paid out of TCI's current or accumulated earnings and profits. Any portion not paid out of earnings and profits will be applied against and reduce the tax basis of the TCI/LMG Preferred Stock with the balance taxable as gain from the disposition of that stock. Sections 243 through 247 and 1059 of the Code provide for a dividends-received deduction for corporate stockholders, subject to the limitations described therein. Corporate holders of the TCI/LMG Preferred Stock should consider the potential tax consequences to them under
Section 1059 of the Code resulting from a distribution treated as a dividend.

 CONSTRUCTIVE DIVIDENDS

  Under Section 305 of the Code, holders of the TCI/LMG Preferred Stock could have dividend income without a corresponding receipt of cash or additional shares of TCI capital stock.

  Redemption Premium. If the "redemption premium" with respect to the TCI/LMG Preferred Stock is more than a de-minimis amount, the amount of the redemption premium will be taxed as constructive dividends to the holders of the TCI/LMG Preferred Stock over the 20-year life of the TCI/LMG Preferred Stock on an economic accrual basis. Because TCI has the right to call the TCI/LMG Preferred Stock after five years, it is possible, under certain circumstances, that a redemption premium would be taxed as constructive dividends over the initial five years rather than the 20-year term of the TCI/LMG Preferred Stock.

  The redemption premium will be computed on a per share basis and will equal the excess of the redemption price of the TCI/LMG Preferred Stock over its issue price. For this purpose, the redemption price will be at least equal to the initial liquidation value per share for each series of TCI/LMG Preferred Stock received (and might include any accrued and unpaid dividends on the stock) and the issue price will be the per share fair market value of the TCI/LMG Preferred Stock at the Effective Time.

  The amount of the redemption premium, if any, will be determined by TCI and it will deliver appropriate reporting information to the holders of the TCI/LMG Preferred Stock. TCI's decision on these matters will be binding on the holders of the TCI/LMG Preferred Stock unless they file an appropriate notice in accordance with the applicable Regulations.

  Adjustment to the Conversion Rights. Under various circumstances the conversion rights of the TCI/LMG Preferred Stock will be adjusted. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Preferred Stock--Series G Redeemable Convertible TCI Group Preferred Stock" and "--Series H Redeemable Convertible Liberty Media Group Preferred Stock." These adjustments could result in constructive distributions taxable as dividends to the holders of the TCI/LMG Preferred Stock. The holders of the TCI/LMG Preferred Stock will generally not control the particular circumstances that result in an adjustment of the conversion rights. In general, any adjustment in the conversion rights that increases the interest of the holders of the TCI/LMG Preferred Stock in the assets or earnings and profits of TCI will result in a constructive dividend distribution to the holders of that preferred stock, unless the antidilution safe harbor of the Treasury Regulations applies. The anti-dilution safe harbor provides that changes in the conversion ratio made solely to avoid dilution in the interests of holders of the TCI/LMG Preferred Stock will not result in a constructive dividend, but the safe harbor specifically does not cover conversion rights adjustments that are made to compensate the holders for taxable cash or property distributions to other stockholders. The anti-dilution safe harbor covers some but not all of the possible circumstances that could result in an adjustment in the conversion rights of the TCI/LMG Preferred Stock. The amount of any constructive dividend resulting from an adjustment in the conversion rights will be determined by TCI in consultation with its tax advisors.

  Other Transactions. A stockholder could also have constructive distributions that are taxed as dividends with respect to the TCI/LMG Preferred Stock as a result of changes in the redemption price of the TCI/LMG Preferred Stock, certain redemptions of stock treated as distributions under Section 301 of the Code that increase the stockholder's proportionate interest in the assets or earnings and profits of TCI or any other transaction (including a recapitalization of TCI) having a similar effect on the stockholder's proportionate interest in TCI.

  Spinoff of LMG. Under various circumstances, the LMG Series A Common Stock may be redeemed for the stock of a subsidiary that owns the Liberty Media Group assets in a spinoff transaction and the holders of the Liberty Media Group Preferred Stock could be given an opportunity to exchange their Liberty Media Group Preferred Stock for a new preferred stock in the spinoff entity. See "DESCRIPTION OF TCI CAPITAL STOCK--Series H Redeemable Convertible Liberty Media Group Preferred Stock." The tax consequences of such a transaction will depend on the terms of the transaction and the applicable tax law in effect at the time of the transaction.

 REDEMPTIONS OR SALES OF THE TCI/LMG PREFERRED STOCK IF NOT SECTION 306 STOCK

  Redemptions. The TCI/LMG Preferred Stock may be redeemed by TCI at any time after five years and must be redeemed by TCI in 2016 if not redeemed earlier. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Preferred Stock--Series G Redeemable Convertible TCI Group Preferred Stock" and "--Series H Redeemable Convertible Liberty Media Group Preferred Stock." In general, the redemption of the TCI/LMG Preferred Stock will be treated to the holder as either: (a) a taxable sale of the redeemed stock; or (b) a distribution from TCI that may be partially or wholly taxable as a dividend. For a discussion of the special rules applicable to a redemption of the TCI/LMG Preferred Stock if that stock constitutes "Section 306 stock" in the hands of the holder, see "Redemptions or Sales of TCI/LMG Preferred Stock if Section 306 Stock" below.

  A redemption of TCI/LMG Preferred Stock will be treated as a taxable sale if it qualifies as: (a) a "substantially disproportionate" redemption with respect to the stockholder; (b) a "complete termination" of the stockholder's entire interest in TCI; or (c) a distribution that is "not essentially equivalent to a dividend" with respect to the holder. Under the first test, the redemption will be substantially disproportionate with respect to the stockholder if (i) the percentage of the voting stock of TCI actually and constructively owned by the stockholder immediately following the redemption is less than 80 % of the percentage of the voting stock of TCI actually and constructively owned by the stockholder immediately before the exchange; and (ii) the redemption results in a similar percentage reduction in the stockholder's ownership of TCI's common stock.

  Under the second test, the redemption will result in a "complete termination" of the stockholder's interest in TCI if, after the redemption, the stockholder does not own (actually or constructively) any TCI common or preferred stock. Under the third test, the redemption will be "not essentially equivalent to a dividend" if the redemption results in a "meaningful reduction" in the stockholder's voting rights, participation in earnings and liquidation rights arising from his actual and constructive ownership of TCI stock. Whether the redemption will result in a "meaningful reduction" in such interests of the stockholder in TCI will depend upon the holder's individual circumstances.

  In determining whether any of these three tests is satisfied, the TCI stock actually owned and the TCI stock constructively owned by the stockholder must be taken into account. Generally, under the constructive ownership rules contained in Sections 302 and 318 of the Code, a stockholder is deemed to own:
(a) shares actually owned and, in some cases, constructively owned by certain family members (including the stockholder's spouse, children, grandchildren and parents); (b) a proportionate number of the shares owned (actually or constructively) by a corporation in which the stockholder owns 50% or more of the stock (actually or constructively); (c) a proportionate number of the shares owned (actually or constructively) by a partnership (which for this purpose includes an S corporation), trust or estate in which the stockholder owns an interest; and (d) shares that the stockholder might acquire through the exercise of stock options or stock purchase rights or through conversion of preferred stock or debt instruments. The stock constructively owned by a corporation, partnership, trust or estate may include stock owned by a stockholder, partner or beneficiary thereof.

  If any of the three tests is satisfied, the redemption will be treated as a taxable sale and the holder will recognize gain or loss equal to the difference between the amount received in the redemption and the holder's adjusted tax basis for the redeemed stock. This gain or loss will be capital gain or loss if the TCI/LMG Preferred Stock was held as a capital asset, and the capital gain or loss will be long-term capital gain or loss if the TCI/LMG Preferred Stock was held for the requisite holding period.

  If none of the three tests is satisfied, the amount received in the redemption will be taxable as a dividend to the extent of the current and accumulated earnings and profits of TCI, without regard to any unrealized gain or loss. Any excess of the amount received in the redemption over the amount taxable as a dividend under the preceding sentence will reduce the holders' adjusted tax basis in the redeemed stock (but not below zero). Any excess of the amount received in the redemption over the dividend and basis reduction amounts described in the preceding two sentences will be treated as gain from the sale of property. This gain will be capital gain if the TCI/LMG Preferred Stock was held as a capital asset, and the capital gain will be long-term capital gain if the TCI/LMG Preferred Stock was held for the requisite holding period. Any part of the amount received in the redemption that is attributable to declared but unpaid dividends with respect to the redeemed stock will be taxable as a dividend.

  Sales. On the sale of TCI/LMG Preferred Stock (other than in a redemption by TCI), the holder generally will recognize gain or loss equal to the difference between the amount realized and the holder's tax basis for the TCI/LMG Preferred Stock sold or disposed of. This gain or loss will be capital gain or loss if the TCI/LMG Preferred Stock was held as a capital asset, and the capital gain or loss will be long-term capital gain or loss if the TCI/LMG Preferred Stock was held for the requisite holding period.

 REDEMPTIONS OR SALES OF TCI/LMG PREFERRED STOCK IF SECTION 306 STOCK

  If the TCI/LMG Preferred Stock is Section 306 stock, the holder of the TCI/LMG Preferred Stock may recognize ordinary income on the redemption, sale or other disposition of that stock, as discussed below. Any ordinary income would not qualify for the dividends-received deduction applicable to corporate shareholders, except to the extent that it is received upon a redemption of the TCI/LMG Preferred Stock. The TCI/LMG Preferred Stock will be Section 306 stock in the hands of the holder if, in the event that the holder had received cash in the Merger in lieu of the TCI/LMG Preferred Stock, that cash would have been treated as a dividend to any extent. The application of this "cash in lieu of " rule, with respect to the TCI/LMG Preferred Stock received in the Merger, is unclear, but it may be possible that, under this rule as applied to the Merger, the TCI/LMG Preferred Stock will not be Section 306 stock. There are a number of other exceptions in Section 306 that may be available to the stockholders to avoid the adverse tax consequences that would result if the TCI/LMG Preferred Stock is Section 306 stock.

  If the TCI/LMG Preferred Stock is Section 306 stock and it is converted into TCI Common Stock, the TCI Common Stock received will not be Section 306 stock (provided the common stock is not convertible into preferred stock or other property).

  Redemptions. On redemption of TCI/LMG Preferred Stock that is Section 306 stock in the hands of the holder, the amount received in the redemption generally will be taxable as a dividend to the extent of the current and accumulated earnings and profits of TCI, without regard to any unrealized gain or loss. However, if the redemption results in a "complete redemption" of the holder's actual and constructive interests as a stockholder of TCI, then the redemption will be treated as a taxable sale of the redeemed stock and the holder will recognize gain or loss equal to the difference between the amount received in the redemption and the holder's adjusted tax basis for the redeemed stock. This gain or loss will be capital gain or loss if the TCI/LMG Preferred Stock was held as a capital asset, and the capital gain or loss will be long-term capital gain or loss if the TCI/LMG Preferred Stock was held for the requisite holding period.

  In addition, other exceptions, if applicable, may cause the redemption not to be taxable as a dividend. If the TCI/LMG Preferred Stock is called for redemption by TCI, the holder should consult his tax advisor concerning the tax consequences of the proposed redemption and other alternatives available to the holder.

  Sales. On a sale of TCI/LMG Preferred Stock that is Section 306 stock in the hands of the holder (other than in a redemption by TCI), the holder generally will recognize ordinary income equal to the stock's ratable share of the amount that would have been taxable as a dividend if the holder had received cash in the Merger in lieu of the TCI/LMG Preferred Stock. The difference between the amount received in the sale or other disposition and the amount recognized as ordinary income under the preceding sentence will be treated as gain from sale of the stock to the extent that it exceeds the holder's adjusted tax basis for the stock immediately prior to the sale or other disposition. The gain described in the preceding sentence will be capital gain if the TCI/LMG Preferred Stock sold or disposed of was held as a capital asset, and the capital gain will be long-term capital gain if the stock was held for the requisite holding period. No loss will be recognized on the sale or other disposition. However, if the sale or other disposition results in a "complete redemption" of the holder's actual and constructive interest as a stockholder of TCI and the sale is not to a related party, then that sale or other disposition will be taxed as if the stock were not Section 306 stock. Special rules may apply to a gift transfer of Section 306 stock.

  In addition, other exceptions, if applicable, may cause the amounts received in the sale or other disposition not to be taxable as a dividend.

 CONVERSION OF TCI/LMG PREFERRED STOCK INTO TCI COMMON STOCK

  The conversion of the TCI/LMG Preferred Stock into TCI Group Series A Common Stock should be a nontaxable event to the holder because the conversion is pursuant to the terms of the preferred stock. However, under the Treasury Regulations, the stockholder will generally be taxed on any dividends in arrears (and possibly any remaining redemption premium) that have not been previously reported as income.

  If the TCI/LMG Preferred Stock is converted into property other than TCI stock or the conversion is not pursuant to the terms of the TCI/LMG Preferred Stock, the conversion would be a taxable redemption of the preferred stock. The tax consequences of redemption transactions are discussed above. See the discussion of the possible adjustments to the conversion rights of the TCI/LMG Preferred Stock under "DESCRIPTION OF TCI CAPITAL STOCK--Series G Redeemable Convertible TCI Group Preferred Stock" and "--Series H Redeemable Convertible Liberty Media Group Preferred Stock."

 SECTION 368 REPORTING REQUIREMENTS

  Under Treasury Regulation Section 1.368-3, any UVSG stockholder who receives TCI/LMG Preferred Stock in exchange for UVSG Common Stock as a result of the Merger must file with his or her federal income tax return for the taxable year during which the Merger is consummated a statement of the facts pertinent to that exchange, as more fully described in that Section.

 BACKUP WITHHOLDING

  Under Section 3406 of the Code, the UVSG stockholders may be subject to "backup withholding" at the rate of 31% on "reportable payments" to be received by them if they fail to furnish their correct taxpayer identification numbers or for certain other reasons. TCI will report to these persons and to the Service for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

  THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN FEDERAL INCOME TAX LAW SINCE THE DATE OF THIS PROXY STATEMENT.

      UVSG SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of December 14, 1995, regarding ownership of UVSG Common Stock by (1) each person believed by UVSG to be the beneficial owner of more than five percent of its outstanding Common Stock; (2) each Director and by the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year 1994, and (3) all current executive officers and directors of UVSG as a group. The table also sets forth information regarding ownership of UVSG Common Stock on a pro forma basis following the Merger, assuming that (i) Mr. Flinn converts one-half of his shares of UVSG Class B Common Stock into UVSG Class A Common Stock immediately prior to the Merger, pursuant to his agreement with TCI, (ii) the remaining one-half of Mr. Flinn's shares of UVSG Class B Common Stock are converted into Merger Consideration pursuant to the terms of the Merger Agreement, and (iii) none of the other directors or executive officers of UVSG will elect to receive Merger Consideration in the Merger. See "THE MERGER--Interest of Certain Persons in the Merger." Shares of UVSG Class B Common Stock are convertible immediately into shares of UVSG Class A Common Stock on a one-for-one basis and, accordingly, holders of UVSG Class B Common Stock are deemed to own beneficially the same number of shares of UVSG Class A Common Stock. The table below does not reflect such beneficial ownership of UVSG Class A Common Stock. Information in the table as to beneficial ownership of more than five percent of UVSG's outstanding stock is based upon filings made on Schedule 13G by the respective holders with the Commission, copies of which were provided to UVSG as of December 14, 1995, and upon filings made on Form 13F by the respective holders with the Commission through September 30, 1995, as determined through an inquiry of the Vickers Steele Research Corp. database.

                                                    Actual
                              ---------------------------------------------------
                                 UVSG Class A       UVSG Class B      Percent of
                                 Common Stock       Common Stock     Vote of All
                              ------------------ ------------------- Outstanding
                               Number   Percent    Number   Percent      UVSG
Beneficial Owner              of Shares of Class of Shares  of Class Common Stock
----------------              --------- -------- ---------- -------- ------------
Lawrence Flinn,
 Jr. (1)(2).....                200,000   3.6%   12,373,294   100%       95.9%
Roy L. Bliss
 (2)(3).........                797,560  14.0%          --     --           *
G.T. Capital
 Management (4)..               605,000  10.9%          --     --           *
Greenville
 Capital
 Management
 (4)............                469,417   8.5%          --     --           *
Seligman J.W. &
 Company (4)....                454,564   8.2%          --     --           *
Trainer, Wortham
 & Co. Inc.
 (4)............                359,500   6.5%          --     --           *
Jerry D. Henshaw
 (5)............                144,242   2.6%          --     --           *
James M. Rupp
 (6)............                 40,000    *            --     --           *
H. Arthur Bellows, Jr. (7)..     24,000    *            --     --           *
Abraham H.
 Frumkin (6)....                 21,000    *            --     --           *
Joe D. Batson
 (8)............                 30,000    *            --     --           *
Michael C.
 Morton (9).....                 10,000    *            --     --           *
Rick Brattin
 (10)...........                 13,633    *            --     --           *
Peter C. Boylan,
 III (11).......                 25,000    *            --     --           *
All Directors
 and Executive
 Officers as a
 Group
 (12 persons)
 (12)...........              1,411,377  23.8%   12,373,294   100.0%     96.5%
                                         Adjusted for the Merger(13)
                              --------------------------------------------------
                                 UVSG Class A       UVSG Class B     Percent of
                                 Common Stock       Common Stock    Vote of All
                              ------------------ ------------------ Outstanding
                               Number   Percent   Number   Percent      UVSG
Beneficial Owner              of Shares of Class of Shares of Class Common Stock
----------------              --------- -------- --------- -------- ------------
Lawrence Flinn,
 Jr. (1)(2).....              6,386,647  54.5%      --       --         8.7%
Roy L. Bliss
 (2)(3).........              1,022,560   8.5%      --       --           *
G.T. Capital
 Management (4)..               605,000   5.2%      --       --           *
Greenville
 Capital
 Management
 (4)............                469,417   4.0%      --       --           *
Seligman J.W. &
 Company (4)....                454,564   3.9%      --       --           *
Trainer, Wortham
 & Co. Inc.
 (4)............                359,500   3.1%      --       --           *
Jerry D. Henshaw
 (5)............                144,242   1.2%      --       --           *
James M. Rupp
 (6)............                 40,000    *        --       --           *
H. Arthur Bellows, Jr. (7)..     24,000    *        --       --           *
Abraham H.
 Frumkin (6)....                 21,000    *        --       --           *
Joe D. Batson
 (8)............                 30,000    *        --       --           *
Michael C.
 Morton (9).....                 22,000    *        --       --           *
Rick Brattin
 (10)...........                 13,633    *        --       --           *
Peter C. Boylan,
 III (11).......                100,000    *        --       --           *
All Directors
 and Executive
 Officers as a
 Group
 (12 persons)
 (12)...........              7,910,024  63.6%      --       --         9.8%

--------
* Less than 1%
 (1) The Class A Common Stock shown is owned by the Lawrence Flinn, Jr., Charitable Trust of which Mr. Flinn is Trustee. Mr. Flinn disclaims beneficial ownership of such shares.
 (2) The address of Mr. Flinn is 100 First Stamford Place, Stamford, Connecticut 06902. The address of Mr. Bliss is 7140 South Lewis, Tulsa, Oklahoma 74136-5422.
 (3) Includes 75,000 shares of UVSG Class A Common Stock subject to presently exercisable options and 75,000 shares of UVSG Class A Common Stock subject to options that will become exercisable within 60 days. At the Effective Time of the Merger, options held by Mr. Bliss for an additional 225,000 shares of UVSG Class A Common Stock will become exercisable.
 (4) The address of G.T. Capital Management is 50 California Street, San Francisco, California 94111. The address of Greenville Capital Management is P.O. Box 4589, Greenville, Delaware 19807. The address of Seligman J.W. & Company is 100 Park Avenue, New York, New York 10017. The address of Trainer, Wortham & Co. Inc. is 845 Third Avenue, New York, New York 10022.
 (5) Includes 72,272 shares of UVSG Class A Common Stock subject to presently exercisable options and 13,333 shares of UVSG Class A Common Stock subject to options that will become exercisable within 60 days.
 (6) Includes 20,000 shares of UVSG Class A Common Stock subject to presently exercisable options.
 (7) Includes 20,000 shares of UVSG Class A Common Stock subject to presently exercisable options. Also includes 2,000 shares of UVSG Class A Common Stock owned by Mr. Bellows' spouse, to which shares Mr. Bellows disclaims beneficial ownership.
 (8) Includes 15,000 shares of UVSG Class A Common Stock subject to presently exercisable options and 15,000 shares of UVSG Class A Common Stock subject to options that will become exercisable within 60 days.
 (9) Includes 8,000 shares of UVSG Class A Common Stock subject to presently exercisable options. At the Effective Time of the Merger, options held by Mr. Morton for an additional 12,000 shares of UVSG Class A Common Stock will become exercisable.
(10) Includes 8,000 shares of UVSG Class A Common Stock subject to presently exercisable options and 4,000 shares of UVSG Class A Common Stock subject to options that will become exercisable within 60 days.
(11) Represents 25,000 shares of UVSG Class A Common Stock subject to presently exercisable options. At the Effective Time of the Merger, options held by Mr. Boylan for 75,000 additional shares of UVSG Class A Common Stock will become exercisable.
(12) Includes 281,272 shares of UVSG Class A Common Stock subject to presently exercisable options and 125,333 shares of UVSG Class A Common Stock subject to options that will become exercisable within 60 days. At the Effective Time of the Merger, options for an additional 312,000 shares of UVSG Class A Common Stock will become exercisable.
(13) Assumes that no director or executive officer of UVSG, other than Mr. Flinn, elects to convert shares of UVSG Common Stock into the Merger Consideration.

                    MANAGEMENT OF UVSG FOLLOWING THE MERGER

  Pursuant to the Merger Agreement all of the existing directors of UVSG, other than Mr. Flinn, will resign immediately following consummation of the Merger. Mr. Bliss, currently a Director and the President and Chief Operating Officer of UVSG, and Mr. Boylan, currently a Director and the Executive Vice President and Chief Financial Officer of UVSG, will be elected to the Board of Directors of UVSG following the Merger. In addition, the following persons nominated by TCI will also be elected to the UVSG Board of Directors: Colleen Abdoulah, David P. Beddow, William J. Bresnan, Tony Coelho, Paul A. Gould, Bruce W. Ravenel, Larry E. Romrell, J.C. Sparkman and J. David Wargo. UVSG does not expect that its executive officers will change as a result of the Merger.

  In connection with the Merger, Mr. Flinn will enter into a three-year employment agreement with UVSG and the employment agreements between UVSG and each of Messrs. Bliss and Boylan will be amended to, among other things, extend their terms of employment to the third anniversary following consummation of the Merger. See "THE MERGER--Interest of Certain Persons in the Merger" and "TERMS OF THE MERGER--Certain Personnel Matters." Other information concerning compensation of UVSG's directors and executive officers and certain relationships and related transactions is described in UVSG's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

  Information concerning the persons who will serve as directors of UVSG following the Merger is set forth in Appendix III to this Proxy
Statement/Prospectus.

                       DESCRIPTION OF TCI CAPITAL STOCK

  The following description of certain terms of the capital stock of TCI and of the two new series of preferred stock of TCI to be issued in the Merger does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (the "TCI Charter") (including the Certificates of Designations for outstanding series of TCI Preferred Stock) and to the Certificates of Designations for the TCI/LMG Preferred Stock which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

GENERAL

  The TCI Charter provides that TCI is authorized to issue 2,777,375,096 shares of capital stock, including (i) 2,725,000,000 shares of common stock, par value $1.00 per share (the "TCI Common Stock"), of which 1,750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock (collectively the "TCI Group Common Stock"), 750,000,000 shares are designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock, and 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock (collectively, the "Liberty Media Group Common Stock"), and (ii) 52,375,096 shares of preferred stock (the "TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), and 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"). Pursuant to the Certificates of Designations for the TCI/LMG Preferred Stock, up to 9,175,459 shares of the Series Preferred Stock will be designated as TCI Group Preferred Stock and up to 9,175,459 shares of the Series Preferred Stock will be designated as Liberty Media Group Preferred Stock.

  As of November 1, 1995, 571,576,645 shares of TCI Group Series A Common Stock, 84,801,554 shares of TCI Group Series B Common Stock, 142,892,796 shares of LMG Series A Common Stock and 21,200,336 shares of LMG Series B Common Stock (in each case net of shares held in treasury), 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 999,569 shares of Series D Preferred Stock and 277,064 shares of Series F Preferred Stock have been issued and are outstanding. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock. All 400,000 shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, may be reissued as shares of another series of Series Preferred Stock, but such shares may not be reissued as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of TCI.

  After giving effect to the designations of the TCI/LMG Preferred Stock, at least 30,069,082 shares of Series Preferred Stock shall remain available for designation pursuant to the TCI Charter.

TCI GROUP COMMON STOCK AND LIBERTY MEDIA GROUP COMMON STOCK

 CERTAIN DEFINITIONS

  As used herein, the following terms have the meanings specified below:

  "Committed Acquisition Shares" means (a) the shares of LMG Series A Common Stock that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, and (b) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock), which as a result of the Distribution, constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the Distribution. The shares of LMG Series A Common Stock that will be issuable upon conversion of the Liberty Media Group Preferred Stock will constitute Committed Acquisition Shares.

  "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

  The "Distribution" means the distribution paid by TCI on August 10, 1995 of one-fourth of one share of LMG Series A Common Stock on each outstanding share of TCI Group Series A Group Common Stock and one-fourth of one share of LMG Series B Common Stock on each outstanding share of TCI Group Series B Group Common Stock to holders of record on August 4, 1995.

  The "Inter-Group Interest" means any equity value of TCI attributable to the Liberty Media Group that is not represented by outstanding shares of Liberty Media Group Common Stock. The Inter-Group Interest is represented by the Number of Shares Issuable with Respect to the Inter-Group Interest.

  The "Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

  The "Liberty Media Group" means:

    (a) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction (as defined below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock")) and their respective properties and assets,

    (b) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause
  (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (a) of this sentence),

    (c) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

    (d) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of TCI (the "TCI Board of Directors");

provided that (i) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause
(a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of TCI attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "Market Value" of any class or series of capital stock of TCI on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the TCI Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption-- Conversion at the Option of TCI" and "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "--Liquidation," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board of Directors and (b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  The "Number of Shares Issuable with Respect to the Inter-Group Interest" is currently zero and will from time to time be

    (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

    (b) decreased (but not to less than zero) by (i) the aggregate number of shares of LMG Series A Common Stock issued or sold by TCI after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of LMG Series A Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (iv) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (v) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

    (c) increased by (i) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board of Directors) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and
  (iii) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

TCI will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

  The "Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest.

  "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

  The "TCI Group" means as of any date of determination thereof:

    (a) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

    (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Inter-Group Interest Fraction as of such date;

    (c) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group described in clause (b) above). If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

 VOTING RIGHTS

  Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board of Directors by the TCI Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See "--Other Matters."

  Neither the holders of TCI Group Series A Common Stock or TCI Group Series B Common Stock, nor the holders of LMG Series A Common Stock or LMG Series B Common Stock, have any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

 DIVIDENDS

  Subject to the prior payment of dividends on outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL and (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the Liberty Media Group or the TCI Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Liberty Media Group or the TCI Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock or the Liberty Media Group Common Stock and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

  The "TCI Group Available Dividend Amount," as of any date, means either (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The TCI Group Preferred Stock and the Liberty Media Group Preferred Stock will be attributed to the TCI Group. "TCI Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

  The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Outstanding Interest Fraction and either (a) the excess of
(i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "TCI Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

  Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share.

  The TCI Board of Directors, subject to the provisions described herein under "--Dividends" and below under "--Share Distributions," has the authority and discretion to declare and pay dividends on the TCI Group Common Stock or the Liberty Media Group Common Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock or the Liberty Media Group Common Stock or any other factor.

  At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

 SHARE DISTRIBUTIONS

  Distributions on TCI Group Common Stock. If at any time after the Distribution a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, any other securities of TCI or any other person (a "share distribution") is to be made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

  (i) a share distribution consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

  (ii) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (a) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (b) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Inter- Group Interest; and

  (iii) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  TCI will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

  Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

  (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

  (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  TCI will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

 CONVERSION AND REDEMPTION

  Conversion of TCI Group Series B Common Stock and LMG Series B Common Stock at the Option of the Holder. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock.

  Conversion of Liberty Media Group Common Stock at the Option of TCI. The TCI Board of Directors may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Optional Conversion Ratio.

  For these purposes, the "Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date.

  The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that TCI determines to establish the Liberty Media Group Private Market Value, two investment banking firms of recognized national standing will be designated to determine the private market value of the Liberty Media Group, one designated by TCI (the "First Appraiser") and one designated by a committee of the TCI Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

  Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If TCI determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

  Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the sale, transfer, assignment or other disposition, whether by merger, consolidation, sale or contribution of assets or stock or otherwise (a "Disposition"), in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) a dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "--Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction), TCI will on or prior to the 85th trading day following the consummation of such Disposition, either:

  (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds"), in an aggregate amount equal to the product of the Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Net Proceeds of such Disposition;

  (ii) provided that there are funds of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
       (i) of this paragraph:

    (a) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than TCI

       Common Stock) in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction as of the date of such redemption and the Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

    (b) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Outstanding Interest Fraction as of the date shares are selected for redemption and the Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

  (iii) convert (a) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (b) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause
        (ii)(b) of this paragraph.

  For these purposes, "substantially all of the properties and assets of the Liberty Media Group" as of any date means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

  A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquirer of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquirer or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the TCI Board of Directors.

  The "Adjusted Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

  The "Net Proceeds" with respect to any Disposition of any of the properties and assets of the Liberty Media Group means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. TCI may elect to pay the dividend or redemption price referred to in clause (i) or (ii) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

  Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are held directly or indirectly by any one or more corporations all of the capital stock of which is owned by TCI (the "Liberty Media Group Subsidiaries"), the TCI Board of Directors may, subject to there being funds of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

  In effecting such a redemption, the TCI Board of Directors may determine either to (i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If TCI determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

  Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities which are created, established or otherwise first authorized for issuance subsequent to the record date for the Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

  General Conversion and Redemption Provisions. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for

Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clauses (i), (ii) or (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

  TCI also will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) a notice setting forth
(i) if TCI has determined to pay a dividend described in clause (i) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Dividend Election"), (x) the record date for determining holders entitled to receive such dividend, which will not be earlier than the 40th trading day, nor later than the 50th trading day, following the consummation of such Disposition and (y) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (ii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of all (and not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(a) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Full Redemption Election"), (x) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (y) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (iii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Partial Redemption Election"), (x) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition on which shares of Liberty Media Group Common Stock then outstanding will be selected for redemption and (y) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (iv) in the event of any conversion as described above under "--Conversion at the Option of TCI" or as described in clause (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Conversion Election"), (x) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted and (y) the conversion date (which will not be more than 85 trading days following the consummation of the Disposition in the event of conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of conversion pursuant to the provisions described under "--Conversion at the Option of TCI"). Each notice of a Dividend Election, a Full Redemption Election or a Partial Redemption Election also will state, as applicable, (i) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Liberty Media Group Common Stock (in the case of a Dividend Election) or paid as the redemption price with respect to shares of Liberty Media Group Common Stock outstanding on the redemption date (in the case of a Full Redemption Election) or selected for redemption (in the case of a Partial Redemption Election); (ii) the Net Proceeds of such Disposition; (iii) in the case of a Dividend Election and a Partial Redemption Election, the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and in the case of a Full Redemption Election, the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice; (iv) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange price thereof (and, in the case of a Full Redemption Election, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable);
(v) in the case of a

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

Full Redemption Election, the place or places where certificates for shares of Liberty Media Group Common Stock properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property; (vi) in the case of notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive such dividend (in the case of a Dividend Election) or participate in such redemption (in the case of a Full Redemption Election) or in the selection of shares for redemption (in the case of a Partial Redemption Election) only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the record date for determining holders entitled to receive such dividend, the redemption date, or the date fixed for the selection of shares to be redeemed, respectively, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holder converts, exercises or exchanges such Convertible Securities following such redemption date or date for selection of shares to be redeemed, as applicable, and (vii) in the case of a Partial Redemption Election, a statement that TCI will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date fixed for selection of shares to be redeemed. In the case of a Partial Redemption Election, TCI also will cause to be given to each holder of shares of Liberty Media Group Common Stock selected for redemption, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition),
(iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by TCI pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the TCI Board of Directors to be equitable.

  In the case of a Conversion Election, TCI's notice also will state (i) the per share number of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (ii) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, (iii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (iv) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the conversion date and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such conversion date.

  Notice of a Dividend Election will be given not later than the 30th trading day following the consummation of the Disposition; notice of a Full Redemption Election will be given not less than 35 trading days nor more than 45 trading days prior to the redemption date; notice of a Partial Redemption Election will be given not later than the 30th trading day following the consummation of the Disposition and the notice to holders of shares selected for redemption will be given promptly following such selection, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of the Disposition; and notice of a Conversion Election will be given not less than 35 trading days nor more than 45 trading days prior to the conversion date. All such notices will be sent by first-class mail, postage prepaid, to a holder at such holder's address as the same appears on the transfer books of TCI.

  If TCI determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under "--Redemption in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive shares of common stock of the Liberty Media Group Subsidiaries upon redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of TCI.

  Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

  TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the TCI Board of Directors.

  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend

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

or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

  Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after such surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion at the Option of the Holder."

  From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, for any shares of Liberty Media Group Common Stock, TCI will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

 LIQUIDATION RIGHTS

  In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where X is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, Y is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI. The "Market Capitalization" of any class or series of capital stock of TCI on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and
(ii) the number of shares of such class or series outstanding on such trading day.

  No holder of Liberty Media Group Common Stock will have any special right to receive specific assets of the Liberty Media Group in the case of any dissolution, liquidation or winding up of TCI.

 DETERMINATIONS BY THE TCI BOARD OF DIRECTORS

  The TCI Charter provides that any determinations made by the TCI Board of Directors under any provision described under "--TCI Group Common Stock and Liberty Media Group Common Stock" above will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board of Directors. TCI will prepare a statement of any such determination by the TCI Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

 PREEMPTIVE RIGHTS

  Holders of the TCI Group Common Stock and Liberty Media Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

TCI PREFERRED STOCK

 CLASS B 6% CUMULATIVE REDEEMABLE EXCHANGEABLE JUNIOR PREFERRED STOCK

  Subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the Class B Preferred Stock with respect to the payment of dividends, the holders of Class B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share

(the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the TCI Board of Directors. No Interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the liquidation, dissolution or winding up of TCI, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

  Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the Class B Preferred Stock, the Class B Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. TCI does not have any mandatory obligation to redeem the Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

  The Class B Preferred Stock is exchangeable at the option of TCI in whole but not in part at any time for junior subordinated debt securities of TCI ("Junior Exchange Notes"). If TCI exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the 15th anniversary of the date of issuance and will be subject to earlier redemption at the option of TCI, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

  The Class B Preferred Stock ranks senior to the TCI Group Common Stock and the Liberty Media Group Common Stock, ranks junior to the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock and will rank junior to the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Class B Preferred Stock or any class or series of TCI Preferred Stock ranking pari passu with the Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the Class B Preferred Stock, or set aside any money or assets for such purpose, unless all of the outstanding shares of Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Class B Preferred Stock. If TCI fails to redeem or exchange shares of Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, TCI may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any Class B Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of Class B Preferred Stock will not prevent TCI from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

  The Class B Preferred Stock has no voting rights, except as required by the DGCL, and except that the holders of Class B Preferred Stock have the right to vote with the TCI Group Common Stock and the Liberty Media Group Common Stock, on the basis of one vote per share, in any general election of directors of TCI.

 SERIES PREFERRED STOCK

  The Series Preferred Stock is issuable, from time to time, in one or more series, with such power, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the TCI Board of Directors.

  All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

 SERIES C CONVERTIBLE PREFERRED STOCK

  Each share of Series C Preferred Stock is convertible, at the option of the holder, into 100 shares of TCI Group Series A Common Stock and 25 shares of LMG Series A Common Stock, subject to anti-dilution adjustments. The dividend, liquidation and redemption features of the Series C Preferred Stock, each of which is discussed in greater detail below, are determined by reference to the liquidation value of the Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses (i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% per annum (15% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum until such dividends and all dividends, accrued thereon, are paid in full.

  Upon the dissolution, liquidation or winding up of TCI, holders of the Series C Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C Preferred Stock.

  The Series C Preferred Stock is subject to optional redemption by TCI at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the then liquidation value of the Series C Preferred Stock. Subject to the prior preferences and other rights of any other class or series of TCI Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of TCI, the Series C Preferred Stock is required to be redeemed by TCI at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the then liquidation value.

  The Series C Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock, ranks on a parity basis with the Series D Preferred Stock and the Series F Preferred Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not redeem or otherwise acquire any shares of Series C Preferred Stock or any shares of any class or series of its capital stock ranking junior to the Series C Preferred Stock, unless all of the outstanding shares of Series C Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that TCI may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series C Preferred Stock. If TCI fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series C Preferred Stock are redeemed in full, TCI may not redeem any junior stock, or otherwise acquire any shares of such stock or Series C Preferred Stock, except that TCI may acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series C Preferred Stock, if as to holders of all outstanding shares of Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

  The holders of Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of TCI Group Common Stock and Liberty Media Group Common Stock and any other class of capital stock of TCI entitled to vote generally on the election of directors. Holders of Series C Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

 SERIES D CONVERTIBLE PREFERRED STOCK

  The Certificate of Designation for the Series D Preferred Stock provides that each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of Class A Common Stock, subject to

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anti-dilution adjustments. After giving effect to the redesignation of the
Class A Common Stock and Class B Common Stock of TCI as TCI Group Series A Common Stock and TCI Group Series B Common Stock, respectively, and the Distribution, each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of TCI Group Series A Common Stock and two and one-half shares of LMG Series A Common Stock, subject to anti-dilution adjustments. The Certificate of Designations for the Series D Preferred Stock further provides that if TCI distributes to all holders of Class A Common Stock rights or warrants to subscribe for or purchase shares of capital stock of TCI (other than shares of Class A or Class B Common Stock) or a subsidiary of TCI, which capital stock (a) is common stock of its issuer or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such capital stock were issued thereby such capital stock would be common stock of such corporation ("Special Securities"), each holder of Series D Preferred Stock will have the option, in lieu of any anti-dilution adjustment that would otherwise apply to the conversion rate of the Series D Preferred Stock, to exchange a specified portion of its shares of Series D Preferred Stock for shares of a new series of convertible preferred stock of the issuer of the Special Securities having terms similar to the Series D Preferred Stock but convertible into Special Securities.

  The dividend, liquidation and redemption features of the Series D Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $300, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series D Preferred Stock with respect to the payment or declaration of dividends, the holders of Series D Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter will accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. To the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be automatically converted, to the extent permissible under the DGCL, into shares of Class A Common Stock at a conversion rate equal to 95% of the then "current market price" (as defined in the Certificate of Designations establishing the Series D Preferred Stock) of the Class A Common Stock, and upon issuance of shares of Class A Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes. Dividends not so paid or deemed paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on such unpaid dividends at the rate of 5 1/2% per annum (10% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters, in which event such rate will increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full.

  Upon the dissolution, liquidation or winding up of TCI, holders of the Series D Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

  The Series D Preferred Stock is subject to optional redemption by TCI at any time after the fifth anniversary of its issuance, in whole or from time to time in part, at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be redeemed at the option of TCI after the third anniversary of the issue date, in whole or from time to time part, at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock, if the market value per share of the Class A Common Stock has exceeded $37.50 for the period specified in the Certificate of Designations

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

establishing the Series D Preferred Stock. Subject to the prior preferences and other rights of any other class or series of TCI Preferred Stock ranking senior to or on a parity basis with the Series D Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of TCI, any holder of Series D Preferred Stock, at such holder's option, may require TCI, at any time after the tenth anniversary of the issuance of such Series D Preferred Stock, to redeem all or a portion of such holder's shares of Series D Preferred Stock, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder have an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. If TCI fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into Class A Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market price" of the Class A Common Stock on the redemption date, provided that in the case of a failure by TCI to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

  The Series D Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock, ranks on a parity basis with the Series C Preferred Stock and the Series F Preferred Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not redeem or otherwise acquire any shares of Series D Preferred Stock or any shares of any class or series of its capital stock ranking pari passu with or junior to the Series D Preferred Stock, unless all of the outstanding shares of Series D Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that TCI may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series D Preferred Stock. If TCI fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series D Preferred Stock are redeemed in full, TCI may not redeem any junior stock, or otherwise acquire any shares of such stock or Series D Preferred Stock, except that TCI may acquire shares of Series D Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series D Preferred Stock, if as to holders of all outstanding shares of Series D Preferred Stock the terms of the purchase or exchange offer for all such shares are identical.

  The Series D Preferred Stock has no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% in liquidation value of the Series D Preferred Stock, TCI may not create any series of TCI Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

 SERIES F CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK

  Shares of Series F Preferred Stock are convertible, at the option of the holder, into TCI Group Series A Common Stock at a rate of 1287.51 shares of TCI Group Series A Common Stock for each share of Series F Preferred Stock, subject to anti-dilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by TCI or a subsidiary of TCI will automatically be converted into shares of TCI Group Series A Common Stock. The anti-dilution provisions of the Series F Preferred Stock provide that the conversion rate of the Series F Preferred Stock will be adjusted (i) in the event of a dividend or distribution on the outstanding shares of TCI Group Series A Common Stock in shares of TCI Group Series A Common Stock, by adjusting the

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

then-current conversion rate such that the holder of Series F Preferred Stock thereafter surrendered for conversion would receive the number of shares of TCI Group Series A Common Stock which it would have been entitled to receive had such shares of Series F Preferred Stock been converted prior to the record date for such dividend or distribution and (ii) in the event of a dividend or distribution to holders of TCI Group Series A Common Stock of any securities, evidences of indebtedness or other assets (other than cash dividends or shares of TCI Group Series A Common Stock), then the conversion rate will be adjusted by multiplying the then-current conversion rate by a fraction, the numerator of which is the current market price of a share of TCI Group Series A Common Stock and the denominator of which is such current market price less the fair market value (as determined by the Board of Directors) of the securities, evidences of indebtedness or assets so distributed.

  The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the TCI Group Series A Common Stock, with respect to any cash dividends or distributions declared and paid on the TCI Group Series A Common Stock. Dividends or distributions on the TCI Group Series A Common Stock which are not paid in cash would result in the adjustment of the applicable conversion rate as described above.

  Upon the dissolution, liquidation or winding up of TCI, holders of the Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share of Series F Preferred Stock, equal to the sum of (x) $.01 and (y) the amount to be distributed per share of TCI Group Series A Common Stock in such liquidation, dissolution or winding up multiplied by the applicable conversion rate of a share of Series F Preferred Stock.

  The Series F Preferred Stock is subject to optional redemption by TCI at any time after the 30th business day following issuance, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. TCI will pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed, a number of shares of TCI Group Series A Common Stock equal to the aggregate redemption price (or designated portion thereof) of such shares divided by the average market price of the TCI Group Series A Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

  The Series F Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock, ranks on a parity basis with the Series C Preferred Stock and the Series D Preferred Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  If at any time TCI has declared a dividend on the Series F Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if TCI declares a cash dividend on the shares of TCI Group Series A Common Stock and fails to pay or set aside the participating dividend required to be paid to the holders of the Series F Preferred Stock, then (i) TCI may not declare or pay any dividend on or make any distribution with respect to any parity stock or junior stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series F Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither TCI nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, unless all then outstanding shares of such parity stock required to be redeemed under such circumstances are redeemed. If TCI fails to redeem shares of Series F Preferred Stock required to be redeemed on a redemption date, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither TCI nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares of Series F Preferred Stock are redeemed. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series F Preferred Stock

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

will not prevent TCI from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of parity stock and/or junior stock.

  The Series F Preferred Stock has no voting rights, except as required by the DGCL, and except that such shares will vote with the TCI Group Common Stock and the Liberty Media Group Common Stock and any class or series of Preferred Stock entitled to vote thereon, on the basis of one vote per share, in any general election of directors of TCI.

 SERIES G REDEEMABLE CONVERTIBLE TCI GROUP PREFERRED STOCK

  If the sum of (i) the last reported sale price of the TCI Group Series A Common Stock plus (ii) one-fourth of the last reported sale price of the LMG Series A Common Stock, equals or exceeds $27 (as adjusted for stock dividends, stock splits, reclassifications or combinations of the TCI Group Series A Common Stock and the LMG Series A Common Stock) for any ten consecutive trading days during the 65 consecutive trading days ending on the last trading day immediately preceding the first anniversary of the date on which the TCI Group Preferred is first issued (the "Contingency"), then no dividends will accrue or be payable on the TCI Group Preferred Stock. If the Contingency is not met, and only in such event, then subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the TCI Group Preferred Stock with respect to the payment of dividends, the holders of TCI Group Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock and the Class B Preferred Stock. Dividends will accrue on the TCI Group Preferred Stock from and after the first anniversary of issuance if the Contingency is not met, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of TCI Group Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $21.60 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of TCI Group Preferred Stock as of a special record date fixed by the TCI Board of Directors.

  Upon the liquidation, dissolution or winding up of TCI, the holders of TCI Group Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the TCI Group Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.


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

  Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with TCI Group Preferred Stock, the TCI Group Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the TCI Group Preferred Stock, TCI shall redeem the TCI Group Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

  The TCI Group Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the TCI Class B Preferred Stock and on a parity with all other currently outstanding classes and series of TCI Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Each share of TCI Group Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into 1.05 shares of TCI Group Series A Common Stock, subject to adjustment upon the occurrence of certain events described below. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of TCI Group Preferred Stock are referred to herein as the "Conversion Rate." No fractional shares of TCI Group Series A Common Stock or scrip will be issued upon conversion of the TCI Group Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of TCI Group Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of TCI Group Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

  To convert a share of TCI Group Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of TCI or any transfer agent for the TCI Group Preferred Stock, which certificate(s) shall be duly endorsed to TCI or accompanied by duly executed instruments of transfer to TCI, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to TCI), together with a written notice to TCI at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of TCI Group Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of TCI Group Series A Common Stock in a name other than that of the registered holder of the shares of TCI Group Preferred Stock surrendered for conversion, such holder shall also deliver to TCI a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to TCI of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

  The Conversion Rate of the TCI Group Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of TCI Group Series A Common Stock to holders of TCI Group Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of TCI Group Series A Common Stock payable in shares of TCI's capital stock (other than TCI Group Series A Common Stock or rights, warrants or options for its capital stock),
(iii) the subdivision of the outstanding shares of TCI Group Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of TCI Group Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of TCI Group Series A Common Stock of any shares of TCI's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of TCI Group Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of TCI Group Series A Common Stock or securities convertible into TCI Group Series A Common Stock (other than the TCI Group Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the Certificate of Designations) per share of TCI Group Series A Common Stock, (vii) the distribution to all holders of TCI Group Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other

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

than any Extraordinary Cash Dividend (as defined in the Certificate of Designations) and excluding dividends and distributions referred to in the preceding clauses of this sentence) and (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the TCI Group Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the TCI Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any one of which is redeemable or exchangeable at the election of TCI ("Redeemable Capital Stock"), if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the holder of each outstanding share of TCI Group Preferred Stock will have the right to convert such share of TCI Group Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of TCI Group Preferred Stock had been converted immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of TCI Group Preferred Stock will have the right to convert such share of TCI Group Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of TCI Group Series A Common Stock into which such share of TCI Group Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received per share of TCI Group Series A Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the TCI Group Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the TCI Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any one of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the Conversion Rate will be adjusted pursuant to formulas contained in the Certificate of Designations. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of TCI Group Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of TCI Group Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of TCI Group Series A Common Stock into which such share of TCI Group Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of TCI Group Preferred Stock immediately prior to the record date for determining the holders of TCI Group Series A Common Stock entitled to receive the distribution.

  Subject to the provisions described in the immediately following paragraph, if the holders of TCI Group Preferred Stock would be entitled to receive upon conversion thereof any Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Redemption Event"), the holders of TCI Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of Redeemable Capital Stock into which such shares of TCI Group Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the TCI Group Preferred Stock shall have no other conversion rights with respect to such Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of TCI Group Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Redemption Event relating thereto, if (i) the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in securities ("Redemption

Securities") of an issuer other than TCI (the "Other Issuer") and (ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the Certificate of Designation. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of TCI Group Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of TCI Group Preferred Stock for convertible preferred stock of TCI and convertible preferred stock of the Other Issuer that together have an aggregate liquidation preference equal to the liquidation preference of the TCI Group Preferred Stock to be so exchanged (as in effect on the effective date of the Redemption Event) and that otherwise each have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event, had such shares of TCI Group Preferred Stock been converted prior to the Redemption Event, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Redeemable Capital Stock subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Other Issuer in exchange for the TCI Group Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such TCI Group Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the Conversion Rate of the TCI Group Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of TCI Group Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Redemption Securities in redemption of the Redeemable Capital Stock to be redeemed in such Redemption Event would result in the recognition of gain or loss by the holders of such Redeemable Capital Stock.

  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of TCI Group Preferred Stock may participate in the transaction or in certain other cases.

  For so long as any dividends are in arrears on the TCI Group Preferred Stock or any class or series of TCI Preferred Stock ranking on a parity with the TCI Group Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the TCI Group Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the TCI Group Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of TCI Group Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the TCI Group Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of TCI Group Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the TCI Group Preferred Stock and until all dividends accrued up the immediately preceding dividend payment date on the TCI Group Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the TCI Group Preferred Stock. If TCI fails to redeem shares of TCI Group Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full,

TCI may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or, except as provided above, parity stock or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any TCI Group Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of TCI Group Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of TCI Group Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of TCI Group Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of TCI Group Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of TCI Group Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of TCI Group Preferred Stock and for no other purpose.

  The TCI Group Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of TCI Group Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Class B Preferred Stock and any other class or series of TCI Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of TCI. The number of authorized shares of TCI Group Preferred Stock may be increased or decreased (but not below the number of shares of TCI Group Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the TCI Charter) voting together as a single class.

 SERIES H REDEEMABLE CONVERTIBLE LIBERTY MEDIA GROUP PREFERRED STOCK

  If the sum of (i) the last reported sale price of the TCI Group Series A Common Stock plus (ii) one-fourth of the last reported sale price of the LMG Series A Common Stock, equals or exceeds $27 (as adjusted for stock dividends, stock splits, reclassifications or combinations of the TCI Group Series A Common Stock and the LMG Series A Common Stock) for any ten consecutive trading days during the 65 consecutive trading days ending on the last trading day immediately preceding the last trading day immediately preceding the first anniversary of the date on which the Liberty Media Group Preferred Stock is first issued (the "Contingency"), then no dividends will accrue or be payable on the Liberty Media Group Preferred Stock. If the Contingency is not met, and only in such event, then subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the Liberty Media Group Preferred Stock with respect to the payment of dividends, the holders of Liberty Media Group Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock and the Class B Preferred Stock. Dividends will accrue on the Liberty Media Group Preferred Stock from and after the first anniversary of issuance, if the Contingency is not met, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Liberty Media Group Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $5.40 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation

Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Liberty Media Group Preferred Stock as of a special record date fixed by the TCI Board of Directors.

  Upon the liquidation, dissolution or winding up of TCI, the holders of Liberty Media Group Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the Liberty Media Group Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

  Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with Liberty Media Group Preferred Stock, the Liberty Media Group Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the Liberty Media Group Preferred Stock, TCI shall redeem the Liberty Media Group Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

  The Liberty Media Group Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the TCI Class B Preferred Stock and on a parity with all other currently outstanding classes and series of TCI Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Each share of Liberty Media Group Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into .2625 of one share of LMG Series A Common Stock, subject to adjustment upon the occurrence of certain events described below. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of Liberty Media Group Preferred Stock are referred to hereafter as the "Conversion Rate." No fractional shares of LMG Series A Common Stock or scrip will be issued upon conversion of the Liberty Media Group Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of LMG Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of Liberty Media Group Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

  To convert a share of Liberty Media Group Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of TCI or any transfer agent for the Liberty Media Group Preferred Stock, which certificate(s) shall be duly endorsed to TCI or accompanied by duly executed instruments of transfer to TCI, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to TCI), together with a written notice to TCI at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of LMG Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of LMG Series A Common Stock in a name other than that of the registered holder of the shares of Liberty Media Group Preferred Stock surrendered for conversion, such holder shall also deliver to TCI a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to TCI of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

  The Conversion Rate of the Liberty Media Group Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of LMG Series A Common Stock to holders of LMG Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of LMG Series A Common Stock payable in shares of TCI's capital stock (other than LMG Series A Common Stock or rights, warrants or options for its capital stock), (iii) the subdivision of the outstanding shares of LMG Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of LMG Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of LMG Series A Common Stock of any shares of TCI's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of LMG Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of LMG Series A Common Stock or securities convertible into LMG Series A Common Stock (other than the LMG Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the Certificate of Designations) per share of LMG Series A Common Stock, (vii) the distribution to all holders of LMG Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other than any Extraordinary Cash Dividend (as defined in the Certificate of Designations) and excluding dividends and distributions referred to in the preceding clauses of this sentence), and (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the LMG Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the Liberty Media Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the holder of each outstanding share of Liberty Media Group Preferred Stock will have the right to convert such share of Liberty Media Group Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of Liberty Media Group Preferred Stock had been converted immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of Liberty Media Group Preferred Stock will have the right to convert such share of Liberty Media Group Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of LMG Series A Common Stock into which such share of Liberty Media Group Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received per share of LMG Series A Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the LMG Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the Liberty Media Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the Conversion Rate will be adjusted pursuant to formulas contained in the Certificate of Designations. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of LMG Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of Liberty Media Group Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of LMG Series A Common Stock into which such share of Liberty Media Group Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of Liberty Media Group Preferred Stock immediately prior to the record date for determining the holders of LMG Series A Common Stock entitled to receive the distribution.

  Subject to the provisions described in the immediately following paragraph, if (i) TCI redeems all the outstanding shares of LMG Series A Common Stock in accordance with the terms thereof, or (ii) the holders of Liberty Media Group Preferred Stock would be entitled to receive upon conversion thereof any other Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after either such event (a "Redemption Event"), the holders of Liberty Media Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Liberty Media Group Preferred Stock, in lieu of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, into which such shares of Liberty Media Group Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of LMG Series A Common Stock or per share of such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Liberty Media Group Preferred Stock shall have no other conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Liberty Media Group Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, after the Redemption Event relating thereto, if (i) the redemption price for the shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Redemption Securities") of an issuer other than TCI (the "Other Issuer") and
(ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the Certificate of Designation. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of Liberty Media Group Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of Liberty Media Group Preferred Stock for (A) if the Liberty Media Group Preferred Stock is not then convertible into any security, cash or assets other than the stock that is the subject of the Redemption Event (i.e., LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be), convertible preferred stock of the Other Issuer having a liquidation preference equal to the liquidation preference of the Liberty Group Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event, or (B) if the Liberty Media Group Preferred Stock is then convertible into any security, cash or assets in addition to the stock that is the subject of the Redemption Event (any such additional securities, cash or assets, collectively, the "Additional Conversion Property"), convertible preferred stock of TCI and convertible preferred stock of the Other Issuer having an aggregate liquidation preference equal to the liquidation preference of the Liberty Group Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event; provided, however, that in either case, the convertible preferred stock into which shares of Liberty Media Group Preferred Stock may be exchanged shall otherwise have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holders of shares of Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event had such shares of Liberty Media Group Preferred Stock been converted in full prior to the Redemption Event, and (y) any convertible preferred stock of TCI will be convertible into the Additional Conversion Property, and will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the LMG Series A Common Stock or Redeemable Capital Stock, as the case may be, subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Other Issuer in exchange for Liberty Media Group Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such Liberty Media Group Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the Conversion Rate of the Liberty Media Group Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Liberty Media Group Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Redemption Securities in redemption of the LMG Series A Common Stock or Redeemable Capital Stock to be redeemed in such Redemption Event would result in the recognition of gain or loss by the holders of such LMG Series A Common Stock or Redeemable Capital Stock, as the case may be.

  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of Liberty Media Group Preferred Stock may participate in the transaction or in certain other cases.

  For so long as any dividends are in arrears on the Liberty Media Group Preferred Stock or any class or series of TCI Preferred Stock ranking on a parity with the Liberty Media Group Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Liberty Media Group Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Liberty Media Group Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Liberty Media Group Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Liberty Media Group Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Liberty Media Group Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Liberty Media Group Preferred Stock and until all dividends accrued up the immediately preceding dividend payment date on the Liberty Media Group Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Liberty Media Group Preferred Stock. If TCI fails to redeem shares of Liberty Media Group Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, TCI may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock or, except as provided above, parity stock, or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any Liberty Media Group Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Liberty Media Group Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Liberty Media Group Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Liberty Media Group Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Liberty Media Group Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Liberty Media Group Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Liberty Media Group Preferred Stock and for no other purpose.

  The Liberty Media Group Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Liberty Media Group Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Class B Preferred Stock and any other class or series of TCI Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of TCI. The number of authorized shares of Liberty Media Group Preferred Stock may be increased or decreased (but not below the number of shares of Liberty Media Group Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the TCI Charter) voting together as a single class.

OTHER MATTERS

  The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

  DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or
(iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record

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by more than 2,000 stockholders. The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

  The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote. The TCI Charter also provides for a TCI Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board of Directors. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock and Series C Preferred Stock, voting together as a single class, vote in elections for directors. (TCI's Series F Preferred Stock has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

  The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 48,020,000 shares remain available for designation before giving effect to the TCI/LMG Preferred Stock. Under the TCI Charter, the TCI Board of Directors is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of the TCI Group Common Stock and 825,000,000 shares of Liberty Media Group Common Stock are currently authorized by the TCI Charter, of which 1,243,621,801 and 660,906,868, respectively, remain available for issuance. The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

  The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

  The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board of Directors. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee

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and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the TCI Board of Directors; and (5) the consent of each nominee to serve as a director of TCI if so elected. Any actions to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

  UVSG's Certificate of Incorporation will be amended upon the filing of the Certificate of Merger and pursuant to the Merger Agreement, immediately after the Effective Time, the Board of Directors of the Surviving Corporation will amend the Bylaws of the Surviving Corporation. Stockholders who elect to receive Merger Consideration in the Merger will receive shares of TCI Group Preferred Stock and Liberty Media Group Preferred Stock which are convertible into shares of TCI Group Series A Common Stock and LMG Series A Common Stock, respectively. See "DESCRIPTION OF TCI CAPITAL STOCK." The rights of the holders of UVSG Common Stock are different under the current Certificate of Incorporation and Bylaws of UVSG than under such documents as they are proposed to be amended and the rights of holders of TCI Group Preferred Stock, Liberty Media Group Preferred Stock, TCI Group Series A Common Stock and LMG Series A Common Stock, as TCI stockholders, are different from the rights of holders of UVSG Common Stock as UVSG stockholders. Below is a comparison of certain stockholders' rights with respect to UVSG Common Stock before and after the proposed amendments to the Certificate of Incorporation and Bylaws and a comparison of such stockholders' rights as holders of UVSG Common Stock as compared to holders of TCI Group Preferred Stock, LMG Preferred Stock, TCI Group Series A Common Stock and LMG Series A Common Stock. Both UVSG and TCI are Delaware corporations and as such are subject to the same governing law.

  The following comparison of stockholder rights does not purport to be complete and is qualified in its entirety by reference to the complete text of UVSG's current Certificate of Incorporation and Bylaws, the Restated Certificate, the UVSG Bylaws as they are to be amended after the Merger (the "Amended Bylaws"), the TCI Charter and TCI's Bylaws, all of which have been filed as exhibits to or are incorporated by reference in the Registration Statement of which this Proxy Statement/Prospectus is a part. A copy of the Restated Certificate is included as Appendix IV to this Proxy Statement/Prospectus.

AUTHORIZED CAPITAL STOCK

  UVSG. UVSG's authorized capitalization currently consists of a total of 30,000,000 shares of UVSG Class A Common Stock, 15,000,000 shares of UVSG Class B Common Stock and 2,000,000 shares of preferred stock. The Restated Certificate increases the number of authorized shares of UVSG Class A Common Stock to 60,000,000 shares, the number of authorized shares of UVSG Class B Common Stock to 30,000,000 and leaves the number of shares of authorized preferred stock unchanged. The rights of holders of UVSG Class A Common Stock and UVSG Class B Common Stock under the current Certificate of Incorporation are identical in all respects except for voting and conversion rights. Under the Restated Certificate, the rights of holders of UVSG Class A Common Stock and UVSG Class B Common Stock are identical in all respects except for voting and conversion rights, with respect to dividends and distributions payable in securities of UVSG or another person and with respect to the type of consideration receivable in a merger or consolidation. No shares of the authorized preferred stock of UVSG are currently outstanding.

  TCI. The TCI Charter provides that TCI is authorized to issue 2,777,375,096 shares of capital stock, including (i) 2,725,000,000 shares of TCI Common Stock of which 1,750,000,000 shares are designated TCI Group Series A Common Stock, 150,000,000 shares are designated TCI Group Series B Common Stock,

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

750,000,000 shares are designated LMG Series A Common Stock and 75,000,000 shares are designated LMG Series B Common Stock, and (ii) 52,375,096 shares of TCI Preferred Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--General."

VOTING RIGHTS

  UVSG. Under the Restated Certificate, UVSG Class A Common Stock will continue to have one vote per share and UVSG Class B Common Stock will continue to have 10 votes per share. The Restated Certificate provides that except where otherwise required by law or with respect to any provisions of any series of UVSG's preferred stock, the holders of UVSG Class A Common Stock, Class B Common Stock and preferred stock entitled to vote thereon shall vote together as one class with respect to the election of directors and other matters, including increasing or decreasing the number of authorized shares of any class or series of stock, which provisions are essentially unchanged from UVSG's current Certificate of Incorporation.

  TCI. The holders of shares of TCI Group Preferred Stock and Liberty Media Group Preferred Stock will have voting rights with respect to the election of directors of TCI and will have no other voting rights except as may be required by Delaware law. Each share of TCI Group Preferred Stock and Liberty Media Group Preferred Stock will be entitled to one vote for such purpose. Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board of Directors by the TCI Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Preferred Stock--Series G Redeemable Convertible TCI Group Preferred Stock" and "--Series H Redeemable Convertible Liberty Media Group Preferred Stock" and "DESCRIPTION OF TCI CAPITAL STOCK--TCI Group Common Stock and Liberty Media Group Common Stock--Voting Rights."

CONVERSION RIGHTS

  UVSG. The Restated Certificate will continue to provide that shares of UVSG Class B Common Stock are convertible into UVSG Class A Common Stock on a share for share basis and that shares of UVSG Class A Common Stock cannot be converted into UVSG Class B Common Stock.

  TCI. Each share of TCI Group Preferred Stock will be convertible at the option of the holder at any time prior to the close of business on the last business day prior to redemption into 1.05 shares of TCI Group Series A Common Stock and each share of Liberty Media Group Preferred Stock will be convertible at any time prior to the close of business on the last business day prior to redemption into .2625 of one share of LMG Series A Common Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Preferred Stock--Series G Redeemable Convertible TCI Group Preferred Stock and--Series H Redeemable Convertible Liberty Media Group Preferred Stock." Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock, and each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. The TCI Board of Directors may at any time declare that all of the outstanding shares of LMG Series A Common Stock be converted into TCI Group Series A Common Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Group Common Stock and Liberty Media Group Common Stock--Conversion and Redemption."

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

DIVIDENDS AND SHARE DISTRIBUTIONS

  UVSG. UVSG's current Certificate of Incorporation provides that the holders of UVSG Class A Common Stock and UVSG Class B Common Stock have the same rights to dividends and share distributions, but that dividends or share distributions in the form of either UVSG Class A Common Stock or UVSG Class B Common Stock may only be paid to holders of the same class of common stock. The Restated Certificate, however, allows UVSG to pay dividends or make share distributions to either class of common stock in the form of UVSG Class A Common Stock, UVSG Class B Common Stock, other securities of UVSG or securities of any other entity. The Restated Certificate also provides that the holders of UVSG Class A Common Stock and UVSG Class B Common Stock will be entitled to receive dividends or share distributions on an equal per share basis, with certain exceptions, which are summarized below.

  In the event that dividends or share distributions consist of any class or series of securities of UVSG or securities of any other corporation, partnership, limited liability company, trust or other legal entity other than UVSG Class A Common Stock or UVSG Class B Common Stock (and other than securities of UVSG that are convertible into, exercisable for or evidence the right to purchase any shares of UVSG Class A Common Stock or UVSG Class B Common Stock), the Restated Certificate allows holders of UVSG Class A Common Stock and UVSG Class B Common Stock to receive such securities either (i) on the basis of a distribution of identical securities, on an equal per share basis, or (ii) on the basis of a distribution of different series or classes to the holders of the UVSG Class A Common Stock than to the holders of the UVSG Class B Common Stock; provided, however, such different series or classes must not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions with the holders of UVSG Class B Common Stock receiving the series or class with the higher relative voting rights. For distributions under clause (ii), such voting rights may differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the UVSG Class A Common Stock and the UVSG Class B Common Stock, except in the case of a dividend or share distribution of securities of a subsidiary of UVSG, in which case such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the UVSG Class A Common Stock and the UVSG Class B Common Stock.

  TCI. Except in the case of dividends paid as share distributions and in certain other circumstances, any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share. See "DESCRIPTION OF TCI CAPITAL STOCK--TCI Group Common Stock and Liberty Media Group Common Stock--Dividends" "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

BOARD OF DIRECTORS

  UVSG. The Restated Certificate provides for a UVSG Board of Directors consisting of not less than three members to be elected annually. The current UVSG Certificate of Incorporation provides for a staggered Board of Directors, the members of which are elected for three-year terms.

  TCI. The TCI Charter provides for a TCI Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board of Directors. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters."

ELECTION OF DIRECTORS

  UVSG. Directors may be elected under the Amended Bylaws by a plurality of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of

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

directors. Under the current UVSG Certificate of Incorporation and Bylaws, election of directors requires the vote of a majority of the voting power of all shares entitled to vote on the election of directors. Stockholders of UVSG do not have cumulative voting rights.

  TCI. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock, Series C Preferred Stock, TCI Group Preferred Stock and Liberty Media Group Preferred Stock, voting together as a single class, vote in elections for directors. (TCI Series F Preferred Stock has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights. Directors may be elected under TCI's Bylaws by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

REMOVAL OF DIRECTORS

  UVSG. The Restated Certificate provides that subject to the rights of the holders of any one or more classes or series of stock issued by UVSG voting separately by class or series to elect directors, directors may be removed with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of UVSG's outstanding voting stock. Under the current UVSG Certificate of Incorporation, the affirmative vote of at least 80% of the total voting power of UVSG's outstanding voting stock is required to remove directors; and such removal may only be for cause.

  TCI. TCI directors only may be removed for "cause" (as defined in the TCI Charter) upon the affirmative vote of 66 2/3% of the total voting power of the outstanding shares entitled to vote in an election of directors. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters."

SPECIAL MEETINGS OF STOCKHOLDERS

  UVSG. Under the current UVSG Certificate of Incorporation and Bylaws, special meetings of stockholders may be called only by the chairman of the board or by the Board of Directors pursuant to the affirmative vote of a majority of the directors then in office. The Restated Certificate and the Amended Bylaws provide that special meetings of stockholders may be called by the Secretary of UVSG (i) upon the written request of 66 2/3% of the total voting power of the outstanding capital stock of UVSG entitled to vote at such special meeting or (ii) at the request of 66 2/3% of the members of the Board of Directors then in office.

  TCI. The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board of Directors. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters."

MERGER, CONSOLIDATION, SALE OF ASSETS AND DISSOLUTION

  UVSG. Under Delaware law, a merger, consolidation, sale of substantially all the assets or dissolution of UVSG may be authorized by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon (whether or not present in person or represented by proxy at the meeting). Neither the current Certificate of Incorporation nor the Restated Certificate requires any greater percentage vote to approve such transactions. Under UVSG's current Certificate of Incorporation, the holders of UVSG Class A Common Stock and UVSG Class B Common Stock are entitled to receive the same per share consideration in the event of a merger or consolidation. The Restated Certificate provides that the holders of UVSG Class A Common Stock and UVSG Class B Common Stock are entitled to receive, in the event of a merger or consolidation, consideration of substantially equivalent value as determined in good faith by the UVSG Board of Directors, taking into account all relevant factors, including, without limitation, the anticipated tax treatment of such consideration to the holders of Class A Common Stock and Class B Common Stock. To the extent that the

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

holders of the Class A Common Stock and the holders of the Class B Common Stock are entitled to receive in any merger or consolidation (pursuant to any election or otherwise), securities that do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, which differences would be permitted for securities distributed in a share distribution, such relative voting rights and related differences in designation, conversion and share distribution provisions are to be disregarded in determining the per share value of the consideration to be received by the holders of the Class A Common Stock and the holders of the Class B Common Stock. See "--Dividends and Share Distributions."

  TCI. The TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval),
(ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI.

CHANGE OF CONTROL

  UVSG. UVSG's current Certificate of Incorporation and Bylaws contain provisions such as a staggered Board of Directors and super-majority voting requirements to amend certain provisions of the Certificate of Incorporation and the Bylaws that may have an anti-takeover effect. Those provisions have largely been eliminated in the Restated Certificate and Amended Bylaws.

  TCI. The TCI Charter contains certain provisions which could make a change of control of TCI difficult. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters."

AMENDMENTS TO CERTIFICATE OF INCORPORATION

  UVSG. The current UVSG Certificate of Incorporation provides that the vote of 80% of the voting power of the outstanding voting stock is required to amend, repeal or adopt provisions to alter the provisions of the Certificate of Incorporation governing the number, term, rights and obligations of the Board of Directors, the ability of the stockholders to act without a meeting, special meetings of the stockholders, amendment of bylaws, use of ballots in an election of directors and the provision regarding the amendment of certain provisions in the Certificate of Incorporation. The Restated Certificate does not contain such super-majority voting requirements to adopt, amend or repeal the provisions of the Restated Certificate.

  TCI. The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein. See "DESCRIPTION OF TCI CAPITAL STOCK--Other Matters."

AMENDMENTS TO BYLAWS

  UVSG. The current UVSG Certificate of Incorporation requires the affirmative vote of a majority of the directors then in office to adopt, amend or repeal any provision of the Bylaws and allows stockholders to adopt, amend or repeal any provision of the Bylaws by the affirmative vote of 80% of the votes of the outstanding capital stock generally entitled to vote in the election of directors. The Restated Certificate provides that the affirmative vote of not less than 66 2/3% of UVSG's directors then in office is required to adopt, amend or repeal any provision of UVSG's Bylaws.

  TCI. Subject to the rights of the holders of any class or series of TCI Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting

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

together as a single class, to approve the adoption, amendment or repeal of any provision of the Bylaws of TCI; provided, however, that this voting requirement shall not apply to, and no vote of the stockholders of TCI is required to authorize the adoption, amendment or repeal of the Bylaws of TCI by the TCI Board of Directors by action taken by the affirmative vote of not less than 75% of the members of the Board then in office.

                                 LEGAL MATTERS

  The validity of the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock to be issued in connection with the Merger will be passed upon by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York, 10022. Mr. Jerome Kern, a partner of Baker & Botts, L.L.P., is a director of TCI. Mr. Kern holds options to purchase shares of TCI Group Series A Common Stock and LMG Series A Common Stock.

                                    EXPERTS

  The consolidated financial statements of UVSG at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, that appear in UVSG's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of SSDS, Inc. at January 27, 1995 and January 28, 1994, and for each of the three years in the period ended January 27, 1995 that appear in UVSG's Current Report on Form 8-K dated July 20, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, and the related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

  The consolidated balance sheets of TeleWest Communication plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A., and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

  The financial statements of TeleCable Corporation as of December 31, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, incorporated herein by reference to the Current Report on Form 8-K of Tele-Communications, Inc. dated August 26, 1994, have been so incorporated by reference in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                                                    APPENDIX I-A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 10, 1995

                                     AMONG

                TELE-COMMUNICATIONS, INC., TCI MERGER SUB, INC.

                                      AND

                       UNITED VIDEO SATELLITE GROUP, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 ARTICLE I DEFINITIONS AND CONSTRUCTION.................................    1
  1.1  Certain Definitions..............................................    1
  1.2  Additional Definitions...........................................    3
  1.3  Terms Generally..................................................    4
 ARTICLE II THE MERGER AND RELATED MATTERS..............................    5
  2.1  The Merger.......................................................    5
  2.2  Closing..........................................................    5
  2.3  Conversion of Securities.........................................    6
  2.4  Election Procedure...............................................    7
  2.5  Exchange of Shares...............................................    8
  2.6  Treatment of Company Stock Options, Company SARs.................    9
  2.7  Changes in TCI Class A Stock.....................................   10
 ARTICLE III CERTAIN ACTIONS............................................   10
  3.1  Stockholder Meeting..............................................   10
  3.2  Proxy Statements and Other Commission Filings....................   10
  3.3  Identification of Affiliates.....................................   11
  3.4  State Takeover Statutes..........................................   12
  3.5  Reasonable Efforts...............................................   12
  3.6  Stock and Other Plans............................................   12
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   13
  4.1  Organization and Qualification...................................   13
  4.2  Authorization and Validity of Agreement..........................   13
  4.3  Capitalization...................................................   14
  4.4  Reports and Financial Statements.................................   15
  4.5  No Approvals or Notices Required; No Conflict with Instruments...   16
  4.6  Absence of Certain Changes or Events.............................   17
  4.7  Registration Statement; Proxy Statement..........................   17
  4.8  Legal Proceedings................................................   18
  4.9  Licenses; Compliance with Regulatory Requirements................   18
  4.10 Brokers or Finders...............................................   19
  4.11 Tax Matters......................................................   19
  4.12 Employee Matters.................................................   20
  4.13 Fairness Opinion.................................................   23
  4.14 Recommendation of the Company Board..............................   23
  4.15 Vote Required; Consents Under Employee Plans.....................   23
  4.16 Adequacy of Properties; Intangible Property......................   23
  4.17 Full Disclosure..................................................   24
 ARTICLE V REPRESENTATIONS AND WARRANTIES OF TCI........................   24
  5.1  Organization.....................................................   24
  5.2  Authorization and Validity of Agreement..........................   24
  5.3  Capitalization of TCI............................................   25
  5.4  TCI Reports and Financial Statements.............................   25
  5.5  No Approvals or Notices Required; No Conflict with Instruments...   26
  5.6  Absence of Certain Changes or Events.............................   27
  5.7  Registration Statement; Proxy Statement..........................   27
  5.8  Legal Proceedings................................................   27
       Licenses; Compliance with Regulatory Requirements; Intangible
  5.9  Property.........................................................   28

                                                                          PAGE
                                                                          ----
  5.10 Brokers or Finders...............................................   28
  5.11 Tax Matters......................................................   28
  5.12 Interim Operations of Merger Sub.................................   29
 ARTICLE VI TRANSACTIONS PRIOR TO CLOSING ..............................   29
  6.1  Access to Information Concerning Properties and Records..........   29
  6.2  Confidentiality..................................................   29
  6.3  Public Announcements.............................................   30
  6.4  Conduct of the Company's Business Pending the Effective Time.....   30
  6.5  No Solicitation..................................................   32
  6.6  Expenses.........................................................   32
  6.7  Notification of Certain Matters..................................   33
  6.8  Defense of Litigation............................................   33
  6.9  Additional Financial Statements..................................   33
  6.10 Actions by Merger Sub............................................   33
  6.11 Certain Personnel Matters........................................   34
 ARTICLE VII CONDITIONS PRECEDENT.......................................   34
       Conditions Precedent to the Obligations of TCI, Merger Sub and
  7.1  the Company......................................................   34
  7.2  Conditions Precedent to the Obligations of Merger Sub and TCI....   35
  7.3  Conditions Precedent to the Obligations of the Company...........   37
 ARTICLE VIII TERMINATION...............................................   38
  8.1  Termination and Abandonment......................................   38
  8.2  Effect of Termination............................................   39
  8.3  No Employment....................................................   39
 ARTICLE IX MISCELLANEOUS...............................................   39
  9.1  Survival of Certain Representations and Warranties...............   39
  9.2  Indemnification..................................................   39
  9.3  Notices..........................................................   40
  9.4  Entire Agreement.................................................   41
  9.5  Assignment; Binding Effect; Benefit..............................   41
  9.6  Amendment........................................................   41
  9.7  Extension; Waiver................................................   41
  9.8  Headings.........................................................   42
  9.9  Counterparts.....................................................   42
  9.10 Applicable Law...................................................   42
  9.11 No Remedy in Certain Circumstances...............................   42
  9.12 Certain Tax Positions............................................   42

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this tenth day of July 1995, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and United Video Satellite Group, Inc., a Delaware corporation (the "Company").

  WHEREAS, the parties wish to provide for the terms and conditions upon which a voting interest in the Company of not less than 80% will be acquired by TCI by means of a merger of Merger Sub, a direct wholly owned subsidiary of TCI, with and into the Company (the "Merger"); and

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code").

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

  1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

    An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Company Plan). A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10 percent or more of the securities having ordinary voting power for the election of directors or other similar management personnel of such Person or (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise.

    "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

    "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

    "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2.

    "Commission" shall mean the Securities and Exchange Commission.

    "Company Class A Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

    "Company Class B Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

    "Company Stock" shall mean the Company Class A Stock and the Company Class B Stock.

    "Class A Share" shall mean a share of the Class A Common Stock, par value $.01 per share, of the Surviving Corporation.

    "Class B Share" shall mean a share of the Class B Common Stock, par value $.01 per share, of the Surviving Corporation.

    "Disclosure Schedule" shall mean the Schedules constituting a part of this Agreement as contemplated by Article IV.

    "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in
  Section 2.1(a).

    "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

    "Flinn" shall mean Lawrence Flinn, Jr.

    "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

    "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

    "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

    "Merger" shall have the meaning specified in the preamble hereto.

    "Merger Consideration" shall mean the TCI Preferred Stock into which shares of Company Stock are converted pursuant to Section 2.3(a)(ii) and
  (v).

    "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, provided that the security interests permitted under the clause
  (d) shall not exceed $1,000,000 at any time outstanding; and (e) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

    "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

    "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

                                     I-A-2

    "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder.

    "Surviving Corporation" shall mean the Company as the Surviving Corporation after the Merger as provided in Section 2.1(a).

    "TCI Class A Stock" shall mean the Class A Common Stock, $1.00 par value per share, of TCI.

  1.2 ADDITIONAL DEFINITIONS. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

         DEFINED TERM                                         SECTION DEFINED IN
         ------------                                         ------------------
      Benefit Liabilities....................................      4.12(c)
      Certificate............................................      2.5(a)
      Certificate of Designations............................      7.1(b)
      Certificate of Merger..................................      2.1(a)
      Class A Preferred......................................      5.3
      Class B Preferred......................................      5.3
      Code...................................................      Preamble
      Communications Act.....................................      4.5(ii)
      Company................................................      Preamble
      Company Board..........................................      3.1
      Company Charter........................................      3.1
      Company Commission Filings.............................      4.4
      Company Form 10-Q......................................      4.4
      Company Plans..........................................      4.12(a)
      Company SARs...........................................      4.3
      Company Stock Options..................................      4.3
      Company Stock Plans....................................      4.3
      Consolidated Returns...................................      4.11
      Contract Consent.......................................      4.5(iii)
      Contract Notice........................................      4.5(iii)
      Contracts..............................................      4.5(iv)
      DGCL...................................................      2.1(a)
      Election...............................................      2.4(a)
      Election Date..........................................      2.4(b)
      Environmental and Health Laws..........................      4.9
      Equity Affiliate.......................................      4.1
      ERISA..................................................      4.12(a)
      ERISA Affiliate........................................      4.12(a)
      Exchange Agent.........................................      2.4(b)
      Fairness Opinion.......................................      4.13
      FCC....................................................      4.9
      FCC Approvals..........................................      4.5(ii)
      FCC Licenses...........................................      4.9
      Flinn Agreement........................................      7.2(m)
      Form of Election.......................................      2.4(b)
      Furman Selz............................................      4.10
      Governmental Entity....................................      4.5(v)
      Governmental Filing....................................      4.5(ii)
      Government Consent.....................................      4.5(ii)
      Indemnified Liabilities................................      9.2(a)
      Indemnified Parties....................................      9.2(a)
      Injunction.............................................      3.5

                                     I-A-3

         DEFINED TERM                                         SECTION DEFINED IN
         ------------                                         ------------------
      IRS....................................................     4.11
      Licenses...............................................     4.9
      Local Approvals........................................     4.5(ii)
      Merger.................................................     Preamble
      Merger Proposal........................................     3.1
      Merger Sub.............................................     Preamble
      Multiemployer Plan.....................................     4.12(g)
      PBGC...................................................     4.12(g)
      Permits................................................     4.9
      Preliminary Proxy Statement............................     3.2(a)
      Proprietary Information................................     6.2
      Proxy Statement........................................     4.7
      Record Date............................................     2.4(b)
      Registration Statement.................................     4.7
      Representatives........................................     6.2
      Scheduled Subsidiaries.................................     4.1
      Series C Preferred.....................................     5.3
      Series D Preferred.....................................     5.3
      Series E Preferred.....................................     5.3
      Series F Preferred.....................................     5.3
      Series Preferred Stock.................................     5.3
      Special Meeting........................................     3.1
      Stockholder Agreement..................................     7.3(j)
      TCI....................................................     Preamble
      TCI Charter............................................     5.3
      TCI Class B Stock......................................     5.3
      TCI Commission Filings.................................     5.4
      TCI Consolidated Returns...............................     5.11
      TCI Equity Affiliates..................................     5.1
      TCI Preferred Stock....................................     2.3(a)(ii)
      Violation..............................................     4.5(iv)
      Voting Debt............................................     4.3

  1.3 TERMS GENERALLY. The definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

                                     I-A-4

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

  2.1 THE MERGER.

  (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Effective Time shall occur upon the filing with the Delaware Secretary of State of a certificate of merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by TCI and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.

  (b) Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

  (c) Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended by virtue of the Merger, so as to read in its entirety in the form set forth in Exhibit 2.1(c), and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided by law.

  (d) By-laws of the Surviving Corporation. Immediately after the Effective Time, the Board of Directors of the Surviving Corporation shall amend the By-laws of the Surviving Corporation so as to read in their entirety in the form set forth in Exhibit 2.1(d), and as amended such By-laws shall be the By-laws of the Surviving Corporation until thereafter further amended as provided by law.

  (e) Directors of Surviving Corporation. Immediately after the Effective Time, all directors of the Surviving Corporation, other than Flinn, shall resign and Flinn shall take all necessary action to fill the resulting vacancies on the Board of Directors of the Surviving Corporation by electing the Persons to the Board as determined in accordance with Section 7.2(l), and all such directors will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

  2.2 CLOSING.

  (a) Closing Date and Location. The Closing shall take place (i) at 10:00 a.m. (Denver time) at the executive offices of TCI in Denver, Colorado, on the first business day following the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and the Certificate of

                                     I-A-5

Designations and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

  (b) Obligations of the Company. At the Closing, the Company shall deliver, or use all commercially reasonable efforts to cause to be delivered, to TCI the following documents:

    (i) evidence satisfactory to TCI that fifty percent (50%) of the number of shares of Company Class B Stock outstanding on the date hereof has been converted in accordance with the terms of the Company Class B Stock into an equal number of shares of Company Class A Stock and that upon consummation of the Merger TCI will own securities of the Surviving Corporation representing not less than eighty percent (80%) of the total voting power of the then outstanding securities of the Surviving Corporation;

    (ii) a certificate of good standing for the Company from the State of Delaware certified by the appropriate official of Delaware and dated as of a date not more than one (1) business day prior to the Closing Date certifying that the Company is duly qualified and in good standing as of the date of such certificate;

    (iii) the certificates of the executive officers of the Company pursuant to Section 7.2(c);

    (iv) the opinions of Holme Roberts & Owen, LLC, as counsel for the Company, pursuant to Sections 7.1(g) and 7.2(e), and of Cole, Raywid & Braverman, as special communications counsel to the Company, pursuant to
  Section 7.2(e);

    (v) the consents and approvals, if any, pursuant to Section 4.5;

    (vi) resignation of directors of the Company other than Flinn, effective immediately after the Effective Time, and evidence of the appointment, effective immediately after the Effective Time, by Flinn, as the sole remaining director of the Surviving Corporation, of TCI's designees for directors of the Surviving Corporation pursuant to Section 7.2(l);

    (vii) the written consent, effective immediately after the Effective Time, of Flinn, as the sole remaining director of the Surviving
  Corporation, to the amendment of the By-laws of the Surviving Corporation to read in their entirety as set forth in Exhibit 2.1(d);

    (viii) the executed Certificate of Merger substantially in the form of
  Exhibit 2.1(a);

    (ix) agreements pursuant to Section 3.3 executed by each "affiliate" of the Company under Rule 145 of the Securities Act who receives TCI Preferred Stock, as identified by the Company;

    (x) the Stockholder Agreement pursuant to Section 7.2(l); and

    (xi) such other documents or instruments of further assurance as may be reasonably requested by TCI or Merger Sub.

  (c) Obligations of TCI and Merger Sub. TCI and Merger Sub shall deliver to the Company the following documents on the Closing Date:

    (i) the certificate of the executive officers of TCI pursuant to Section 7.3(c);

    (ii) the opinions of TCI's General Counsel and Baker & Botts, L.L.P., or other counsel reasonably acceptable to the Company, as counsel for TCI and Merger Sub pursuant to Section 7.3(d);

    (iii) the consents and approvals, if any, pursuant to Section 5.5;

    (iv) the Stockholder Agreement pursuant to Section 7.3(j); and

    (v) the executed Certificate of Merger in the form of Exhibit 2.1(a).

  2.3 CONVERSION OF SECURITIES.

  (a) Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of any of their securities:

                                     I-A-6

    (i) Each share of Company Stock that immediately prior to the Effective Time is held by the Company as a treasury share or is then held by any direct or indirect subsidiary of the Company shall be cancelled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration;

    (ii) Each share of Company Class A Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.3(a)(i) above and other than shares held by TCI or any of its direct or indirect wholly owned subsidiaries) that is subject to a valid Election to convert such share into the Merger Consideration pursuant to Section 2.4 shall be converted into and represent the right to receive, and shall be exchangeable for, one validly issued, fully paid and non-assessable share of the Redeemable Convertible Preferred Stock, Series G, par value $.01 per share, of TCI (the "TCI Preferred Stock") having the terms set forth in
  Exhibit 2.3(a);

    (iii) Each share of Company Class A Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.3(a)(i) above and other than shares held by TCI or any of its direct or indirect wholly owned subsidiaries) that is not subject to a valid Election to convert such share into the Merger Consideration pursuant to Section 2.4 shall remain outstanding and continue as one Class A Share of the Surviving Corporation and each certificate evidencing ownership of such shares of Company Class A Stock shall continue to evidence ownership of the same number of Class A Shares of the Surviving Corporation;

    (iv) Each share of Company Class A Stock and Company Class B Stock outstanding immediately prior to the Effective Time that is held by TCI or any of its direct or indirect wholly owned subsidiaries shall remain outstanding and continue as one Class A Share (in the case of Company Class A Stock) and one Class B Share (in the case of Company Class B Stock) of the Surviving Corporation and each certificate evidencing ownership of any such shares of Company Stock shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation; and

    (v) Each share of Company Class B Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.3(a)(i) or (iv)) shall be converted into and represent the right to receive, and shall be exchangeable for, one validly issued, fully paid and non-assessable share of TCI Preferred Stock.

  (b) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of any of their securities, the shares of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, in the aggregate, (i) that number of Class A Shares of the Surviving Corporation as is equal to the number of shares of Company Class A Stock that was converted into the Merger Consideration in accordance with Section 2.3(a)(ii), and (ii) that number of Class B Shares of the Surviving Corporation as is equal to the number of shares of Company Class B Stock that was converted into the Merger Consideration in accordance with Section 2.3(a)(v).

  (c) No Future Ownership Rights in Company Stock. All shares of Company Stock that are converted into the right to receive the Merger Consideration shall, after the Effective Time, no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect to such Company Stock, except the right to receive the Merger Consideration for such Company Stock upon the surrender of such certificate in accordance with the provisions of
Section 2.5.

  2.4 ELECTION PROCEDURE.

  (a) Each holder of shares of Company Class A Stock (other than the Company, any direct or indirect subsidiary of the Company, TCI, any direct or indirect wholly owned subsidiary of TCI, or Flinn) shall have the right to submit a request in accordance with the provisions of this Section 2.4 specifying (i) the number of shares of Company Class A Stock owned by such holder and (ii) the number of such shares (which shall not be more than fifty percent (50%) of the number set forth in clause (i) that such holder desires to have converted into the right to receive the Merger Consideration (an "Election").


                                     I-A-7

  (b) TCI shall enter into an agreement with one or more exchange agents designated by it and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to receive Elections and to act as Exchange Agent hereunder. TCI shall prepare a form pursuant to which holders of Company Class A Stock (other than Flinn) may make Elections and a form letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to shares of Company Class A Stock shall pass, only upon proper delivery of the certificates representing such shares to the Exchange Agent) with instructions for use in effecting the surrender of shares of Company Class A Stock (collectively, a "Form of Election"). The Form of Election, together with the Proxy Statement, shall be mailed to stockholders of record of the Company as of the record date for the Special Meeting (the "Record Date"), which date shall be selected by the Company and shall be satisfactory to TCI. TCI and the Company shall agree upon a date by which Elections must be made in order to be effective (the "Election Date"), except that the Election Date shall not be later than the third business day immediately prior to the date of the Special Meeting. The Company shall use its commercially reasonable efforts to make the Forms of Election (and the Proxy Statement) available to all Persons who become stockholders of record of the Company during the period between the Record Date and the Election Date.

  (c) An Election shall be validly made only if the Exchange Agent receives at its office designated in the Form of Election, no later than 5:00 P.M. (local time in the city in which such office is located) on the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Class A Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery), duly endorsed in blank or otherwise in a form acceptable for transfer on the books of the Company, together with any other documents required by the Form of Election.

  (d) Any holder of shares of Company Class A Stock may at any time prior to the Election Date revoke his Election by written notice received by the Exchange Agent at its office designated in the Form of Election no later than 5:00 P.M. (local time in the city in which such office is located) on the Election Date. At any time after the expiration of the period of 30 days following the Election Date if the Merger shall not have been consummated prior thereto, any stockholder of the Company who shall have deposited certificates for Company Class A Stock (or delivered a guaranty of delivery thereof) with the Exchange Agent shall again have the right to withdraw such certificates (or guarantee of delivery), and thereby revoke his Election as of the Election Date, by written notice to such effect received by the Exchange Agent at its office designated in the Form of Election no later than 5:00 P.M. (local time in the city in which such office is located) on the fifth business day immediately prior to the Effective Time. All Elections shall automatically be revoked if the Exchange Agent is notified in writing by the Company and TCI that this Agreement has been terminated. If an Election is revoked, the certificate(s) (or guarantee of delivery, as appropriate) for the shares of Company Class A Stock to which such Election relates shall be promptly returned to the Person submitting the same to the Exchange Agent.

  (e) TCI shall have the right to make rules reasonably acceptable to the Company and not inconsistent with the terms of this Agreement, governing the validity of the Elections, whether any revocation thereof shall be treated as effective, and the issuance and delivery upon consummation of the Merger of the Merger Consideration. All such rules and determinations by TCI shall be final and binding on all holders of shares of Company Stock.

  2.5 EXCHANGE OF SHARES.

  (a) As soon as practicable after the Effective Time and surrender to the Exchange Agent or TCI, as applicable, of any certificate that immediately prior to the Effective Time represented any shares of Company Class A Stock or Company Class B Stock, TCI shall, subject to Section 2.5(b), if such certificate represented shares of Company Stock which were converted in the Merger into the right to receive the Merger Consideration (a "Certificate"), distribute to the Person in whose name such Certificate shall have been issued, a certificate registered in the name of such Person representing the Merger Consideration payable in respect of such shares,

                                     I-A-8
and if such Certificate represented shares of Company Class A Stock and less than all of such shares were converted into the right to receive the Merger Consideration, then the Surviving Corporation shall distribute to such Person a certificate registered in the name of such Person for a number of Class A Shares equal to the number of shares of Company Class A Stock represented by such Certificate that were not so converted into the Merger Consideration. Each Certificate so surrendered shall forthwith be cancelled.

  (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of such Merger Consideration that the Certificate so surrendered shall be properly endorsed for transfer or accompanied by appropriate and properly endorsed stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of TCI that such transfer would not violate applicable federal or state securities laws.

  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI and complying with any other reasonable requirements imposed by TCI, TCI will cause to be delivered in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof. When authorizing such delivery of the Merger Consideration in exchange therefor, TCI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give TCI a bond in such sum as it may direct as indemnity against any claim that may be made against TCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were converted into the right to receive the Merger Consideration or of shares of Company Class B Stock that were converted into the right to receive Class A Shares. Each share of TCI Preferred Stock into which shares of Company Stock shall be converted in the Merger and each Class A Share into which shares of Company Class B Stock shall be so converted shall be deemed to have been issued at the Effective Time.

  (e) Until the surrender of a Certificate, dividends or other distributions in respect of shares of TCI Preferred Stock, the ownership of which is evidenced by such Certificate, shall be accumulated and not paid or delivered, but (i) any such dividends or distributions which shall have become payable with respect to such TCI Preferred Stock between the Effective Time and the time of such surrender shall be paid upon the surrender of such Certificate (without interest thereon) to the Person in whose name the certificates representing the TCI Preferred Stock issued in exchange therefor shall have been registered and (ii) any such dividends or distributions which shall have a record date prior to such surrender and a payment date after such surrender, shall be paid (without interest thereon) on such payment date to the Person in whose name the certificates representing the TCI Preferred Stock issued in exchange therefor shall have been registered. Payment of the Merger Consideration and any such accumulated dividends or distributions shall be subject to applicable escheat, abandoned property and similar laws, and neither TCI nor the Surviving Corporation shall be liable to any holder of shares of Company Stock or TCI Preferred Stock for the Merger Consideration for any such shares or for any dividends or distributions with respect thereto which may be delivered to any public official pursuant to any escheat, abandoned property or similar law.

  2.6 TREATMENT OF COMPANY STOCK OPTIONS, COMPANY SARS

  (a) Each Company Stock Option outstanding immediately prior to the Effective Time shall represent following the Effective Time the right to purchase the same number of Class A Shares of the Surviving Corporation as the number of shares of Company Stock it represented the right to purchase immediately prior to the Effective Time and at the same purchase price and on, and subject to, the same terms and conditions (including the vesting schedule and termination provisions) without any change thereto (including any

                                     I-A-9
acceleration of vesting) resulting from the Merger, except that effective as of the Effective Time, by virtue of the Merger, the Company Stock Options owned by Roy Bliss and Peter C. Boylan as of the date hereof shall vest and become exercisable in full at any time thereafter to the extent not previously exercised.

  (b) Each Company SAR outstanding immediately prior to the Effective Time shall continue to be outstanding immediately following the Effective Time without any change in any of the terms or conditions thereof (including any acceleration of vesting or of any obligation to make payments thereunder) resulting from the Merger, except that for purposes of valuing a Company SAR pursuant to Section 2 (or any equivalent provision) of such Company SAR, all new business entered into by TCI or any of its affiliates with the Surviving Corporation or any of its affiliates following the Effective Time (the "New Business") shall, unless otherwise agreed in writing by TCI, be deemed the acquisition of a new business within the meaning of Section 2.d (or equivalent provision) thereof for all periods (notwithstanding anything to the contrary contained in a Company SAR) between the Effective Time and the Valuation Date (as defined therein).

  2.7 CHANGES IN TCI CLASS A STOCK. If prior to the Effective Time, the TCI Class A Stock shall be recapitalized or reclassified or TCI shall effect any stock dividend, stock split, or reverse stock split of TCI Class A Stock, then the shares of TCI Class A Stock to be delivered upon conversion of the TCI Preferred Stock to be delivered under this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of TCI Preferred Stock would have been entitled to receive had they converted such shares into shares of TCI Class A Stock prior to the record date for determining stockholders entitled to participate in such corporate event. Notwithstanding the foregoing, if the "Liberty Media Group Stock Proposal" (as such term is defined in the proxy statement/prospectus of TCI dated June 29, 1995) is adopted by the stockholders of TCI, and the Distribution (as so defined) contemplated thereby is made, prior to the Effective Time, then the TCI Preferred Stock shall be adjusted as provided in Exhibit 2.7. In the event that TCI is to issue as part of the Merger Consideration Liberty Media Group Preferred Stock as provided in Exhibit 2.7, the Company shall have received an opinion of counsel from Baker & Botts, L.L.P. to the effect that such stock is voting stock of TCI for federal income tax purposes.

                                  ARTICLE III

                                CERTAIN ACTIONS

  3.1 STOCKHOLDER MEETING. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation (the "Company Charter") and By-laws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). Subject to the fiduciary duties of the Company Board under applicable law, the only matter the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal. Subject to the fiduciary duties of the Company Board under applicable law, the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and will take all other actions necessary or, in the reasonable opinion of TCI, advisable to secure the vote of stockholders of the Company required by the DGCL and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the combined voting power of the issued and outstanding shares of Company Class A Stock and Company Class B Stock, voting together as a single class, for approval of the Merger Proposal.

  3.2 PROXY STATEMENTS AND OTHER COMMISSION FILINGS.

  (a) Preliminary Proxy Statement. The Company shall, as soon as reasonably practicable, prepare a preliminary form (the "Preliminary Proxy Statement") of the Proxy Statement. The Company shall (i) file the Preliminary Proxy Statement with the Commission promptly after it has been prepared in a form reasonably

                                    I-A-10
satisfactory to the Company, and (ii) use its reasonable efforts to respond to the comments of the Commission thereon in a manner reasonably satisfactory to the Company. The Company shall promptly prepare any amendments to the Preliminary Proxy Statement required in response to the Commission's comments or which the Company, with the advice of counsel, deems necessary or advisable, and the Company shall use its reasonable efforts to cause the Proxy Statement to be filed with the Commission as soon as reasonably practicable after the Preliminary Proxy Statement, as so amended, is cleared by the Commission.

  (b) Registration Statement. As soon as reasonably practicable after the Preliminary Proxy Statement is cleared by the Commission, TCI shall file with the Commission the Registration Statement, which will include the Proxy Statement as the prospectus, provided that nothing has come to TCI's attention that would give it reason to believe that the Company's representations and warranties in Section 4.7 are untrue. TCI shall use its reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time. TCI also shall use its reasonable efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of TCI Preferred Stock to be issued in the Merger and the issuance of TCI Class A Stock to be issued upon conversion of the TCI Preferred Stock to be issued in the Merger.

  (c) Commission Comments; Amendments and Supplements. Each of the parties shall notify the other party promptly after the receipt by such first party of any comments of the Commission on, or of any request by the Commission for amendments or supplements to, the Preliminary Proxy Statement, the Proxy Statement or the Registration Statement. Each of the parties shall supply the other party with copies of all correspondence between such party or any of its representatives and the Commission with respect to any of the foregoing filings. If at any time prior to the Effective Time, any event shall occur relating to the Company or any of the Company's subsidiaries or any of their respective officers, directors, partners or affiliates which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company shall inform TCI promptly after becoming aware of such event. If at any time prior to the Special Meeting, any event shall occur relating to TCI or any of its subsidiaries or any of their respective officers, directors, partners or affiliates which should be described in an amendment or supplement to the Proxy Statement, TCI shall inform the Company promptly after becoming aware of such event. Whenever TCI and the Company learn of the occurrence of any event which should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the Commission and, if required by applicable law, disseminated to the persons and in the manner required.

  (d) Comfort Letters. The Company will use its reasonable efforts to cause to be delivered to TCI a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to TCI, in form reasonably satisfactory to TCI and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement. TCI will use its reasonable efforts to cause to be delivered to the Company a letter of KPMG Peat Marwick, TCI's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

  3.3 IDENTIFICATION OF AFFILIATES. Promptly after the Special Meeting and before the Closing Date, the Company shall deliver to TCI a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of

                                    I-A-11

Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to TCI, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3, that such Person will not offer to sell or otherwise dispose of any of the shares of TCI Preferred Stock issued to such person pursuant to the Merger or any of the shares of TCI Class A Stock issuable upon conversion thereof in violation of the Securities Act and the rules and regulations thereunder.

  3.4 STATE TAKEOVER STATUTES. The Company will, upon the request of TCI, take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by TCI to the validity or applicability to the Merger of any state takeover law.

  3.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and subsidiaries, and use their reasonable efforts to cause their respective affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement, the Preliminary Proxy Statement and the Proxy Statement and any necessary amendments or supplements to any thereof; (ii) seeking to have such preliminary proxy statement cleared, and the Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing; (iii) subject to the last sentence of
Section 3.2(b), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the TCI Preferred Stock pursuant to the Merger; (iv) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (v) filing all pre-merger notification and report forms required under the Hart-Scott Act; (vi) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(d); (vii) obtaining the tax opinion referred to in Section 7.1(g); (viii) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, consummating and making effective the transactions contemplated thereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (iv), (v) or (vi) of this sentence, (x) no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome and (y) without TCI's prior consent, the Company shall not, and shall not permit any of the subsidiaries or affiliates to, amend any License or Contract, pay any consideration or make any agreement or reach any understanding or arrangement. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

  3.6 STOCK AND OTHER PLANS. The Company shall use all commercially reasonable efforts to take or cause to be taken such actions (including action by the Company Board or, if appropriate, any committee administering or having authority with respect to any Company Stock Plans, Company Stock Options or Company SARs, to amend or modify the same or obtain appropriate waivers from the participants in such Company Stock Plans and holders of such Company Stock Options and Company SARs) as are necessary or which TCI reasonably requests to carry out the provisions and intent of Section 2.6. Without limiting the generality of the foregoing, the Company shall, if and to the extent necessary to carry out such provisions and intent, use all commercially

                                    I-A-12
reasonable efforts to (i) amend any provision of a Company Stock Plan, Company Stock Option (other than the ones held by Messrs. Bliss and Boylan referred to in Section 2.6) or Company SAR that provides for acceleration of vesting thereof or of any obligation to make payments thereunder in the event of a change of control or a merger or consolidation of, or similar event with respect to, the Company so that such acceleration shall not occur as a result of the Merger and the change of control resulting therefrom and (ii) amend any provision of a Company SAR or a Company Stock Plan pursuant to which Company SARs have been granted which would otherwise take into account any New Business in the valuation of such Company SAR (e.g., by including pre-tax income associated with such New Business for any period in the calculation of value), so that such New Business shall not affect such valuation.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company makes the representations and warranties set forth below, except as expressly set forth in the Disclosure Schedule. Each exception to the representations and warranties set forth in the Disclosure Schedule shall reference by Section number the representation and warranty to which it applies.

  4.1 ORGANIZATION AND QUALIFICATION. Each of the Company and each of its subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole or of any of the subsidiaries of the Company listed on Schedule 4.1 (the "Scheduled Subsidiaries"). Each Person in which the Company, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method (the "Equity Affiliates") (A) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole or of any of the Scheduled Subsidiaries.

  For purposes of this Article IV, an adverse effect of $5 million or more shall in any event be deemed material.

  The Company has delivered to TCI true and complete copies of the Company Charter and By-laws, as amended through and in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to TCI, contain the minutes of all meetings of incorporators, directors and stockholders of the Company since its inception and such minutes completely and correctly reflect all of their respective actions in all material respects.

  4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The

                                    I-A-13
execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to such approval of the Company's stockholders. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

  4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 30 million shares of Company Class A Stock, 15 million shares of Company Class B Stock and two million shares of "blank-check" preferred stock, of which none have been designated. As of the close of business on June 30, 1995, (i) 5,529,818 shares of Company Class A Stock were issued and outstanding, 1,035,606 shares of Company Class A Stock were reserved for issuance upon exercise of outstanding Company Stock Options, and no shares were issued and held by the Company in its treasury or by subsidiaries of the Company, (ii) 12,373,294 shares of Company Class B Stock were issued and outstanding, no shares of Company Class B Stock were reserved for issuance upon exercise of outstanding Company Stock Options, and no shares were issued and held by the Company in its treasury or by subsidiaries of the Company. All issued and outstanding shares of Company Stock have been validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Schedule 4.3 includes a true and complete list of all outstanding options ("Company Stock Options") to purchase Company Stock, showing for each Company Stock Option the following: the holder thereof, the date of issuance, the expiration date, the exercise price, the number of shares of Company Class A Stock covered thereby and the vesting schedule for such option. The Company has made available to TCI true and complete copies of the Company Stock Options. Such copies represent the terms, conditions, provisions, agreements, obligations and undertakings of the Company with respect to all Company Stock Options. Schedule 4.3 also includes a true and complete list and description of all outstanding stock appreciation rights and agreements to grant stock appreciation rights (the "Company SARs") granted by or relating to the Company or any of its divisions or subsidiaries, showing for each: the holder thereof, date of grant, expiration date, number or formula value of rights, whether such Company SAR relates to the Company or a division or subsidiary thereof (identifying the same), the vesting schedule therefor and any put or call rights with respect thereto. The Company has made available to TCI true and complete copies of the Company SARs. Such copies represent the terms, conditions, provisions, agreements, obligations and undertakings of the Company or any of its subsidiaries with respect to all Company SARs. Except for Company Stock Options and Company SARs outstanding as of June 30, 1995 and the obligation of the Company, pursuant to the Company Charter, to issue one share of Company Class A Stock for each share of outstanding Company Class B Stock which the holder elects to convert, there are not as of the date hereof, and will not at any time to and including the Effective Time, be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company or any of its subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Stock or any other capital stock, equity interest or Voting Debt of the Company or any subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Neither the Company nor any subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Since the close of business on June 30, 1995, no shares of capital stock of the Company have been issued or have been transferred from the Company's treasury, except shares of Company Stock issued upon the exercise or conversion, in accordance with their terms, of Company Stock Options outstanding at the close of business on such date. Immediately after the Effective

                                    I-A-14

Time, except for the Company Stock Options and Company SARs outstanding as of June 30, 1995, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any Person to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Surviving Corporation (as the Company's successor) or any subsidiary of the Surviving Corporation that was a subsidiary of the Company to sell, issue or deliver any shares of capital stock, any other equity interest or any Voting Debt of the Surviving Corporation or any such subsidiary or obligating the Surviving Corporation or any such subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the Equity Incentive Plan and Stock Option Plan for Non-Employee Directors (collectively, the "Company Stock Plans") and for those of the Company SARs and Company Stock Options granted pursuant to individual agreements with the grantees and not pursuant to the Company Stock Plans, true and complete copies of all of which have been provided to TCI by the Company, neither the Company nor any of its subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any subsidiary of the Company, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights. All shares of capital stock of and all partnership or other equity interests in each subsidiary of the Company and in each Equity Affiliate owned directly or indirectly by the Company are owned free and clear of any Lien or Restriction and the shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid and non-assessable. There are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any subsidiary of the Company or any Equity Affiliate owned directly or indirectly by the Company or any subsidiary of the Company, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

  4.4 REPORTS AND FINANCIAL STATEMENTS. True and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by the Company with the Commission (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Company Commission Filings") have, to the extent filed prior to the date hereof, heretofore been made available by the Company to TCI and will, to the extent filed after the date hereof, hereafter be made available by the Company to TCI. The Company Commission Filings constitute all of the documents (other than preliminary material) required to be filed by the Company with the Commission since the Company's inception. As of their respective dates, each of the Company Commission Filings complied and, in the case of filings after the date hereof, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (the "Company Form 10-Q") or as disclosed therein, none of the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate had as of such date any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements,

                                    I-A-15
claims or lawsuits), which was material to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or of any of the Scheduled Subsidiaries. Since March 31, 1995, none of the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is or may be material to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or of any of the Scheduled Subsidiaries, except in the ordinary course of business.

  4.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS. The execution and delivery by the Company of this Agreement do not and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

    (i) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, conflict with or violate the Company Charter or By-laws or the charter or by-laws of any corporate subsidiary of the Company or the partnership agreement of any partnership subsidiary of the Company;

    (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing") in each case on the part of or with respect to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate, except for (A) the filing with the Commission of the Proxy Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) such Government Consents and Governmental Filings (the "FCC Approvals") as may be required under the Communications Act of 1934, as amended (the "Communications Act"), (D) such Government Consents and Governmental Filings (the "Local Approvals") with foreign, state and local governmental authorities as may be required with respect to the Licenses held by the Company, any of its subsidiaries or any of the Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its subsidiaries in the ordinary course, (E) the Governmental Filings to be made on the part of or with respect to TCI and Merger Sub referred to in clause (ii) of Section 5.5 and such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI Preferred Stock as contemplated hereby pursuant to state securities and blue sky laws; and (F) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act;

    (iii) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, require, on the part of the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except (A) as set forth on the Disclosure Schedule and (B) for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary of the Company or the Surviving Corporation;

    (iv) assuming that the Contract Consents and Contract Notices described on the Disclosure Schedule are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract,

                                    I-A-16
  instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which the Company, any subsidiary of the Company, or, to the knowledge of the Company, any Equity Affiliate is a party, by which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate is entitled to any rights or benefits (including the Licenses), except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole, or of any significant subsidiary of the Company or the Surviving Corporation; or

    (v) assuming that the Merger is so approved by the Company's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or the Surviving Corporation and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary of the Company or the Surviving Corporation. As used herein, the term "Governmental Entity" means and includes any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

  4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, since December 31, 1994, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a material adverse effect on, the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole or of any of the Scheduled Subsidiaries (excluding events or conditions generally affecting the cable television or satellite television industry in the United States or affecting general business or economic conditions in the United States) and (ii), other than actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the Company or any subsidiary of the Company which, if Section 6.4 had then been in effect, would have been prohibited by such Section without the consent or approval of TCI, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action have been entered into.

  4.7 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (the "Registration Statement") or any amendment or supplement thereto filed or to be filed by TCI with the Commission under the Securities Act in connection with the TCI Preferred Stock to be issued in the Merger and the TCI Class A Stock to be issued upon conversion of the TCI Preferred Stock to be issued in the Merger, (ii) the proxy statement to be mailed to the Company's stockholders in connection with the Special Meeting (the "Proxy Statement") or
(iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, and, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of mailing of the Proxy Statement to the Company's stockholders or at the time of the Special Meeting or any other meeting of the Company's stockholders to be held in connection with the Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of

                                    I-A-17
the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement (to the extent that the Proxy Statement constitutes the prospectus thereunder) and the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations under each such Act.

  4.8 LEGAL PROCEEDINGS. Except as set forth in the Company Commission Filings filed with the Commission prior to the date hereof or as arises in the ordinary course of the Company's business and is not required to be disclosed in any filings with the Commission by the Company, (i) there is no suit, action or proceeding pending or, to the best knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate or any of its or their properties or rights, which, if adversely determined, is, insofar as the Company can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary; (ii) there is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Equity Affiliate having, or which, insofar as the Company can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the best knowledge of the Company, there is no action, suit, proceeding or investigation pending or threatened against the Company which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in Section 7.1(d) has been entered or issued. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

  4.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company, its subsidiaries and, to the knowledge of the Company, the Equity Affiliates, hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign (collectively, the "Licenses") which are material to the ownership of the assets and operation of the businesses of the Company and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary. Each of the Company, its subsidiaries and, to the knowledge of the Company, the Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, except where the failure so to comply has not had and, insofar as reasonably can be foreseen, in the future will not have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary. Without limiting the generality of the foregoing, the Company, its subsidiaries and, to the knowledge of the Company, the Equity Affiliates, (i) have all Licenses (the "FCC Licenses") issued by the Federal Communications Commission (the "FCC") and all Licenses of foreign, state and local governmental authorities (the "Permits") required for the operation of the facilities being operated on the date hereof by the Company, any of its subsidiaries or any of the Equity Affiliates, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Permits and
(iii) are not in violation of any of such FCC Licenses or Permits, other than the lack of FCC Licenses or Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary. Without limiting the generality of the foregoing, to the best knowledge of the Company, the Company has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by the Company are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental

                                    I-A-18
or a quasi governmental authority relating to (i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws"). To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against the Company relating to violations of the Environmental and Health Laws. The Company has not received a notice of, and does not know or have any reason to suspect, any facts which constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by the Company in connection with the operation of its business or any activity of the business of the Company which would result in a violation or threatened violation of any Environmental or Health Laws.

  4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Furman Selz Incorporated ("Furman Selz") whose fees and expenses and claims for indemnification or contribution will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to TCI prior to the date of this Agreement), and the Company agrees to indemnify and hold TCI and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its subsidiaries, directors, officers, employees or affiliates.

  4.11 TAX MATTERS. To the best of the Company's knowledge, except as disclosed to TCI with respect to certain claimed Illinois excise taxes, (i) there has been duly filed by or on behalf of the Company and each of its subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all federal, state, foreign and material local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. No federal income tax returns required to be filed by or on behalf of the Company and each of its subsidiaries consolidated in such returns (and their respective predecessors, if any) under the Code or any predecessor statute (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") except for the Consolidated Return for the fiscal year ended December 31, 1993, which is under review by the IRS. No deficiencies or assessments have been asserted in writing by the IRS with respect to the Consolidated Returns. Neither the Company nor any of its subsidiaries (nor any of their respective predecessors) has, with regard to any assets or property held, acquired or to be acquired by the Company or any of its subsidiaries, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and (to the extent material to the Company and its consolidated subsidiaries, taken as a whole) foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                                    I-A-19

  4.12 EMPLOYEE MATTERS.

  (a) Schedule 4.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1994 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Company Plans"). Schedule 4.12(a) identifies each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. The Company has heretofore delivered to TCI true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

  (b) Except as set forth in Schedule 4.12(b), (i) no Company Plan is subject to Title IV of ERISA or Section 412 of the Code and (ii) neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

  (c) Concerning each Company Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Company Plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such Company Plan is, and at all times has been, reasonable and satisfies the requirements of Section 12(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 4.12(c) sets forth, as of the date hereof, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (B) the actuarially determined present value of all Benefit Liabilities under each such Company Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining funding for such plan for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such Company Plan, (D) the funding method used in connection with each such Company Plan and (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA.
Schedule 4.12(c) sets forth a reasonable good faith estimate of material changes between January 1, 1994 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C); Schedule 4.12(c) sets forth the information described in said clauses (A), (B), (C) and
(D) as of the date hereof, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of
Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA. The sum of the amount of unfunded Benefit Liabilities under all Company Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $1,000,000; all contributions required by
Section 515 of ERISA to be made by the Company or any ERISA Affiliate to Company Plans have been timely made; with respect to any such Company Plan and concerning each Company Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in
Schedule 4.12(c) (A) the amount of any liability of the Company or any ERISA Affiliate for contributions due or to become due with respect to each such Company Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such Company Plan for the plan year in which the Effective Time occurs; with respect to any such Company Plan no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such Company Plan have been used or employed in a manner so as to subject them to an excise tax

                                    I-A-20
imposed under Section 4980 of the Code; each such Company Plan permits termination thereof, and distribution of any assets in excess of those required to pay Benefit Liabilities may be distributed to or for the benefit of the Company or any ERISA Affiliate, and Section 4044(d) of ERISA would not prevent such reversion; and with respect to any such Company Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by Section 204(h) of ERISA. There are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with the Company, or any ERISA Affiliates.

  (d) Neither the Company nor any ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other Lien be imposed on the Company, any ERISA Affiliate or assets of any of the foregoing under Section 4068 of ERISA.

  (e) Each Company Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

  (f) Schedule 4.12(f) contains a list of, and the Company has delivered to TCI true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which the Company or any ERISA Affiliate maintains, or to which the Company or any ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1994, and which is not required under paragraph (a) or (b) above to be listed in Schedule 4.12(a) or (b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of the Company or any ERISA Affiliate).

  (g) The Company and each ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Company Plan and each separate plan year for which any premiums are required. Except for transactions required by this Agreement, from the period commencing January 1, 1988 through the Effective Time, there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any Company Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by the Company or any ERISA Affiliate on account of any Company Plan subject to Title IV of ERISA. From the period commencing January 1, 1988 through the Effective Time, no filing has been or will be made by the Company or any ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Company Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) has withdrawn from any Company Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) has ceased contributions on or before the Effective Time to any Company Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or (iv) has incurred a complete or partial withdrawal from any Company Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in
Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit plan which is a Multiemployer Plan to which the Company or any ERISA Affiliate contributes is in

                                    I-A-21

"reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under Section 4064 of ERISA to the Company or any ERISA Affiliate by reason of participation in any Company Plan by the Company or any ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any Company Plan that would require the furnishing of security under
Section 401(a)(29) of the Code. There has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Company Plan, the PBGC or any other person or entity under Title IV of ERISA against the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has any liability to any Company Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other Lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any Company Plan have been set forth in Schedule 4.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA with respect to any Company Plan have been delivered to TCI; and copies of notices required to be given to participants under Section 101(d) of ERISA with respect to any Company Plan have previously been delivered to TCI.

  (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 4.12(g), the most recent determination letter issued by the IRS with respect to each Company Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each Company Plan, other than an "individual account plan," have heretofore been delivered by the Company to TCI.

  (i) Except as set forth in Schedule 4.12(i), neither the Company nor any ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. The Company and each ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of the Company, all of the employees of the Company and the ERISA Affiliates who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any ERISA Affiliate, and during the past five years neither the Company nor any ERISA Affiliate has experienced a work stoppage.

  (j) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

  (k) Each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

  (l) Except as set forth in Schedule 4.12(l), no Company Plan provides benefits, including without limitation death or medical benefits, with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by applicable law).

  (m) Except as set forth in Schedule 4.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

  (n) Schedule 4.12 sets forth a true and complete list of each of the following agreements, arrangements and commitments to which the Company or any of its subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to TCI): (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of

                                    I-A-22
more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of the Company or any subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of the Company or any subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each Company Stock Plan and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries is a party to any agreement, arrangement, commitment or understanding that has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

  4.13 FAIRNESS OPINION. Furman Selz has advised the Company Board in writing of its opinion that, as of the date hereof, the Merger Consideration payable with respect to the Company Class A Stock pursuant to the Merger and the ownership of the Class A Shares to be retained in the Merger, taken as a whole, is fair, from a financial point of view, to the holders of the Company Class A Stock (other than TCI and its subsidiaries) (the "Fairness Opinion") and has authorized the inclusion of such Fairness Opinion in the Proxy Statement. The Company has provided TCI with a true and complete copy of the Fairness Opinion and will include an executed copy of the Fairness Opinion in the Proxy Statement. In addition, the Company will, if it or TCI is so required by applicable law or requested by the Staff of any Division of the Commission, file or provide supplementally to the Staff, or provide to TCI so that it may file or provide supplementally to the Staff, as the case may be, any written presentation or fairness opinion analysis made to the Company Board (or any committee thereof) or delivered to the Company Board (or any committee thereof) by Furman Selz, and the Company hereby represents and warrants to TCI that any such material provided to TCI shall be the only written materials in the possession of the Company that were furnished to the Company Board by Furman Selz and that the Company is free to so file or provide such materials under such circumstances.

  4.14 RECOMMENDATION OF THE COMPANY BOARD. The Company Board, by unanimous vote at meetings duly called and held, has approved the Merger, determined that the Merger is fair to and in the best interests of the Company's stockholders (other than TCI and its subsidiaries), has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company, and has adopted resolutions having the effect of causing TCI and its affiliates and associates not to be subject to the restrictions on "business combinations" as set forth in Section 203(a) of the DGCL or any other state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

  4.15 VOTE REQUIRED; CONSENTS UNDER EMPLOYEE PLANS. The only vote of stockholders of the Company required under the DGCL and the Company Charter and By-laws in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Company Class A Stock and Company Class B Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required. No consent, approval or other action by any holder of any Company Stock Option or Company SAR or any participant in any Company Stock Plan is necessary in order to effect the provisions of Section 2.6.

  4.16 ADEQUACY OF PROPERTIES; INTANGIBLE PROPERTY. The properties and assets owned or leased by the Company and its subsidiaries are suitable and adequate for the conduct of their respective businesses and operations and, except as otherwise disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company and its subsidiaries have good and marketable title to or valid leasehold or other contractual interests in such properties and assets, free and clear of all Liens other than Permitted Encumbrances.

  The Company and its subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property

                                    I-A-23
rights required for, used in or incident to the businesses of the Company and its subsidiaries as now conducted or proposed to be conducted. Except as otherwise described in the Company Commission Filings, the Company has not received notice, and has no reason to know, of any claim or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights or licenses used or owned by the Company, the loss of which could have a material adverse effect upon the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any Scheduled Subsidiary. The Company has no knowledge it is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright. To the best knowledge of the Company, no current or former employee of the Company is or was a party to any confidentiality agreement and/or agreement not to compete which restricts or forbids or restricted or forbade at any time during such employee's employment by the Company, such employee's performance of the Company's business, as the case may be, or any activity that such employee was hired to perform. To the best knowledge of the Company, the Company is not now using, and has not in the past used without appropriate authorization, any confidential information or trade secrets of any third party. The Company has never received any notice alleging such conduct.

  4.17 FULL DISCLOSURE. No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company to TCI contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TCI

  TCI hereby represents and warrants to the Company as follows:

  5.1 ORGANIZATION. Each of Merger Sub, TCI and TCI's "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Rules and Regulations of the Commission) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing is not reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole. Each entity in which TCI, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole (the "TCI Equity Affiliates") is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole.

  5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by TCI. Subject to the satisfaction of the conditions set forth in Section 7.1, assuming that applicable state takeover laws, if any, are complied with and assuming (without investigation) that all shares of Company Stock outstanding at the Effective Time will be duly authorized, validly issued, fully paid and non-assessable: (i) TCI has all requisite corporate power and authority to enter into this Agreement and each of TCI and Merger Sub has

                                    I-A-24
all requisite corporate power and authority to perform its obligations hereunder and, subject to the approval of the Merger Proposal by the stockholders of the Company in accordance with the DGCL and the Company Charter and By-laws, to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by TCI of this Agreement and the consummation by each of TCI and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; (iii) this Agreement is a valid and binding obligation of TCI, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); (iv) the shares of TCI Preferred Stock to be issued and delivered by TCI pursuant to Section 2.5 will be, when the Merger has become effective and such shares are issued and delivered as provided in Section 2.5 and as described in the Registration Statement, duly authorized, validly issued, fully paid and non-assessable; and (v) the shares of TCI Class A Stock issuable upon conversion of the TCI Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

  5.3 CAPITALIZATION OF TCI. The authorized capital stock of TCI consists of
1.1 billion shares of TCI Class A Stock, 150 million shares of Class B Common Stock, par value $1.00 per share (the "TCI Class B Stock"), 700,000 shares of a class designated Class A Preferred Stock, par value $.01 per share ("Class A Preferred"), 1,675,096 shares of a class designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share ("Class B Preferred"), and ten million shares of a class designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), such class to be issuable in series of which three series have been designated pursuant to TCI's Restated Certificate of Incorporation (the "TCI Charter") and Section 151(g) of the DGCL. As of the close of business on June 9, 1995, there were 571,499,424 shares of TCI Class A Stock and 84,864,800 shares of TCI Class B Stock outstanding (excluding shares held by subsidiaries of TCI); 592,798 shares of Class A Preferred outstanding (all of which are held by subsidiaries of TCI); 1,620,026 shares of Class B Preferred outstanding (excluding shares held by subsidiaries of TCI); 70,559 shares of TCI's Convertible Preferred Stock, Series C ("Series C Preferred") outstanding; one million shares of TCI's Convertible Preferred Stock, Series D ("Series D Preferred") outstanding; and 246,042 shares of TCI's Redeemable Convertible Preferred Stock, Series E ("Series E Preferred") outstanding (all of which are held by subsidiaries of TCI). As of the close of business on such date, TCI had outstanding preferred stock and debt securities convertible into or exchangeable for 55,763,474 shares of TCI Class A Stock and options to purchase 12,757,328 shares of TCI Class A Stock (excluding shares issuable upon conversion of convertible securities of TCI held by subsidiaries of TCI). If the proposals being submitted to TCI's stockholders for approval (including the Liberty Media Group Stock Proposal) as described in TCI's proxy statement/prospectus dated June 29, 1995 are approved, then the authorized capital stock of TCI will consist of the following: (i) 2.725 billion shares of Common Stock, par value $1.00 per share, divided into four series consisting of (A) 1.75 billion shares of Series A TCI Group Common Stock created by redesignation of the TCI Class A Stock, (B) 150 million shares of Series B TCI Group Common Stock created by redesignation of the TCI Class B Stock, (C) 750 million shares designated Series A Liberty Media Group Common Stock, (D) 75 million shares designated Series B Liberty Media Group Common Stock, (ii) the Class A Preferred, (iii) the Class B Preferred and (iv) 50 million shares of Series Preferred Stock. In addition to the three existing series of Series Preferred Stock, a new series will be designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred"), the shares of which will be issued in exchange for shares of TCI Class A Stock and preferred stock held by certain wholly owned subsidiaries of TCI.

  5.4 TCI REPORTS AND FINANCIAL STATEMENTS. TCI has heretofore made available to the Company true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by TCI or its predecessor with the Commission since September 30, 1994 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "TCI Commission Filings"). The TCI Commission Filings constitute all of the documents (other than preliminary material) that TCI or its predecessor was required to file with the Commission since such date. As of their respective dates, each of the TCI Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the TCI

                                    I-A-25

Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the TCI Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of TCI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in TCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 or as disclosed therein and except as set forth on Schedule 5.4, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of TCI and its consolidated subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole. Since March 31, 1995, except as disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is or may be material to the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole, except in the ordinary course of business.

  5.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS. Except as set forth on Schedule 5.5, the execution and delivery by TCI of this Agreement do not, and the performance by TCI and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

    (i) conflict with or violate the TCI Charter or By-laws or the Certificate of Incorporation or By-laws of Merger Sub;

    (ii) assuming that the Company's representations and warranties in clause
  (ii) of Section 4.5 are, and continue to be, accurate, require any Government Consent or Governmental Filing on the part of or with respect to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, except for (A) the filing with the Commission of the Registration Statement, and such reports and other documents, if any, under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger and the Certificate of Designations with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or Merger Sub is qualified to do business, (C) the FCC Approvals and the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI Preferred Stock as contemplated hereby pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to the Company referred to in clause (ii) of Section 4.5, (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott Act, and (G) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole;

    (iii) require on the part of TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole;

    (iv) assuming that all of the assumptions specified in the second sentence of Section 5.2 are valid, result in a Violation by TCI, Merger Sub or any other subsidiary of TCI of any Contract to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party,

                                    I-A-26
  by which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole; or

    (v) assuming that all of the assumptions specified in the second sentence of Section 5.2 are valid, that the Merger Proposal is approved by the Company's stockholders as required by the DGCL and the Company Charter and By-laws, and that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole.

  5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof or as disclosed in a Schedule to this Agreement, since December 31, 1994, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as TCI can reasonably foresee, is reasonably likely to have, a material adverse effect on, the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole (excluding events or conditions generally affecting the cable television industry or satellite television industry in the United States or affecting general business or economic conditions in the United States).

  5.7 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by TCI or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto, (ii) the Proxy Statement or any amendment or supplement thereto, or (iii) any other documents filed or to be filed by the Company with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, and, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of mailing thereof to the Company's stockholders or at the time of the Special Meeting or any other meeting of the Company's stockholders to be held in connection with the Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by TCI a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations under such Act (except that no representation is made as to the form of the Company Proxy Statement to be included as the prospectus therein).

  5.8 LEGAL PROCEEDINGS. Except as set forth in the TCI Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 5.8, (i) there is no suit, action or proceeding pending or, to the best knowledge of TCI, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television industry or satellite television industry in a particular state or in the United States

                                    I-A-27
and to which neither TCI nor any subsidiary of TCI is a party), which, if adversely determined, is, insofar as TCI can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate having, or which, insofar as TCI can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the best knowledge of TCI, there is no action, suit, proceeding or investigation pending or threatened against TCI or Merger Sub which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby and no Injunction of any type referred to in Section 7.1(d) has been entered or issued against TCI or Merger Sub. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

  5.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS; INTANGIBLE
PROPERTY. TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates hold all Licenses which are material to the operation of the businesses of TCI and its subsidiaries taken as a whole. Each of TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had and, insofar as reasonably can be foreseen, in the future will not have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole. Without limiting the generality of the foregoing, TCI, its subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates (i) have all FCC Licenses and Permits required for the operation of the cable television systems and related facilities being operated on the date hereof by TCI, any of its subsidiaries, or, to the knowledge of TCI, any TCI Equity Affiliate, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Permits and (iii) are not in violation of any of such FCC Licenses or Permits, other than the lack of FCC Licenses or Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries taken as a whole. TCI and its subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of TCI and its subsidiaries taken as a whole.

  5.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by TCI, by Merger Sub, by any of TCI's other subsidiaries or affiliates, or by any directors, officers or employees of TCI, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and TCI agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by TCI, Merger Sub, any of TCI's other subsidiaries or affiliates or any of TCI's directors, officers or employees.

  5.11 TAX MATTERS. To the best of TCI's knowledge, (i) there has been duly filed by or on behalf of TCI and each of its subsidiaries, or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which TCI reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. Except as set forth on Schedule 5.11, none of the federal income tax returns required to be filed by or on behalf of TCI and each of its

                                    I-A-28
subsidiaries consolidated in such returns under the Code or any predecessor statute (the "TCI Consolidated Returns") are currently under examination by the IRS. Except as set forth on Schedule 5.11, there have not been any deficiencies or assessments asserted in writing by the IRS with respect to the TCI Consolidated Returns. Except as set forth on Schedule 5.11, neither TCI nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by TCI or any of its subsidiaries, filed a consent pursuant to Section 341(f) of the Code.

  5.12 INTERIM OPERATIONS OF MERGER SUB. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

                                  ARTICLE VI

                         TRANSACTIONS PRIOR TO CLOSING

  6.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries, and use its reasonable efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of TCI full access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. No investigation pursuant to this Section 6.1 will affect any representation or warranty given by the Company to TCI hereunder.

  6.2 CONFIDENTIALITY. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its affiliates, directors, officers, employees, agents and controlling Persons (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Proprietary Information of the disclosing party confidential and not disclose or reveal any such Proprietary Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Proprietary Information, (ii) use such Proprietary Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Proprietary Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Proprietary Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Proprietary Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party shall, if so requested by the other party, promptly return or destroy all of

                                    I-A-29
the Proprietary Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

  For purposes of this Section 6.2, "Proprietary Information" of a party means all proprietary or confidential information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Proprietary Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or (d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

  6.3 PUBLIC ANNOUNCEMENTS. No party shall or shall permit any of its subsidiaries to (and each party shall use its reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on the Nasdaq Stock Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

  6.4 CONDUCT OF THE COMPANY'S BUSINESS PENDING THE EFFECTIVE TIME. The Company shall, and shall cause each of its subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or consented to or approved in writing by TCI (which consent or approval shall not be unreasonably withheld) during the period commencing on the date hereof and ending at the Effective Time:

    (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

    (b) use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

    (c) not (i) make any change or amendments in its charter, by-laws or partnership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or any of its other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, other than issuances of Company Class A Stock upon exercise of Company Stock Options outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms, and issuances of capital stock or partnership or other equity interests by a wholly owned subsidiary of the Company to its parent; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any subsidiary of the Company; (v) amend or modify any

                                    I-A-30
  outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or amend or modify any Company Stock Plan or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital or partnership structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a subsidiary of the Company paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-wholly owned subsidiary of the Company that the other stockholders of or partners in such subsidiary are not officers, directors, employees or affiliates of the Company or any of its subsidiaries);
  (viii) sell or pledge any stock, equity or partnership interest owned by it in any subsidiary of the Company or any Equity Affiliate, except for dispositions permitted by Section 6.4(f) hereof; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

    (d) not (i) modify or change in any material respect any License or other Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (x) in each case other than in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors of the Company or any subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any subsidiary of the Company or any Equity Affiliate, (y) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers of the Company or its subsidiaries who are not directors or executive officers of the Company and (z) other than entering into the employment agreements with Messrs. Flinn, Bliss and Boylan substantially in the applicable form of Exhibit 6.4d-1, 6.4d-2 or 6.4d-3 and other than entering into agreements having the terms, in the form and with the Persons contemplated by Schedule 6.4(d) and Exhibit 6.4d-4; (iii) establish, amend or modify any Company Plan or any other employee benefit plan of any kind referred to in Section 4.12(a), except to the extent required by any applicable law or the existing terms of such Company Plan or by the provisions of this Agreement; (iv) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any subsidiary of the Company, except for Permitted Encumbrances; (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its latest balance sheet included in the Company Form 10-Q or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and scheduled repayments of indebtedness reflected on the latest balance sheet included in the Company Form 10-Q; (vi) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vii) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for capital expenditures in the 1995 capital budget for the Company and its subsidiaries approved by the Company Board prior to May 31, 1995 and in effect on June 1, 1995 (the "1995 capital budget"); (viii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract described on
  Schedule 6.4(d); or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

    (e) other than acquisitions listed on Schedule 6.4(e) or acquisitions in existing or related lines of business of the entity making such acquisition not exceeding $5 million in the aggregate, not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership,

                                    I-A-31
  association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole or to any significant subsidiary of the Company (it being understood that any acquisition that would constitute a capital expenditure within the meaning of the 1995 capital budget shall be subject to the provisions of clause (d) of this Section and not to this clause (e));

    (f) other than dispositions in the ordinary course of business consistent with prior practice, not sell, lease or encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole or to any of the Company's significant subsidiaries;

    (g) not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice; and

    (h) not take any action that would or is reasonably likely to result in
  (i) any of the representations or warranties made in Article IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for changes permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 7.1, 7.2 or
  7.3 not being satisfied.

  6.5 NO SOLICITATION. Subject to the fiduciary duties of the Company Board under applicable law, the Company will not, directly or indirectly, through any officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of proposals or offers from any Person other than TCI relating to any Takeover Proposal (as defined below in this Section); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of the Company or any of the Company's subsidiaries to, any Person other than TCI in connection with any Takeover Proposal; (iii) negotiate with any Person other than TCI with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with any Person other than TCI with the intent to effect any Takeover Proposal; provided that nothing contained in this Section
6.5 shall prohibit the Company or the Company Board, to the extent required by their fiduciary duties under applicable law, from providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to the Company if the Company Board reasonably believes such party may propose a Takeover Proposal on terms that are superior, from a financial point of view, to the terms of the Merger for the stockholders of the Company. The Company will immediately give written notice to TCI of its receipt of any Takeover Proposal or inquiry with respect to making a Takeover Proposal and provide TCI with such information regarding the Person making the Takeover Proposal or inquiry as TCI shall reasonably request. As used in this Section, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company or any of its subsidiaries, for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of the Company or any of its subsidiaries, for the acquisition of the right to cast 5% or more of the votes on any matter with respect to the Company or any of its subsidiaries, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses or the effect of which may be to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or impair the contemplated benefits to TCI of the Merger or any of the other transactions contemplated by this Agreement. Nothing contained herein shall be construed to prohibit the Company or the Company Board from making any disclosure to its stockholders which, in the judgment of the Company Board as advised by counsel, may be required by applicable law in connection with any such proposal or offer. The Company, for itself and the Company Board, acknowledges that the agreements contained in this Section 6.5 are derived from and based upon the Company Board's opinion that the Merger is fair to and in the best interests of the Company and its stockholders.

  6.6 EXPENSES. Except as otherwise provided in this Section 6.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses

                                    I-A-32
incurred in connection with printing and mailing the Preliminary Proxy Statement, the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by TCI and one-half by the Company. Notwithstanding the foregoing, but subject to Section 9.11, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement. Such payment shall be made against receipt of documentation in reasonable detail supporting the amount of such costs and expenses. Any payment required to be made by the breaching party hereunder shall be made within five (5) business days of the termination of this Agreement by delivery to the non-breaching party of a certified or bank cashier's check payable in next-day funds.

  6.7 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VII hereof to be satisfied,
(iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 6.8 or any order or judgment entered or rendered therein.

  6.8 DEFENSE OF LITIGATION. Each of the parties agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company shall not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of TCI (which consent shall not be withheld unreasonably). Each of the parties further agrees to use its reasonable efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

  6.9 ADDITIONAL FINANCIAL STATEMENTS. Promptly after the same become available, each of the Company and TCI shall furnish to the other such additional financial data concerning the furnishing party and its subsidiaries as such other party may reasonably request, including any audited consolidated financial statements of the furnishing party for any year ending after the date hereof, prepared in conformity with the requirements of the Commission applicable to annual financial statements to be included in Form 10-K under the Exchange Act, and all interim quarterly consolidated financial statements of the furnishing party prepared after the date of this Agreement, accompanied by a statement of the principal financial officer of the furnishing party that, in the opinion of such officer, such quarterly financial statements were prepared in conformity with the requirements of the Commission applicable to financial statements to be included in Form 10-Q under the Exchange Act applied on a consistent basis (except as otherwise stated in such quarterly financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the furnishing party and its consolidated subsidiaries as of the date and for the period indicated subject to normal, recurring year-end audit adjustments.

  6.10 ACTIONS BY MERGER SUB. In its capacity as the sole stockholder of Merger Sub, TCI shall cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger Proposal and the transactions contemplated hereby. Merger Sub shall not conduct any other business, and will have no other assets or liabilities.

                                    I-A-33

  6.11 CERTAIN PERSONNEL MATTERS. The Company shall be entitled, prior to the Closing Date, to enter into the employment agreements with Messrs. Flinn, Bliss and Boylan substantially in the applicable form of Exhibit 6.4d-1, 6.4d-2 or 6.4d-3 and may enter into agreements having the terms, in the form and with the Persons contemplated by Schedule 6.4(d) and Exhibit 6.4d-4.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

  7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TCI, MERGER SUB AND THE COMPANY. The respective obligations of TCI, Merger Sub and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by TCI, for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for TCI or Merger Sub):

    (a) Approval of Stockholders. This Agreement shall have been adopted by such vote of the stockholders of the Company as set forth in Section 4.15.

    (b) Filing of Certificate of Designations. The Certificate of
  Designations for the TCI Preferred Stock (or, if applicable as provided in Section 2.7, the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock (as defined in Exhibit 2.7)) shall have been filed with the Delaware Secretary of State.

    (c) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

    (d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

    (e) Hart-Scott. Any applicable waiting period under the Hart-Scott Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate
  Governmental Entity to restrain the transactions contemplated hereby.

    (f) Fairness Option. The inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement shall have been approved by Furman Selz.

    (g) Tax Opinion. The Company shall have received, prior to the effective date of the Registration Statement, the opinion of Holme Roberts & Owen, LLC, in form and substance reasonably satisfactory to TCI and the Company, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) no stockholder of the Company will recognize gain or loss to the extent that such stockholder receives stock of TCI in exchange for his stock of the Company in the Merger, and (iii) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. TCI shall also have received prior to the effective date of the Registration Statement an opinion from such counsel to the effect set forth in clause

                                    I-A-34

  (iii) of the first section of this Section 7.1(g); such firm shall not have withdrawn such opinion prior to the Closing Date and TCI shall have received such evidence as it may reasonably require that all assumptions or conditions to such opinion are valid or have been satisfied. Counsel may rely on representations from the parties in rendering the opinions referenced in this Section 7.1(g).

  7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MERGER SUB AND TCI. The obligations of Merger Sub and TCI to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

    (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

    (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

    (c) Officers' Certificates. TCI and Merger Sub shall have received such certificates of the Company, dated the Closing Date, signed by executive officers of the Company to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.1(d), 7.2(a), 7.2(b), 7.2(f), 7.2(h), 7.2(i),
  and 7.2(k) (insofar as each relates to the Company) as may be reasonably requested by TCI. Such certificates shall include a certificate of the Secretary of the Company certifying, among other things, (x) the incumbency of all officers of the Company having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (y) the resolutions of the Company Board referred to in Section 4.14 and any subsequent resolutions of the Company Board with respect to, and the resolution of the Company's stockholders, approving the Merger Proposal.

    (d) Documents Under Section 3.3. TCI shall have received from each person named in the letter referred to in Section 3.3 an executed copy of the agreement specified in such Section.

    (e) Opinion of Counsel for the Company. TCI and Merger Sub shall have received (i) a favorable opinion from Holme Roberts & Owen, LLC, dated the Closing Date, substantially to the effect set forth in Exhibit 7.2(e) and
  (ii) a favorable opinion from Cole, Raywid & Braverman, special communications counsel to the Company, in form and substance reasonably satisfactory to TCI. In rendering their respective opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of the Company and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

    (f) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for TCI and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

    (g) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no

                                    I-A-35
  action, suit or proceeding pending or threatened, which, in TCI's reasonable judgment, (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require the divestiture of a material portion of the business of TCI and its subsidiaries taken as a whole, or of the Company and its subsidiaries taken as a whole, if the Merger is consummated, (iii) imposes or may result in imposition of material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by TCI of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or may require TCI or the Company or any of their respective material subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its subsidiaries, if the Merger is consummated, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases or may increase in any material respect the liabilities or obligations of TCI arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

    (h) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of TCI, a material adverse effect on
  (i) the transactions contemplated hereby or TCI's liabilities or obligations with respect to such transactions or (ii) the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any significant subsidiary of the Company, or TCI and its subsidiaries, taken as a whole, shall have been obtained and given.

    (i) No Material Adverse Change. Since the date hereof nothing shall have occurred, and TCI shall not have become aware of any change or event having occurred prior to such date, which individually or in the aggregate, has had or, in the reasonable judgment of TCI, is reasonably likely to have, a material adverse effect on (i) the transactions contemplated hereby or TCI's liabilities or obligations with respect to such transactions or (ii) the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or of any significant subsidiary of the Company, or TCI and its subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs), excluding, in all cases, events or conditions generally affecting the cable television or satellite television industry or affecting general business or economic conditions in the United States.

    (j) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, all FCC Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole, or of any significant subsidiary of the Company, or TCI and its subsidiaries taken as a whole.

    (k) Stockholder Agreement; Board of Directors. The Company shall have executed and delivered to TCI the Stockholder Agreement and, effective immediately after the Effective Time, all existing members of the Company Board (other than Flinn) shall have resigned and Roy Bliss, Peter Boylan and such number of Persons as TCI may designate shall have been appointed by Flinn, effective immediately after the Effective Time, to the Board of Directors of the Surviving Corporation so that the composition of the Board of Directors of the Surviving Corporation shall be as contemplated by the Stockholder Agreement.

                                    I-A-36

    (l) Flinn Agreement. The agreement between Flinn and TCI dated the date hereof and entered into in connection herewith (the "Flinn Agreement") shall continue to be a legal, valid and binding obligation of the parties thereto and in full force and effect on and as of the Closing Date.

  7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

    (a) Accuracy of Representations and Warranties. All representations and warranties of TCI contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

    (b) Performance of Agreements. Each of Merger Sub and TCI shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

    (c) Officers' Certificates. The Company shall have received such certificate of TCI, dated the Closing Date, signed by executive officers of TCI to evidence satisfaction of the conditions set forth in Sections 7.1(b), 7.1(c), 7.1(d), 7.3(a), 7.3(b), 7.3(f), 7.3(g) and 7.3(i) (insofar as each relates to TCI or Merger Sub) as may be reasonably requested by the Company.

    (d) Opinions of Counsel for TCI. The Company shall have received a favorable opinion from TCI's General Counsel, dated the Closing Date, substantially to the effect set forth in Exhibit 7.3(d). In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of TCI and Merger Sub and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified. The Company shall also have received an opinion from Baker & Botts, L.L.P., dated the Closing Date, that is substantially to the same effect as the opinion of such firm that is to be filed as Exhibit 5 to the Registration Statement.

    (e) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certified copies of such corporate actions, and proceedings and such other instruments and documents as it shall have reasonably requested.

    (f) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith or (ii) has any material adverse effect referred to in Section 7.3(h).

    (g) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of the Company, a material adverse effect, after the Effective Time and assuming

                                    I-A-37
  consummation of the Merger, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, shall have been obtained and given.

    (h) No Material Adverse Change. Since the date hereof nothing shall have occurred, and the Company shall not have become aware of any change or event having occurred prior to such date, which, individually or in the aggregate, (i) has had or, in the reasonable judgment of the Company, is reasonably likely to have, a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, is reasonably likely to have, in the reasonable judgment of the Company, a material adverse effect, as of or after the Effective Time, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, excluding, in all cases, events or conditions generally affecting the cable television or satellite television industry or affecting general business or economic conditions.

    (i) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, all FCC Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a material adverse effect, as of or after the Effective Time, on the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole.

    (j) Stockholder Agreement. TCI shall have executed and delivered to the Company the agreement substantially in the form of Exhibit 7.3j-1 (the "Stockholder Agreement"); provided, however, that the option of the company, exercised by notice given to TCI at any time prior to the filing of the Preliminary Proxy Statement with the Commission, the Stockholder Agreement shall include the covenant set forth on Exhibit 7.3j-2.

                                 ARTICLE VIII

                                  TERMINATION

  8.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company: (i) by mutual consent of TCI and the Company; or (ii) by either the Company, on the one hand, or TCI and Merger Sub, on the other hand: (A) if the Merger shall not have been consummated before December 31, 1995, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has resulted in the failure of the Merger to be consummated before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party (or by Merger Sub, if the party seeking to terminate this Agreement is the Company) contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the party alleged to be in breach, (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) if any required approval of the Merger by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a

                                    I-A-38
duly held meeting of stockholders or at any adjournment thereof and if the terminating party has complied with its obligations under Section 3.1; or
(iii) by TCI, if the Company Board shall have withdrawn or modified in any manner adverse to TCI its recommendation to the Company stockholders that they approve and adopt the Merger Proposal.

  8.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement by the Company or TCI pursuant to Section 8.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of TCI, Merger Sub, the Company or their respective affiliates, stockholders, directors, officers, agents or representatives except (i) as provided in the last sentence of Section 4.10, in the last sentence of Section 5.10 and in Sections 6.2, 6.6 and 8.3, which shall survive such termination (for a period of three years in the case of Section 6.2 and, in the case of Section 8.3, for the period specified in such Section); and (ii) subject to Section 9.11, to the extent such termination results from the willful breach by TCI, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

  8.3 NO EMPLOYMENT. In the event of the termination of this Agreement pursuant to Section 8.1, TCI shall not, at any time prior to June 20, 1997, solicit any person employed by the Company to leave the Company's employ and join the employ of TCI or any of its subsidiaries without the Company's prior written consent.

                                  ARTICLE IX

                                 MISCELLANEOUS

  9.1 SURVIVAL OF CERTAIN REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of TCI, Merger Sub and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties of the Company in the second, third and fourth sentences of Section 4.4, in
Section 4.7 and in Section 4.12(b) hereof shall survive the Closing and the delivery of the Merger Consideration without limitation and shall remain in full force and effect for a period of three years, except that the representation in Section 4.12(b) shall survive until expiration of the applicable statute of limitations. All other representations and warranties made by the parties herein shall expire at the Effective Time.

  9.2 INDEMNIFICATION.

  (a) Post-Merger Indemnification of Company Directors and Officers. After the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who was, at any time prior to the Effective Time, a director or officer of the Company (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Surviving Corporation (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director or officer of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (but excluding any claims by TCI under the Flinn Agreement) ("Indemnified Liabilities") and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify its own directors or officers, as the case may be,
(y) such Indemnified Party would be entitled to be indemnified by or to receive advances from the Company with respect to the Indemnified Liabilities in question under the Company Charter and By-Laws as in effect on May 31, 1995 and (z) such indemnification or advances otherwise are permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), the Surviving Corporation will be

                                    I-A-39
entitled to participate in and, to the extent that it may wish, to assume the defense thereof, except that if the Surviving Corporation also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of the Surviving Corporation and the position of such Indemnified Party, or if the Surviving Corporation shall fail to assume responsibility for such defense, such Indemnified Party may, subject to
Section 9.2(b), retain counsel who will represent such Indemnified Party, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party shall vigorously defend (or, if the defense is assumed by the Surviving Corporation, use his best efforts to assist in the vigorous defense of) any such matter; provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its written consent; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification or to receive advances hereunder.

  (b) Procedures. Any Indemnified Party wishing to claim indemnification or the right to advances under Section 9.2(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation and shall deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant thereto when and if it is determined by the Board of Directors of the Surviving Corporation that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties in which case the Indemnified Parties may (unless the defense of such matter has been assumed by the Surviving Corporation as provided herein) retain, at the expense of the Surviving Corporation, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

  (c) Survival. This Section 9.2 is intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his heirs and legal representatives.

  9.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

  (a) if to TCI or Merger Sub, to:

    Tele-Communications, Inc.
    5619 DTC Parkway
    Englewood, Colorado 80111-3000
    Attn: Larry Romrell, President,
            TCI Technology Ventures, Inc.
    Telecopier: (303) 488-3244

    with a copy similarly addressed
    to the attention of: Legal Department

    and with a copy to:

    Baker & Botts, L.L.P
    885 Third Avenue
    New York, New York 10022
    Attn: Elizabeth M. Markowski, Esq.
    Telecopier: (212) 705-5125

                                    I-A-40

  (b) if to the Company, to:

    United Video Satellite Group, Inc.
    7140 S. Lewis Avenue
    Tulsa, Oklahoma 74136-5422
    Attn: Roy Bliss, President
    Telecopier: (918) 488-4928

      and

    Attn: Peter C. Boylan, III, Executive Vice President
    Telecopier: (918) 488-4928

      and

    Lawrence Flinn, Jr., Chief Executive Officer
    United Video Satellite Group, Inc.
    100 First Stamford Place
    Stamford, Connecticut 06902
    Telecopier: (203) 977-7673

    with a copy to:

    Holme Roberts & Owens, LLC
    1700 Lincoln
    Suite 4100
    Denver, Colorado 80203
    Attn: Francis Wheeler, Esq.
    Telecopier: (303) 866-0200

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

  9.4 ENTIRE AGREEMENT. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

  9.5 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 9.2.

  9.6 AMENDMENT. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of any matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  9.7 EXTENSION; WAIVER. At any time prior to the Effective Time, either of the parties, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto,

                                    I-A-41

(iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach of failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.7.

  9.8 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

  9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

  9.10 APPLICABLE LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

  9.11 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

  9.12 CERTAIN TAX POSITIONS. The parties intend the Merger to qualify as a non-taxable reorganization under Sections 368(a)(1)(A) and (a)(2)(E) of the Code; neither party nor any affiliate shall take any action that would cause the Merger not to qualify as a reorganization under those sections; and the parties will take the position for tax purposes that the Merger qualifies as a reorganization under those sections.

                                    I-A-42

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                          TELE-COMMUNICATIONS, INC.

                                                    /s/ Larry Romrell
                                          By: _________________________________
                                             Name: Larry Romrell
                                             Title: Executive Vice President


                                          UNITED VIDEO SATELLITE GROUP, INC.

                                                 /s/ Lawrence Flinn, Jr.
                                          By: _________________________________
                                             Name: Lawrence Flinn Jr.
                                             Title: Chairman & CEO


                                          TCI MERGER SUB, INC.

                                                    /s/ Larry Romrell
                                          By: _________________________________
                                             Name: Larry Romrell
                                             Title: President

                                     I-A-43

                                                                   APPENDIX I-B

  AMENDMENT No. 1 (this "Amendment") dated as of December 18, 1995, by and among Tele- Communications, Inc., a Delaware corporation ("TCI"), TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and United Video Satellite Group, Inc., a Delaware corporation (the "Company"), to the Agreement and Plan of Merger dated as of July 10, 1995 (the "Merger Agreement"), among TCI, Merger Sub and the Company.

  WHEREAS TCI, Merger Sub and the Company are parties to the Merger Agreement, which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"); and

  WHEREAS, for the mutual convenience of the parties hereto (and not in derogation of the agreements of the parties set forth in the Merger Agreement), the parties hereto desire to amend the Merger Agreement to extend the date by which the Merger must be consummated, to amend the forms of certain exhibits to the Merger Agreement and to clarify the terms and conditions of the preferred stock of TCI to be issued as Merger Consideration thereunder.

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

    1. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings attributed to such terms in the Merger Agreement.

    2. Amendments to the Merger Agreement.

      (a) The Merger Agreement is hereby amended by deleting from clause
    (ii)(A) of Section 8.1 of the Merger Agreement as originally executed the date "December 31, 1995" and inserting in lieu thereof the date "January 31, 1996."

      (b) The Merger Agreement is hereby further amended by deleting, each in its entirety, the forms of Exhibits 2.1(c), 2.1(d), 6.4d-1, 6.4d-2, 6.4d-3 and 7.3j-1 attached to the Merger Agreement as originally executed, and substituting therefor the forms of such exhibits attached to this Amendment. All references in the Merger Agreement to the foregoing Exhibits shall be deemed to refer to such Exhibits as amended hereby.

      (c) The Merger Agreement is hereby further amended by deleting, each in its entirety, subsections 2.3(a)(ii) and 2.3(a)(v) of the Merger Agreement as originally executed and inserting in lieu thereof the following new subsections:

        (ii) Each share of Company Class A Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.3(a)(i) above and other than shares held by TCI or any of its direct or indirect wholly owned subsidiaries) that is subject to a valid Election to convert such share into the Merger Consideration pursuant to Section 2.4 shall be converted into and represent the right to receive, and shall be exchangeable for (A) one validly issued, fully paid and non-assessable share of the Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share, of TCI (the "TCI Group Preferred Stock") having the terms set forth in Exhibit 2.3(a)-1 and (B) one validly issued, fully paid and non-assessable share of the Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share, of TCI (the "Liberty Media Group Preferred Stock" and, together with the TCI Group Preferred Stock, the "TCI/LMG Preferred Stock") having the terms set forth in Exhibit 2.3(a)-2.

                                   * * * * *

        (v) Each share of Company Class B Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.3(a)(i) or (iv)) shall be converted into and represent the right to receive, and shall be exchangeable for (A) one validly issued, fully paid and non-assessable share of TCI Group Preferred Stock and (B) one validly issued, fully paid and non-assessable share of Liberty Media Group Preferred Stock.

      (d) All references in the Merger Agreement to the shares of TCI Class A Stock issuable upon conversion of the TCI Preferred Stock are hereby amended to refer to (i) the shares of TCI's Series A TCI Group Common Stock, par value $1.00 per share, issuable upon conversion of the TCI Group Preferred Stock and (ii) the shares of TCI's Series A Liberty Media Group Common Stock, par value $1.00 per share, issuable upon conversion of the Liberty Media Group Preferred Stock. All references in the Merger Agreement to the "TCI Preferred Stock" are hereby amended to refer to the "TCI/LMG Preferred Stock."

      (e) The Merger Agreement is hereby further amended by deleting
    Section 2.7 of the Merger Agreement as originally executed, in its entirety (and by deleting Exhibit 2.7 to the Merger Agreement as originally executed, in its entirety), and inserting in lieu thereof the following new Section 2.7:

    Section 2.7 Changes in Common Stock. If, prior to the Effective Time, the Series A TCI Group Common Stock or the Series A Liberty Media Group Common Stock shall be recapitalized or reclassified, or TCI shall effect any stock dividend, stock split, or reverse stock split of the Series A TCI Group Common Stock or the Series A Liberty Media Group Common Stock, then the shares of Series A TCI Group Common Stock to be delivered upon conversion of the TCI Group Preferred Stock to be delivered under this Agreement, or the shares of Series A Liberty Media Group Common Stock to be delivered upon conversion of the Liberty Media Group Preferred Stock to be delivered under this Agreement, as the case may be, shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of TCI/LMG Preferred Stock would have been entitled to receive had they converted such shares into shares of Series A TCI Group Common Stock or Series A Liberty Media Group Common Stock, as the case may be, prior to the record date for determining stockholders entitled to participate in such corporate event. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the receipt of an opinion of counsel from Baker & Botts, L.L.P. to the effect that the Liberty Media Group Preferred Stock to be issued as part of the Merger Consideration is voting stock of TCI for federal income tax purposes.

      (f) The Merger Agreement is hereby further amended by deleting
    Section 7.1(b) of the Merger Agreement as originally executed, in its entirety, and inserting in lieu thereof the following new Section 7.1(b):

        (b) Filing of Certificate of Designations. The Certificate of Designations for the TCI Group Preferred Stock and the Certificate of Designations for the Liberty Media Group Preferred Stock shall each have been filed with the Delaware Secretary of State.

      (h) All references in the Merger Agreement to the "Merger Agreement" shall mean the Merger Agreement as amended hereby, unless the context shall otherwise require.

  3. Representations and Warranties.

    (a) The Company hereby represents and warrants to TCI and Merger Sub as follows:

      (i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing is not reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole.

      (ii) The Company has all requisite corporate power and authority to execute and deliver this Amendment and to amend the Merger Agreement as provided herein and, subject to obtaining the approval of its stockholders specified in Section 4.15 of the Merger Agreement, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated thereby.


                                     I-B-2

      (iii) The execution, delivery and performance by the Company of this Amendment, the amendment of the Merger Agreement as provided herein and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by the Company Board and by all other corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in Section 4.15 of the Merger Agreement.

      (iv) This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Merger Agreement as amended hereby is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) TCI hereby represents and warrants to the Company as follows:

      (i) Each of TCI and Merger Sub (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (C) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing is not reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of TCI and its subsidiaries taken as a whole.

      (ii) This Amendment has been duly executed and delivered by TCI.

      (iii) Subject to the satisfaction of the conditions set forth in
    Section 7.1 of the Merger Agreement, assuming that applicable state takeover laws, if any, are complied with and assuming (without investigation) that all shares of Company Stock outstanding at the Effective Time will be duly authorized, validly issued, fully paid and non-assessable: (A) TCI has all requisite corporate power and authority to execute and deliver this Amendment and to amend the Merger Agreement as provided herein and each of TCI and Merger Sub has all requisite corporate power and authority to perform its obligations under the Merger Agreement as amended hereby and, subject to the approval of the Merger Proposal by the stockholders of the Company in accordance with the DGCL and the Company Charter and By-laws, to consummate the transactions contemplated by the Merger Agreement as amended hereby;
    (B) the execution, delivery and performance by TCI of this Amendment, the amendment of the Merger Agreement as provided herein and the consummation by each of TCI and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly authorized by all necessary corporate action on its part; and (C) each of this Amendment and the Merger Agreement as amended hereby is a valid and binding obligation of TCI, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

  4. Full Force and Effect. Except as expressly provided in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect.

  5. Counterparts. This Amendment may be executed and delivered in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

  6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.


                                     I-B-3

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                          Tele-Communications, Inc.

                                                    /s/ Larry Romrell
                                          By: _________________________________
                                            Name: Larry Romrell
                                            Title: Executive Vice President

                                          TCI Merger Sub, Inc.

                                                    /s/ Larry Romrell
                                          By: _________________________________
                                            Name: Larry Romrell
                                            Title: President

                                          United Video Satellite Group, Inc.

                                                 /s/ Lawrence Flinn, Jr.
                                          By: _________________________________
                                            Name: Lawrence Flinn, Jr.
                                            Title: Chairman & CEO

                                     I-B-4

                                                                     APPENDIX II

             [LETTERHEAD OF FURMAN SELZ INCORPORATED APPEARS HERE]



                                                                   July 10, 1995


Board of Directors
United Video Satellite Group, Inc.
7140 South Lewis Avenue
Tulsa, Oklahoma  74136-5422



Gentlemen:

          We understand that Tele-Communications, Inc. (together with its subsidiaries and affiliates, the "Parent"), TCI Merger Sub, a wholly-owned subsidiary of the Parent ("Newco"), and United Video Satellite Group, Inc. (the "Company") propose to enter into a Merger Agreement substantially in the form of the draft dated July 7, 1995 which has been furnished to us (the "Agreement"), whereby, among other things, Newco will be merged with and into the Company in a transaction (the"Merger") in which (i) each holder of the Company's outstanding Class A common stock, par value $.01 per share ("Class A Common"), will have the right to convert up to 50% of such holder's Class A Common into shares of a newly created series of convertible preferred stock (as more fully described in the Agreement, "Preferred Stock") of Parent, on a one for one basis, (ii) any shares of Class A Common not converted into Preferred Stock would remain outstanding as shares of Class A common stock ("Survivor Class A Common") of the surviving corporation in the Merger, (iii) 50% of the outstanding shares of the Company's Class B common stock, par value $.01 per share, owned by Larry Flinn would be converted into Preferred Stock and the balance would have been converted into Survivor Class A Common, and (vi) the outstanding shares of common stock of Newco would be converted into the same number of shares of Survivor Class A Common and shares of Class B common stock of the surviving corporation in the Merger as the number of shares of Class A Common and Class B Common, respectively, that were converted into shares of Preferred Stock (the"Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

          You have requested our opinion, as investment bankers as to the fairness, from a financial point of view, to the holders (other than the Parent) of the Class A Common of the Company of the consideration to be received and the ownership interests to be retained by such holders in the Proposed Transaction.

July 10, 1995
Page 2



          In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

          a. the Agreement and the financial terms of the Proposed Transaction set forth therein;

          b. an outline of the principal terms relating to the Proposed Transaction, executed on June 20, 1995;

          c. the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1994;

          d. the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995;

          e. the Company's initial public offering prospectus dated November 18, 1993;

          f. certain other publicly available information concerning the Company and the trading market for the Class A Common;

          g. certain internal information relating to the Company, including various financial forecasts and projections based upon differing assumptions, provided to us by management of the Company;

          h. certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; and

          i. the terms of certain recent business combinations which we believe to be relevant.

          We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and future prospects and undertaken such other studies, analyses and investigations as we deemed appropriate.

July 10, 1995
Page 3


          In addition, we have reviewed and analyzed:

          a. the Parent's Annual Reports on Form 10-K for the fiscal years ended December 31, 1992, 1993 and 1994;

          b. the Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1995;

          c. the Parent's Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on June 13, 1995, relating to the Parent's Liberty Media Group Stock Proposal;

          d. the Registration Statement of Tele-Communications International, Inc. filed with the SEC on Form S-1 on June 14, 1995;

          e. certain other public available information, including research reports, concerning the Parent and the trading market for the common stock of the Parent; and

          f. certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Parent.

          We have also conducted discussions with certain members of senior management of the Parent with respect to the Parent's business and operations, assets, present condition and future prospects, and undertaken such other studies, analyses and investigations as we deemed appropriate, but we have not received or reviewed financial forecasts and projections of Parent.

          In arriving at our opinion, we have not visited or conducted a physical inspection of the properties and facilities of the Company or the Parent (although we have visited the Company's headquarters), nor have we made, obtained or assumed any responsibility for any independent evaluation or appraisal of any such properties and facilities or of the assets and liabilities of the Company or the Parent. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken and obligation to verify, such information. In addition, we have assumed that the Company's

July 10, 1995
Page 4

forecasts and projections supplied to us represent the best current judgment of the Company's management as to the future financial condition and results of operations of the Company, and have assumed that such forecasts and projections have been reasonably prepared based on such current judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

        We were not asked to and did not participate in any efforts to solicit third-party offers to acquire all or part of the Company, nor did we evaluate potential alternative transactions. The management of the Company has instructed us to provide this opinion on that basis.

        We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and does not represent an opinion as to what the trading value of the preferred Stock or the Survivor Class A Common will be when the Merger is consummated.

        We do not express any view as to any terms of the Proposed Transaction other than the fairness from a financial point of view of the consideration to be received and the ownership interests to be retained by the holders, other than the Parent, of Class A Common. In particular, we express no view as to any agreements or arrangements which might be concluded between the Parent and the Company after the date hereof.

        In addition, upon the advice of the Company and its legal advisors, we have assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the holders of the Class A Common.

        As you are aware, we have performed various investment banking services for the Company in the past, including acting as a managing underwriter for the Company's initial public offering in November 1993, and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the equity securities of the Company and the Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

July 10, 1995
Page 5

          It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Proposed Transaction. This letter does not constitute a recommendation to any holder of the Class A Common as to whether to convert shares of Class A Common into Preferred Stock pursuant to the Merger or whether to vote in favor of the Merger and should not be relied upon by any stockholder as such. This opinion does not address the relative merits of the Proposed Transaction and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Proposed Transaction or the underlying business decision of the Board of Directors of the Company to proceed with or effect the Proposed Transaction. This opinion may be included in its entirety in any proxy statement/prospectus with respect to the Proposed Transaction, but it may not by summarized, excerpted from or otherwise publicly referred to without our prior written consent.

          Based upon and subject to the foregoing, it is our opinion that the consideration to be received and the ownership interests to be retained by the holders (other than the Parent) of the Class A Common in the Proposed Transaction, taken together, is fair from a financial point of view to such holders.


                                         Very truly yours,

                                         /s/ Furman Selz Incorporated

                                             FURMAN SELZ INCORPORATED

                                                                   APPENDIX III

                 INFORMATION CONCERNING PERSONS WHO WILL SERVE
                   AS DIRECTORS OF UVSG FOLLOWING THE MERGER

  The name and principal occupation or employment and five year employment history of each person chosen to serve as a director of UVSG after the Merger is set forth below.

  COLLEEN ABDOULAH, age 36, has been Vice President of Marketing and New Business Development for TCI Communications, Inc. ("TCIC") since November 1993. Ms. Abdoulah served as Vice President and General Manager of Netlink from November 1992 to November 1993 and was Netlink's Vice President of Operations from September 1990 to November 1992.

  DAVID P. BEDDOW, age 51, has served as Senior Vice President of TCI Technology Ventures, Inc. ("TCITV") since September 1994; previously served as Vice President of TCI Technology, Inc. ("TCITI") from June 1993 to September 1994. Mr. Beddow was Chief Operating Officer of Primestar Partners, a provider of direct-to-home satellite services, from March 1990 to June 1993.

  ROY L. BLISS, 52, joined UVSG in 1969 and became General Manager of UVSG in 1970. Mr. Bliss became Chief Operating Officer of UVSG in 1976 and also has been UVSG's President since 1991 and a Director since 1984. Mr. Bliss is also a director of SSDS. Mr. Bliss has been involved in the cable television industry since the late 1950s.

  PETER C. BOYLAN III, 31, joined UVSG in October 1994 as Executive Vice President and Chief Financial Officer. Beginning in 1992, Mr. Boylan served with Hallmark Cards, Inc. in its Kansas City headquarters Corporate Development and Strategy Group, focusing primarily on the communications and entertainment industries. From 1986 until he joined Hallmark, Mr. Boylan served as Vice President in the development, acquisitions, portfolio management and investment management areas with LaSalle Partners, a privately held real estate investment management firm. Mr. Boylan is also a director of SSDS.

  WILLIAM J. BRESNAN, age 61, has served since 1984 as the President of Bresnan Communications, Inc., the managing general partner of Bresnan Communications Company, a partnership that operates cable systems in the United States, and of Bresnan International Partners (Chile) and Bresnan International Partners (Poland), partnerships that operate or invest in cable systems overseas. TCI or an affiliate of TCI has an interest in each of the foregoing partnerships.

  TONY COELHO, age 53, has been a director of TCI since June 1994 and served as director of TCIC from March 1994 to August 1994. Since July 1995, Mr. Coelho has been Chairman and Chief Executive Officer of Coelho Associates, a New York investment consulting firm. Mr. Coelho was President and Chief Executive Officer of Wertheim Schroder Investment Services from 1990 to June 1995 and was Managing Director of Wertheim Schroder & Co., Incorporated from October 1989 to June 1995. Mr. Coelho was formerly a member of the United States House of Representative from California from January 1979 through June 1989 and served as the Majority Whip of the U.S. House of Representatives from December 1986 through June 1989. Mr. Coelho also serves as a director of Circus Circus Enterprises, Inc., Crop Growers Corporation, ICF Kaiser International, Inc., Service Corporation International, Specialty Retail Group, Inc., and Tanknology Environmental, Inc.

  LAWRENCE FLINN, JR., 60, has been the Chairman of the Board of Directors and Chief Executive Officer since he acquired a majority ownership interest in UVSG in 1976. Mr. Flinn has been a full-time professional participant in the cable television industry for over 30 years. Until recently, Mr. Flinn was the principal owner of two privately held companies that owned cable television systems having over 160,000 subscribers. Mr. Flinn is a director of LodgeNet Entertainment Corporation, a company that provides "in room" television service to hotels. In addition, Mr. Flinn serves as a director of SSDS.

  PAUL A. GOULD, age 50, has been a Managing Director and Executive Vice President of Allen & Company Incorporated for over five years. Currently, Mr. Gould is also serving as a director of National Patent Development Corporation.

  BRUCE W. RAVENEL, age 45, has been a Senior Vice President and Chief Operating Officer of TCITV since September 1994. Mr. Ravenel served as TCITI's Vice President of Technology from May 1992 to September 1994. Prior to May 1991, he was the Director of Strategic Alliance Management for U S WEST, Inc. Currently, Mr. Ravenel is a director of Acclaim Entertainment, Inc.

  LARRY E. ROMRELL, age 55, has been an Executive Vice President of TCI since January 1994. He has been President and Chief Executive Officer of TCITV since September 1994 and a director since December 1994. Mr. Romrell served as TCIC's Senior Vice President from January 1991 to September 1994. Prior to January 1991, Mr. Romrell served as President and Chief Executive Officer of WestMarc Communications, Inc. and its subsidiaries. Currently, Mr. Romrell is a director of General Communications, Inc.

  J.C. SPARKMAN, age 63, served as Executive Vice President and Executive Officer of TCI from January 1994 through March 1995. Mr. Sparkman retired from TCI in March 1995. Mr. Sparkman also served as Executive Vice President of TCIC from 1987 until October 1994.

  J. DAVID WARGO, age 42, has been President of Wargo & Company, a private investment company specializing in the communications industry, since January 1993. Mr. Wargo was Managing Director of The Putnam Companies from December 1989 to December 1993.

                                     III-2

                                                                    APPENDIX IV

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      UNITED VIDEO SATELLITE GROUP, INC.

                               ----------------

                                   ARTICLE I

                                     NAME

  The name of the Corporation is United Video Satellite Group, Inc.

                                  ARTICLE II

                               REGISTERED OFFICE

  The location of the registered office of the Corporation in the State of Delaware is the office of The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE IV

                               AUTHORIZED STOCK

  The total number of shares of capital stock that the Corporation shall have authority to issue is forty-seven million (47,000,000) shares, divided into the following classes: thirty million (30,000,000) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); fifteen million (15,000,000) shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and two million (2,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"). A description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth.

                                   SECTION A

                                 COMMON STOCK

  Each share of the Class A Common Stock and each share of the Class B Common Stock shall, except as otherwise provided in this Section A, be identical in all respects and shall have equal rights and privileges.

  1. Voting Rights.

  Holders of Class A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Class B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any series of Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock and the holders of shares of each series of Preferred Stock, if any, entitled to vote thereon shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Class A Common Stock, of Class B Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock or the holders of shares of any such series of Preferred Stock shall be required for the approval of any such matter.

  2. Conversion Rights.

  Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

  3. Dividends. Subject to paragraph 4 of this Section A, whenever a dividend is paid to the holders of Class A Common Stock, the Corporation shall also pay to the holders of Class B Common Stock a dividend per share equal to the dividend per share paid to the holders of Class A Common Stock, and whenever a dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of Class A Common Stock a dividend per share equal to the dividend per share paid to the holders of Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

  4. Share Distributions. If at any time a distribution paid in Class A Common Stock or Class B Common Stock or any other securities of the Corporation or any other corporation, partnership, limited liability company, trust or other legal entity ("Person") (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock or Class B Common Stock, such share distribution may be declared and paid only as follows:

    (a) a share distribution consisting of shares of Class A Common Stock (or any securities of the Corporation that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Class A Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class B Common Stock (or securities of the Corporation that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Class B Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class A Common Stock (or securities of the Corporation that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or securities of the Corporation that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Class B Common Stock) to holders of Class B Common Stock; and

    (b) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than Class A Common Stock or Class B Common Stock (or other than securities of the Corporation that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Class A Common Stock or Class B Common Stock) either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock and Class B Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions with holders of shares of Class B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the Class A Common Stock and the Class B Common Stock) provided that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Class A Common Stock and the Class B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Corporation shall not reclassify, subdivide or combine the Class A Common Stock without reclassifying, subdividing or combining the Class B Common Stock, on an equal per share basis, and the Corporation shall not reclassify, subdivide or combine the Class B Common Stock without reclassifying, subdividing or combining the Class A Common Stock, on an equal per share basis.

  5. Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.

  6. Merger and Consolidation. In the event of the merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive in such merger or consolidation, on a per share basis, consideration of substantially equivalent value, as determined in good faith by the Board of Directors of the Corporation, taking into account all relevant factors, including, without limitation, the anticipated tax treatment of such consideration to the holders of the Class A Common Stock and Class B Common Stock. Notwithstanding the foregoing, to the extent that the holders of the Class A Common Stock and the holders of the Class B Common Stock, respectively, are entitled to receive in any merger or consolidation (pursuant to any election or otherwise), securities that do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, which differences would be permitted in the case of securities distributed in a share distribution made under paragraph 4 of this Section A, such relative voting rights and related differences in designation, conversion and share distribution provisions shall be disregarded in determining the per share value of the consideration to be received by the holders of the Class A Common Stock and the holders of the Class B Common Stock, respectively, under this paragraph 6.

                                   SECTION B

                                PREFERRED STOCK

  The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in such Preferred Stock Designation (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

    (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

    (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative, and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

    (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

    (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

    (v) the voting rights, if any, of the holders of a particular series; and

    (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

  All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware.

  Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

                                   SECTION C

                              UNCLAIMED DIVIDENDS

  Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed for a period of four years after the close of business on the payment date, shall be and be deemed extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agent or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any Persons whatsoever.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

  The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution.

                                   SECTION B

                       ELECTION AND REMOVAL OF DIRECTORS

  Directors shall be elected for a one-year term at each annual meeting of stockholders. Election of directors need not be by written ballot. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws. Except as set forth in Section D, directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of Class A Common Stock, Class B Common Stock and any series of Preferred Stock entitled to vote generally at an election of directors, voting together as a single class.

                                   SECTION C

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

  Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

                                   SECTION D

                           ELECTION OF DIRECTORS BY
                     HOLDERS OF PARTICULAR CLASS OR SERIES

  Notwithstanding the foregoing provisions of this Article V, whenever the holders of any one or more classes of series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Certificate, including any applicable resolutions of the Board of Directors pursuant to
Article IV. Directors so elected shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions and, during the prescribed terms of office of those directors, the Board of Directors shall consist of a number of directors equal to the number of those directors plus the number of directors determined as provided in Section A of this Article V.

                                   SECTION E

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

  1. Limitation On Liability.

  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

  2. Indemnification.

  (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

  (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

  (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph 2 is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

  3. Amendment or Repeal.

  Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F

                             AMENDMENT OF BY-LAWS

  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 66 2/3% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation.

                                  ARTICLE VI

                           MEETINGS OF STOCKHOLDERS

                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

  Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as hereinafter defined) or (ii) at the request of at least 66 2/3% of the members of the Board of Directors then in office. The term "Voting Securities" shall mean the Class A Common Stock, Class B Common Stock and any series of Preferred Stock entitled to vote with the holders of Class A Common Stock and Class B Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION B

                           ACTION WITHOUT A MEETING

  Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

        Article V, Section E of the Restated Certificate of Incorporation, as amended ("TCI Charter") of TCI provides as follows:

        " 1.  Limitation On Liability.
              ------------------------

              To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          2.  Indemnification.
              ----------------

              a. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

              b. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

              c. Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

              d. Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

              e. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          3.  Amendment or Repeal
              -------------------

              Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

        Article II, Section 2.9 of the Bylaws of TCI also contains an indemnity provision, requiring TCI to indemnify members of the Board of Directors and officers of TCI and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI, to the fullest extent provided by the laws of the State of Delaware and the TCI Charter.

        TCI has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI or is or was serving at TCI's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in TCI (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI.

        The indemnification agreements impose upon TCI the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, TCI's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of TCI if there is such a policy.

     TCI may purchase liability insurance policies covering its directors and officers.

     Item 21.   Exhibits.

     (a)        Exhibits.

     Exhibit
     Number                            Description
     ------                            -----------
     2.1      Agreement and Plan of Merger dated as of July 10, 1995 among
              United Video Satellite Group, Inc., TCI and TCI Merger Sub, Inc.
              (Included as Appendix I-A to the Proxy Statement/Prospectus
              which is a part of this Registration Statement) .

     2.2 Amendment No. 1 dated as of December 18, 1995, to the Agreement and Plan of Merger. (Included as Appendix I-B to the Proxy
              Statement/Prospectus which is a part of this Registration
              Statement).

     3.1 Restated Certificate of Incorporation of TCI dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
              October 21, 1994, January 26, 1995, August 3, 1995 and August 3,
              1995. (Incorporated herein by reference to Exhibit 99.1 to TCI's
              Current Report on Form 8-K, dated August 10, 1995 (Commission File
              No. 0-20421)).

     3.2 Bylaws of TCI as adopted June 16, 1994. (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A
              (Amendment No. 1) (Commission File No. 0-20421)).

     4.1      Form of Certificate of Designations of Redeemable Convertible TCI
              Group Preferred Stock, Series G, par value $.01 per share.

     4.2      Form of Certificate of Designations of Redeemable Convertible
              Liberty Media Group Preferred Stock, Series H, par value $.01 per share.

     4.3      Specimen Certificate for Redeemable Convertible TCI Group
              Preferred Stock, Series G, par value $.01 per share.

     4.4      Specimen Certificate for Redeemable Convertible Liberty Media
              Group Preferred Stock, Series H, par value $.01 per share.

     5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered.

     8 Opinion of Holme Roberts & Owen LLC regarding certain Federal income tax matters.

     12       Calculation of Ratios of Earnings to Combined Fixed Charges and
              Preferred Stock Dividends of  TCI.

     23.1     Consent of Ernst & Young LLP.

     23.2     Consent of Arthur Andersen LLP.

     23.3     Consent of KPMG Peat Marwick LLP.

     23.4     Consent of KPMG.

     23.5     Consent of KPMG Finsterbusch Pickenhayn Sibille.

     23.6     Consent of KPMG Peat Marwick LLP.

     23.7     Consent of Price Waterhouse LLP.

     23.8     Consent of Baker & Botts, L.L.P.  (Included in Exhibit 5).

     23.9     Consent of Holme Roberts & Owen LLC.  (Included in Exhibit 8).

     23.10    Consent of Furman Selz Incorporated.  (Included in Exhibit 99.1).

     24       Power of Attorney.  (Included on page II-7).

     Exhibit
     Number                            Description
     ------                            -----------

     99.1 Opinion of Furman Selz Incorporated. (Included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

     99.2     Form of Proxy.

     99.3     Form of Form of Election and Letter of Transmittal.

     99.4 Form of Restated Certificate of Incorporation of United Video Satellite Group, Inc., as the Surviving Corporation of the Merger. (Included as Appendix IV to the Proxy Statement/Prospectus which is a part of this Registration Statement).

     99.5 Form of Bylaws of United Video Satellite Group, Inc., as the Surviving Corporation of the Merger.

     99.6 Form of Stockholders Agreement between TCI and United Video Satellite Group, Inc. to be entered into at the closing of the Merger.

     99.7 Form of Employment Agreement between Lawrence Flinn, Jr. and United Video Satellite Group, Inc. to be entered into at the closing of the Merger.

     99.8 Form of Registration Rights Agreement between TCI and Lawrence Flinn, Jr., to be entered into at the closing of the Merger.

     99.9 Form of First Addendum and Amendment to Employment Agreement for Roy L. Bliss to be entered into by United Video Satellite Group, Inc. and Mr. Bliss at the closing of the Merger.

     99.10 Form of First Addendum and Amendment to Employment Agreement for Peter C. Boylan III to be entered into by United Video Satellite Group, Inc. and Mr. Boylan at the closing of the Merger.


     (b)      Financial Statement Schedules.

              Schedule I --   Condensed Information as to the Financial Position
              of the Registrant, December 31, 1994; Condensed Information as to the Operations and Cash Flows of the Registrant, Year Ended December 31, 1994 *

              Schedule II -- Valuation and Qualifying Accounts, Years Ended December 31, 1994, 1993 and 1992 *

     -------------------

     * Incorporated herein by reference to the same schedule included as part of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-20421).

     (c)      Reports, Opinions or Appraisals.

              (1) Opinion of Furman Selz Incorporated. (Included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).


     Item 22. Undertakings.

     (a)      TCI hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by TCI pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of TCI's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), TCI undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (6) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 15 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

       (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that (i) such transaction by itself or when aggregated with other such transactions made since the filing of the most recent audited financial statements of TCI would have a material financial effect upon TCI and (ii) the information required to be supplied in a post-effective amendment by this paragraph 8 is not contained in periodic reports filed by TCI pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TCI pursuant to the provisions described under Item 20 above, or otherwise, TCI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TCI of expenses incurred or paid by a director, officer or controlling person of TCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on December 22, 1995.


                              TELE-COMMUNICATIONS, INC.



                              By:     JOHN C. MALONE
                                      --------------
                                      Title:  Chief Executive Officer, President

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                      Title                        Date
      ---------                      -----                        ----

     BOB MAGNESS           Chairman of the Board and        December 22, 1995
----------------------             Director

   JOHN C. MALONE          Chief Executive Officer,         December 22, 1995
----------------------      President and Director
                         (Principal Executive Officer)

   DONNE F.FISHER          Executive Vice President,        December 22, 1995
----------------------      Treasurer and Director
                           (Principal Financial and
                              Accounting Officer)

  JEROME H. KERN                   Director                 December 22, 1995
----------------------

 JOHN W. GALLIVAN                  Director                 December 22, 1995
----------------------

    KIM MAGNESS                    Director                 December 22, 1995
----------------------

  ROBERT A. NAIFY                  Director                 December 22, 1995
----------------------

     TONY COELHO                   Director                 December 22, 1995
----------------------

                                 EXHIBIT INDEX

     Exhibit
     Number                             Description
     ------                             -----------
     2.1        Agreement and Plan of Merger dated as of July 10, 1995 among
                United Video Satellite Group, Inc., TCI and TCI Merger Sub, Inc.
                (Included as Appendix I-A to the Proxy Statement/Prospectus
                which is a part of this Registration Statement).

     2.2 Amendment No. 1 dated as of December 18, 1995, to the Agreement and Plan of Merger. (Included as Appendix I-B to the Proxy
                Statement/Prospectus which is a part of this Registration
                Statement).

     3.1        Restated Certificate of Incorporation of TCI dated August 4,
                1994, as amended on August 4, 1994, August 16, 1994, October 11,
                1994, October 21, 1994, January 26, 1995, August 3, 1995 and
                August 3, 1995. (Incorporated herein by reference to Exhibit
                99.1 to TCI's Current Report on Form 8-K, dated August 10, 1995
                (Commission File No. 0-20421)).

     3.2 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A
                (Amendment No. 1) (Commission File No. 0-20421)).

     4.1        Form of Certificate of Designations of Redeemable Convertible
                TCI Group Preferred Stock, Series G, par value $.01 per share.

     4.2        Form of Certificate of Designations of Redeemable Convertible
                Liberty Media Group Preferred Stock, Series H, par value $.01 per share.

     4.3        Specimen Certificate for Redeemable Convertible TCI Group
                Preferred Stock, Series G, par value $.01 per share.

     4.4        Specimen Certificate for Redeemable Convertible Liberty Media
                Group Preferred Stock, Series H, par value $.01 per share.

     5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered.

     8 Opinion of Holme Roberts & Owen LLC regarding certain Federal income tax matters.

     12         Calculation of Ratios of Earnings to Combined Fixed Charges and
                Preferred Stock Dividends of TCI.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Arthur Andersen LLP.

     23.3       Consent of KPMG Peat Marwick LLP.

     23.4       Consent of KPMG.

     23.5       Consent of KPMG Finsterbusch Pickenhayn Sibille.

     23.6       Consent of KPMG Peat Marwick LLP.

     23.7       Consent of Price Waterhouse LLP.

     23.8       Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

     23.9       Consent of Holme Roberts & Owen LLC (included in Exhibit 8).

     23.10      Consent of Furman Selz Incorporated (included in Exhibit 99.1).

     24         Power of Attorney (included on page II-7).

     99.1 Opinion of Furman Selz Incorporated (Included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

     Exhibit
     Number                             Description
     ------                             -----------
     99.2       Form of Proxy.

     99.3       Form of Form of Election and Letter of Transmittal.

     99.4       Form of Restated Certificate of Incorporation of United Video
                Satellite Group, Inc., as the Surviving Corporation of the
                Merger. (Included as Appendix IV to the Proxy Statement/
                Prospectus which is a part of this Registration Statement)

     99.5       Form of Bylaws of United Video Satellite Group, Inc., as the
                Surviving Corporation of the Merger.

     99.6       Form of Stockholders Agreement between TCI and United Video
                Satellite Group, Inc. to be entered into at the closing of the Merger.

     99.7       Form of Employment Agreement between Lawrence Flinn, Jr. and
                United Video Satellite Group, Inc. to be entered into at the closing of the Merger.

     99.8       Form of Registration Rights Agreement between TCI and Lawrence
                Flinn, Jr., to be entered into at the closing of the Merger.

     99.9       Form of First Addendum and Amendment to Employment Agreement for
                Roy L. Bliss to be entered into by United Video Satellite Group,
                Inc. and Mr. Bliss at the closing of the Merger.

     99.10      Form of First Addendum and Amendment to Employment Agreement for
                Peter C. Boylan III to be entered into by United Video Satellite
                Group, Inc. and Mr. Boylan at the closing of the Merger.